Table of Contents

PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 28, 2018

This Offering Circular Uses Form 1-A Disclosure Format

AMERICAN DIVERSIFIED ENERGY LLC

711 W. 17th Street, Suite D-5

Costa Mesa, California 92627

(949) 258-9842

American Diversified Energy LLC (“American Diversified”, the “Company”, “us” or “we”), a Delaware Limited Liability Company, is offering a Minimum of 80,000 Class A Units of limited liability interest (the “Units”) at $10 per Class A Unit for a Minimum Offering Amount of $800,000 and a Maximum of 5,000,000 Class A Units for a Maximum Offering Amount of $50,000,000. There are no selling Unit Holders in this offering.

The Company, a Delaware limited liability company was formed to acquire alternative energy related real property. In addition to the construction, installation, ownership and operation of a solar facility on the Crescent City Harbor District (“Harbor District”) property, located at 101 Citizens Dock Road, Crescent City, CA 95531 (“Crescent City Harbor” or “Harbor District Property”) that will generate electricity for Crescent City Harbor and its various facilities, capital from investors will be invested into alternative energy income producing projects or value-added income projects. Some of the anticipated income producing projects such as other solar installations, electric charging vehicle stations, and Compressed Natural Gas (CNG) stations should produce a steady revenue stream to the Company.

The proposed offering will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. This offering will terminate when all the Units offered are sold or one-year from the date of qualification. The minimum purchase requirement for any single investment is $1,000 worth of Class A Units (100 Units); however, we can waive the minimum purchase requirement in our sole discretion. If subscription proceeds of at least the minimum offering amount are not deposited with Issuer Direct Corp., as set forth in more detail in the “Plan of Distribution,” on or before the earlier of 12 months following the date of qualification of the offering statement of which this offering circular is a part, or the qualification date, all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the period commencing on the qualification date and ending 12 months thereafter, or the minimum offering period. See “Plan of Distribution” We may engage a member of the Financial Industry Regulatory Authority, or FINRA, as our dealer-manager to offer our Units to prospective investors on a best efforts basis, and our dealer-manager will have the right to engage such other FINRA member firms as it determines to assist in the offering. We expect to commence the sale of our Units as of the date on which the offering statement of which this offering circular is a part is declared qualified by the United States Securities and Exchange Commission. The Company has contracted with Transfer.ly, as its platform for the Offering and the officers and directors of the Company may also directly sell the Units.

At the closing of the minimum offering amount, we intend to commence construction of the solar field at Crescent City Harbor in anticipation of revenue generation for the Company from the sale of electricity to the owners and operators of the Crescent City Harbor, the Harbor District. In addition, if we are successful in raising additional offering proceeds, we intend to acquire other properties.

Investing in our Class A Units involves a high degree of risk. See “Risk Factors” beginning on page 10 of this offering circular for a discussion of the risks that should be considered in connection with your investment in our Class A Units.

Units offered by the Company	Number of Units	Price to Public	Offering Costs (1)	Proceeds to Issuer
Per Unit	1	$10	$1.00	$9.00
Total Minimum	80,000	$800,000	$280,000	$520,000
Total Maximum	5,000,000	$50,000,000	$5,200,000	$44,800,000

(1)	This includes potential Underwriting Discounts and Commissions, as well as the Estimated Offering Expenses.

Generally, if you are not an "accredited investor" as defined in Rule 501 (a) of Regulation D (17 CFR §230.501 (a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution – Investment Limitations.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.

We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the offering circular was filed may be obtained.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this Offering Circular. You should read the entire Offering carefully because this summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular. All prospective investors should carefully review the entire contents of this Offering Circular and the Exhibits, individually and with their own tax, legal and business advisors. This Offering Circular contains forward looking statements and information that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under the caption “Risk Factors” elsewhere in this Offering Circular.

The Company	American Diversified Energy LLC, (the “Company,” “us” or “we”) was organized as a limited liability company under the laws of the State of Delaware on September 23, 2016. The purpose and nature of the business to be conducted by the Company is to acquire alternative energy related real property together with any other property, real or personal, related or incidental. In addition to the construction, installation, ownership and operation of a solar facility on the Crescent City Harbor District (“Harbor District”) property, located at 101 Citizens Dock Road, Crescent City, CA 95531 (“Crescent City Harbor” or “Harbor District Property”) that will generate electricity for Crescent City Harbor and its various facilities, capital from investors will be invested into alternative energy income producing projects or value-added income projects. Some of the anticipated income producing projects such as other solar installations, electric charging vehicle stations, and Compressed Natural Gas (CNG) stations should produce a steady revenue stream to the Company.

The Manager	The Company will be managed by AD Partners LLC, a Delaware limited liability company (the “Manager”), who sole member is Julio Macedo. The address of the Company's, and the Manager’s address and contact information is 711 W. 17th Street, Suite D-5, Costa Mesa, California 92627. Our telephone number is (949) 258-9842 and our fax number is (949) 258- 7247. Our email address is info@AmDivEnergy.com.

The Business of the Company

The Company will (i) purchase, acquire, lease, operate, maintain, own CNG stations, gasoline and diesel stations, solar energy properties, and diversified energy properties, together with any other property, real or personal, related or incidental thereto acquired by the Company at the discretion of the Manager in accordance with the Operating Agreement, directly or through one or more subsidiary entities; and at a time (or times) and for a price and terms as determined by the Manager, in the Manager's sole discretion, sell, exchange or otherwise dispose of any such property (or any portions thereof); (ii) make any other investments in any assets, that the Manager deems, in its sole discretion, to be beneficial to the Company, however he Manager shall use its best efforts to assure that the Company is not deemed to be an "investment company" within the meaning of the Investment Company Act of 1940; and (iii) do all such other actions as may be necessary, appropriate, proper, advisable, desirable, convenient, or incidental to the foregoing and engage in any and all businesses and to do any and all things permitted by a limited liability company under the Delaware Act.

The Offering	The Company is offering a Minimum of 80,000 Class A Units of limited liability interest (the “Units”) at $10 per Class A Unit for a Minimum Offering Amount of $800,000 and a Maximum of 5,000,000 Class A Units for a Maximum Offering Amount of $50,000,000. The minimum purchase requirement for any single investment is $1,000 worth of Class A Units or 100 Units; however, we can waive the minimum purchase requirement in our sole discretion. There are no selling Unit Holders in this offering.

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If subscription proceeds of at least the minimum offering amount are not deposited with our escrow agent, Issuer Direct Corp., as set forth in more detail in the “Plan of Distribution,” on or before the earlier of 12 months following the date of qualification of the offering statement of which this offering circular is a part, or the qualification date, all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the period commencing on the qualification date and ending 12 months thereafter, or the minimum offering period. See “PLAN OF DISTRIBUTION”

We expect to commence the sale of our Units as of the date on which the offering statement, of which this offering circular is a part, is declared qualified by the United States Securities and Exchange Commission (“Commission”). The Company has contracted with Transfer.ly, as its platform for the Offering and the officers and directors of the Company may also directly sell the Units in compliance with Exchange Act Rule 240.3a4-1.

We may engage a member of the Financial Industry Regulatory Authority, or FINRA, as our dealer-manager to offer our Units to prospective investors on a best efforts basis, and our dealer-manager will have the right to engage such other FINRA member firms as it determines to assist in the offering. We have not yet engaged any FINRA members and, if we do, after this offering is qualified, we will file a post-qualification amendment disclosing the change in our plan of distribution.

If we engage a Dealer-Manager, we anticipate paying selling commissions of ten percent (10%) of the offering proceeds, which it may re-allow and pay to participating broker-dealers, who sell Class A Units. Our Dealer-Manager may also sell Class A Units as part of the selling group, thereby becoming entitled to retain a greater portion of the ten percent (10%) selling commissions. Any portion of the ten percent (10%) selling commissions retained by the Dealer-Manager would be included within the amount of selling commissions payable by us and not in addition thereto. Again, should this occur, we will file a post-qualification amendment disclosing the specific terms of such engagement and into a Dealer-Manager Agreement, which will be filed with the SEC as an exhibit to the Offering Statement.

The Company has engaged Issuer Direct to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us orders made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If we do not accept your order, the escrow agent will promptly refund any purchase price transferred via wire transfer. Any Subscription not accepted within ten (10) days after receipt shall be deemed rejected.

The proposed offering will begin as soon as practicable after the Offering Statement and its Offering Circular have been qualified by the Securities and Exchange Commission. This offering will terminate when all the Units offered are sold or one-year from the date of qualification.

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Use of Proceeds

The proceeds from this offering, estimated to be a maximum of $50,000,000 if all 5,000,000 Units are sold, will be used to i) commence the construction, installation, ownership and operation of a solar facility on the Crescent City Harbor District (“Harbor District”) property, located at 101 Citizens Dock Road, Crescent City, CA 95531 (“Crescent City Harbor” or “Harbor District Property” or “Harbor District Premises”) that will generate electricity for Crescent City Harbor (“Harbor Project”); ii) purchase, acquire, lease, operate, maintain, own CNG stations, gasoline and diesel stations, other solar energy properties, electric vehicle charging stations and diversified energy properties, together with any other property, real or personal, related or incidental thereto acquired by the Company at the discretion of the Manager iii) pay brokerage commissions, if any, and organization cost, acquisition costs, other related costs and, iv) for general working capital purposes. See "RISK FACTORS," "SOURCE AND ESTIMATED USE OF PROCEEDS," and "THE BUSINESS OF THE COMPANY."

Risk Factors	Purchase of Units by an investor is speculative, involves a high degree of risk, and is suitable only for investors who have financial resources sufficient to enable them to maintain an investment which has little or no liquidity. There is no trading market for our Units and no assurance that a trading market will develop. Therefore, the Units may not be readily transferable and may be subject to restrictions on transfer and are only suitable for those who are able to bear the risk of loss of their entire investment. See "Investor Suitability," and "Risk Factors."

Suitability Standards

Generally, if you are not an "accredited investor" as defined in Rule 501 (a)  of Regulation D (17 CFR §230.501 (a)) no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)( c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution – Investment Limitations.”

ADE Crescent City LLC

On February 20, 2018, the Company caused to be formed ADE Crescent City LLC, (“ADE Crescent”) under the laws of the State of Delaware, an entity wholly owned by the Company. This entity was formed to be the operating company of the Harbor Project.

The Operating Agreement of ADE Crescent originally provided that ADE Crescent was to be a Manager managed single member Delaware Limited Liability Company, taxable as a disregarded entity. ADE Crescent was to be managed on a day to day basis by its designated officers and by AD Partners LLC, its overall Manager and the Manager of the Company.

The principal purpose of ADE Crescent was to the construct, install, own and operate a solar facility on the Crescent City Harbor District (“Harbor District”) property, located at101 Citizens Dock Road, Crescent City, CA 95531 (“Crescent City Harbor” or “Harbor District Property”) that will generate electricity for Crescent City Harbor and its various facilities and income for the Member(s).

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On December 1, 2018, the Company sold a 75% membership interest in ADE Crescent to Corvette, LLC (“Corvette” or “Class A Member”), a California limited liability company, and the Company retained a 25% membership interest in exchange for a capital contribution of $2,000,000, The $2,000,000 capital contribution was to be used by the Manager to complete the construction of the Harbor District Solar Facility, including obtaining all building permits, paying fees required by governmental agencies, and reimbursement of certain expenses already incurred in the construction of the Harbor District Solar Facility by the Class B Member totaling $400,000.

Since the ADE Crescent Operating Agreement, by its terms, required that if an additional member was admitted, the ADE Crescent Operating Agreement had to be amended to reflect that it was no longer an entity taxable as a disregarded entity.

As part of the sale of the 75% membership interest, the Company entered into an Amended and Restated Operating Agreement (“Restated Operating Agreement”) wherein the Company is the Class B Member and the Manager.

The Crescent City Harbor Project

The Company entered into an agreement (the “Acquisition Agreement”) as of December 14, 2017 with Renewable Energy Capital, LLC, a Florida limited liability company, (“Renewable Energy”) for the transfer of, assignment of, and acquisition of, a Solar Energy and Power Purchase and License Agreement (“Crescent PPA”) entered into by and between Renewable Energy and the municipal entity, the Crescent City Harbor District (“Harbor District”).

The Acquisition Agreement by the Company and Renewable Energy provides that Renewable Energy would assign and transfer to the Company all of its right title and interest in the Crescent PPA in exchange for the following:

The Company was to pay Renewable Energy a total of Three Hundred Thousand Dollars ($300,000) for the Crescent PPA and the Project Assets and Obligations associated therewith.

In conducting further due diligence, the Company determined that the Crescent City Harbor facilities, at the outset, may only be able to accommodate ½ Mega-Watt installation, so the Company and Renewable Energy entered into an Addendum to the Acquisition Agreement (“Addendum”) on December 14 to provide a $150,000 payment for each ½ MW Phase.

On January 16, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-1") assigning the Crescent PPA to the Company, as Financing Institution.

On May 1, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-2") assigning the Crescent PPA to the ADE Crescent. As of May 8, 2018, the Company has paid Renewable Energy the full One Hundred Fifty Thousand Dollars ($150,000), as agreed.

Further, the Company acknowledged that the remaining $150,000 due under the Acquisition Agreement would become due and payable when the Company was satisfied that the additional ½ mega-watt could be installed at the Harbor District Property.

On June 11, 2018, the Company and Renewable Energy entered in to Addendum Two to the Acquisition Agreement (“Addendum Two”). Addendum Two provides that the Company would  pay the remaining $150,000 due under the acquisition Agreement as follows: $50,000 was paid upon execution of Addendum Two; $50,000, would be paid 30 days after execution; and, $50,000  would be paid 60 after execution.  In consideration of the Company’s expediting payment of the remaining balance, Renewable Energy also released the Company from all past and future liabilities to Renewable Energy, whether known or unknown and relinquished any claim to extended and future business of the Company. The Company the made the remaining $50,000 payment on August 11, 2018. As of August 11, 2018, the Company has paid Renewable Energy $300,000, the full contract price.

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The Crescent City Premises License

As part of the Power Purchase Agreement (“PPA”) the Harbor District agreed to license a portion of Harbor District Premises located at 101 Citizens Dock Road, Crescent City, California 95531.

ADE Crescent is required to pay the Harbor District an annual License Fee of $20,000 per Mega Watt per year for Twenty-Five years for a total of $500,000 for a 1 Mega Watt installation. The License Fee will be reduced by the cost of the roof upgrades. The License Fee is due and payable as a single lump sum payment five business days after the Commercial Operation Date (COD).

Accordingly, ADE Crescent will be required to pay a license fee of $500,000 after completion and commencement of operation of a 1 Mega Watt installation. The Company anticipates that there may further expansion to a total of 1.5 Mega Watts, at a much later date, also requiring a lump sum payment of $250,000 license fee for the additional ½ Mega Watt.

The Power Purchase Agreement with The Crescent City Harbor District

Effective November 17, 2017, Renewable and the Harbor District entered into a Power Purchase Agreement. As discussed above, that PPA was assigned to ADE Crescent on May 1, 2018. The agreements provide that the Harbor District will purchase electrical energy generated by the ADE Crescent on the Harbor District Premises.

The Company anticipates generating $14,447 income per month or a total of $173,733 the first year, escalating to $23,285 per month or $270,561 per year by the 25th year. It is estimated that over the 25 years, the Company will have received total net energy income of $5,216,363 from the sale of energy and $703,795 from the sale of green energy credits, for total $5,920,787 from the Harbor District Property, representing an approximate 19.4% internal rate of return.

The Power Purchase Agreements gives the Harbor District the option to purchase the Company’s Solar Facility located on the Harbor District Premises on the 25th anniversary of the Commercial Operation Date and the anniversary of any extension for Fair Market Value, as determined by a nationally recognized appraiser agreed to by the parties.

The Harbor District Solar Facility will have net metering and it is anticipated that the Company will only have an Interconnect Agreement with Pacific Power and not a Power Purchase Agreement with Pacific Power to sell this electricity into their Grid.

On December 5, 2018, the Harbor District executed Amendment No. 1 to the Crescent PPA. Amendment No. 1 provided that, Paragraph 5.1 of Crescent PPA is hereby amended to and provides that ADE Crescent will cause installation of the System to be completed and to cause the System to begin Commercial Operation on or before December 31, 2019 instead of the December 31, 2018.

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The Operating Agreement

The Operating Agreement of the Company, which is attached as Exhibit 2.2 to the Offering Statement, generally governs the relations among the Company’s investors as well as their duties and obligations relating to the control of the business and affairs of the Company, its liquidation, dissolution and termination.

The following statements are intended to be a summary only of certain provisions of the Operating Agreement and, since they do not purport to be complete, are qualified in their entirety by their reference to the Operating Agreement itself.

The Operating Agreement has been entered into by and between the Company and AD Partners LLC, a Delaware limited liability company, the Manager, holder of Class E Units and the Original Member and such other persons who may be as Class A Members, pursuant to the Delaware Limited Liability Act (the "Delaware Act" or the “Act”)

All decisions with respect to the management of the Company will be made exclusively by the Manager. Except for certain limited rights requiring a vote of the Members, Members will have no right or power to take part in the management of the Company. Prospective investors should study the Operating Agreement carefully before making any investment decision regarding a potential purchase of Units.

Cash available for distribution generally will be distributed among the Class A and Class E Member(s) (Manager).

Class A and Class E Membership Interests	"Class A Membership Interests" mean the Membership Interests of the Company which shall be identical in all respects to the Class E Membership Interests, except that holders of Class A Membership Interests shall have limited voting rights and, shall be entitled to the Preferred Return. The Class A Membership Interest shall be represented by Class A Units. Class E Members will have an equity interest and shall not be entitled to a Preferred Return and the Class E Membership Interest will be held by the Manager and/or affiliates of the Manager. The Company further reserves the right to reject any subscription by any investor.

Preferred Return

Class A Members’ "Preferred Return" is an annual cumulative non- compounded return of 5% on your adjusted capital contribution to the Company, calculated from the date you are admitted to the Company. To the extent you have not already received your Preferred Return through previous distributions, such Preferred Return will cumulate but will not bear interest.

Your "adjusted capital contribution" is based on a subscription price of $10 per Unit, regardless of the actual amount you paid for your Units as described in the "Operating Agreement.”

The Company's distributions to you and other Members, on an annualized basis, may be lower than the Preferred Return. The Preferred Return is not, nor should it be construed as, an indication or guarantee of the annual cash distributions or returns you should expect from the Company. Rather, the Preferred Return is a provision that subordinates the Manager's receipt of its percentage share as Manager to the Preferred Return.

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Distributions

To the extent that the Manager determines that a distribution will be made, in its sole and absolute discretion, the Company will make distributions in the following order of priority:

(i)  First, to the Class A Members until the Class A Members have each received distributions from the Company, equal to the Class A Members' respective Preferred Return in preference to the all other Classes of Units payable when and if declared by the Board of Managers (the "Board"). The Preferred Return will be cumulative, without interest, from the date of issuance and payable quarterly on May 15, August 15, November 15 and February 15 of each year, commencing upon issuance.

(ii)  In any given year, once the Class A Members have received distributions from the Company equal to the Class A Member’s Preferred Return and any unpaid cumulative Preferred Return as to Class A Members, then 50% of any distribution shall be distributed on a pro rata basis to Class A Members in accordance with the Members' respective initial Capital Account and 50% shall be distributed pro rata to the Class E Members.

(iii)  This pro rata 50% distribution to Class A Members and 50% distribution to the Class E Member(s) shall continue until the Class A Members' respective Adjusted Capital Contribution to the Company has been reduced to zero,

(iv)  thereafter, 100% shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

(v)  With respect to payment of distributions upon liquidation, dissolution, or winding up, after payment of any unpaid cumulative Preferred Return, the Class A Units will participate ratably with the Class E Units in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

Distributions will be made to investors in proportion to the number of Units investors own as compared to all our Units that are then issued and outstanding.

Asset Management and Property Management	The Manager will be responsible for providing services as both an asset manager and a property manager. However, the Manager, in its sole and absolute discretion, will likely interview both local managers, hire affiliates, and/or third parties to perform asset management and property management functions for the Company. See "Compensation and Fees."

Acquisition Fee	The Manager or its affiliates will receive an acquisition fee in the amount of 3% of the gross purchase price of any property and non-accountable expense reimbursement for services provided and expenses incurred in the identification, negotiation, financing and acquisition of the Properties from the Sellers.

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Disposition Fee	The Manager or its affiliates will receive a disposition fee of 3.0% of the sales price paid for the Property, for services rendered in the marketing and sale of the Property (the "Disposition Fee"), of which the Manager will pay all real estate commissions due to unaffiliated parties. Payment of all Disposition Fees to the Manager will be made prior to liquidation of the Company and it will not be contingent upon receipt by the Members of their Preferred Return and their respective return of capital.

The Amended and Restated Operating Agreement of ADE Crescent City LLC

The Amended and Restated Operating Agreement of ADE Crescent City LLC (“Restated Operating Agreement, which is attached as Exhibit 2.5 to the Offering Statement, generally governs the relations among the Members as well as their duties and obligations relating to the control of the business and affairs of the ADE Crescent, its liquidation, dissolution and termination.

The following statements are intended to be a summary only of certain provisions of the Restated Operating Agreement and, since they do not purport to be complete, are qualified in their entirety by their reference to the Restated Operating Agreement itself.

Formation and Name; Office; Purpose; Term	The Formation, Name, Office Location, Term and Purpose of ADE Crescent were affirmed in the Restated Operating Agreement. Additionally, the Class B Member/Manager provided representations and warranties concerning the bona fides of the Crescent PPA and Amendment No. 1 to the Crescent PPA.

Members; Capital; Capital Accounts

Corvette, the Class A Member, received a 75% membership interest in exchange for a capital contribution of $2,000,000, The $2,000,000 capital contribution was to be used by the Manager to complete the construction of the Harbor District Solar Facility, including obtaining all building permits, paying fees required by governmental agencies, and reimbursement of certain expenses already incurred in the construction of the Harbor District Solar Facility by the Class B Member totaling $400,000.

Capital Contribution of the Class B Member includes all of its right, title and interest in and to the Harbor District Solar Facility and an amount equal to the License Fee or $500,000, (as defined in the Crescent PPA), within 5 days after the Commercial Operation Date. The Members will not be required to contribute any additional capital to ADE Crescent, and no Member will have personal liability for any obligation of the ADE Crescent except as set forth in the Restated Operating Agreement.

Profits, Loss, and Distribution	The profits, losses and distribution shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest or 75% and 25% of the whole.

Management: Rights, Powers, and Duties	The Company, as Class B Member has been appointed as the Manager. The Manager has the responsibility and authority for the day to day management and operation of the business and affairs of the Company in accordance with the Operational Plan and Project Budget, for implementing all Major Decisions that have been Approved by the Members.

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Decisions Requiring Approval of the Members.	No act can be taken, sum expended, decisions made or obligations incurred by the Company or Manager with respect to a matter outside the scope of the Operational Plan. Any action constituting a Major Decision can only be taken after the Manager has received the Approval of the Members. The Major Decisions are extensively defined in the Restated Operating Agreement. See, Summary of the Amended and Restated Operating Agreement of ADE Crescent.

Approval of the Members	Each Member shall be given ten (10) days written notice of any contemplated act of the concerning the matters referred to as a Major Decision. Such notice shall state that the Members shall have the right to vote on such matter and shall request that each Member express approval or disapproval of the respective act in writing within ten (10) days of the date the Member is deemed to have received said notice. No matter being voted on can be approved without the vote of approval of the Class A Member.

Removal of Manager

The Class B Member cannot be removed as Manager, without written consent of the Class B Member; however if Class B Member commits an act involving gross negligence, fraud, misappropriation, willful misconduct or waste in connection with any of its obligations under the Restated Operating Agreement then the Class A Member has the right to remove the Class B Member as Manager following adjudication, by delivering written notice of the Class A Member’s election to remove the Class B Member as Manager.

Upon the removal of the Class B Member as Managers, (A) Class B Member will no longer serve as Manager, and, (B) the Class A Member may terminate, in its sole and absolute discretion, any contracts or agreements entered into between the ADE Crescent and the Company/Class B Member.

The Restated Operating Agreement is ambiguous as to whether the right of the Class A Member’s to terminate Contracts, includes the right to terminate the Company’s interest in the Restated Operating Agreement. In the very next Paragraph of the Restated Operating Agreement, the Class A Member has the sole and absolute right to designate the replacement manager; however, any amendment or change of the duties of the replacement manager requires the vote of the Class B Member, which seems to indicate that the right to terminate contracts of the Class A Member does not extend to the Company’s interest under the Restated Operating Agreement.

Liability of the Members	No Member shall be required to make any additional capital contributions beyond the initial capital contribution. Additionally, the Restated Operating Agreement provides that no Member will be personally liable for any debts of, or for any losses of the ADE Crescent beyond his or her capital contribution. The debts, obligations and liabilities of the ADE Crescent, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the ADE Crescent, and no Member or Manager shall be obligated personally for any such debt, obligation or liability solely by reason of being a Member or Manager

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RISK FACTORS

This offering involves a high degree of risk. In addition to the other information set forth in this Offering Circular, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the Units of the Company.

Prospective investors should be aware that an investment in Units of the company’s Class A Units involves a high, and sometimes speculative, degree of risk, and is suitable only for persons or entities who are able to evaluate the risks of the investment. An investment in our Class A Units should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully read this offering circular prior to making a decision to purchase Class A Units.

This Offering Circular contains certain forward-looking statements that involve risks and uncertainties, such as statements of the company's plans, objectives, expectations and intentions. When used in this Offering Circular, the words "expects," "anticipates," "intends" and "plans" and similar expressions are intended to identify certain of these forward-looking statements. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular. The Company's actual results could differ materially from those discussed in Offering Circular.

Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Offering Circular.

Risk Factors Related to Investing in a Diversified Energy Limited Liability Company

The Company's Success Depends on Performance of the Manager

The Company's ability to achieve its investment objectives and to pay Distributions is dependent upon the performance of the Manager in: a) selecting an appropriate property or asset to acquire; b) overseeing third party service-providers during formation of the Company and due diligence for each property or asset; c) overseeing local property managers, construction contractors, professionals, and suppliers during property/asset operations; d) finding and determining appropriate financing arrangements for acquisition and/or refinance of Company property or assets; e) managing the Company in accordance with its Limited Liability Company Agreement on behalf of its Members in such a manner as to produce cash flow and/or equity on resale; and f) selecting the appropriate methods to market and dispose of its Properties; etc. The Manager will rely the assistance of professional team members to attempt to accomplish these tasks in a manner that meets the Investment Objectives of the Company.

The Manager May be Unable to Retain Key Personnel

A loss of key personnel of the Manager, or contractor personnel integral to operation of the property or assets during the course of business of the Company could have a detrimental effect on the Company. The Manager will attempt to develop relationships with alternative, local service providers in the event of termination or failure of its team members to perform as anticipated. Further, the Manager may hire its own employees and/or an Affiliate to provide such services at rates commensurate with local providers, if acceptable service providers are not available in the marketplace. In the event the Manager itself is unable to perform as required, the Manager may hire and/or form an Affiliate to whom it can delegate one or more of its duties to the Members as described in the Agreement.

The Manager May Only Be Removed Under Limited Circumstances

The Manager may not be removed as manager absent the vote of super-majority of the Members. Accordingly, prospective Investor should not purchase any Units unless such prospective Investor is willing to entrust all aspects of management of the Company to the Manager and with the understanding that the Members will have limited rights to remove the Manager and, even if removed, the Manager will retain substantial ownership and financial interests.

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Members' Actions Could Jeopardize Their Limited Liability

The liability of each Member will be limited to their investment in the Company assuming compliance with the laws of each jurisdiction where the Company operates and assuming compliance with the Agreement and observation of applicable formative and qualification requirements for a limited liability company in Delaware. However, if a Member participates in the control of the business of the Company or acts outside its authority as a Member in such a way that binds the Company, such Member may be held liable for Company obligations or to the same extent as the Manager in certain circumstances.

Lack of Loans from the Members or Manager

In the event of a lack of capital and the unavailability of third party borrowing, the Agreement establishes the process by which Members or the Manager can make a loan to the Company. There is no certainty that either the Manager or any of the Members will consent to make a loan to the Company, and the Manager may determine that loans made by Members or the Manager will be repaid before any Cash Distributions are made.

We Have No Operating History and Limited Capitalization

We were organized in September 2016 for the purpose of engaging in the activities set forth in this offering circular. We have no history of operations and, accordingly, no performance history to which a potential investor may refer in determining whether to invest in us. While we will engage in this offering to raise capital, we will nonetheless have limited capitalization. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by new ventures, including our reliance on the Manager and its key personnel and affiliates and other factors. The Manager believes that the risks associated with real estate energy investing can be reduced by diversifying among multiple Investments. However, there is no assurance that any attempts by the Manager to diversify will reduce the potential for the company to incur losses. A significant financial reversal for the Manager or its affiliates could adversely affect the ability of the Manager to satisfy its obligation to manage the Company.

Lack of Capital Could Inhibit Meeting Company Objectives

There is a risk that the amount of capital raised in this Offering will be insufficient to meet the investment objectives or operational requirements of the Company. Alternatively, the maximum number of Units may be sold, but improvement or operation costs may be more than expected. In either case, a reduction in the amount of funds available could decrease the cash available for Distribution to Members. If there is a shortage of capital, the Manager will use its best efforts to obtain funds from a third party. Obtaining funds from a third party may require an increase in the amount of financing the Company will be obligated to repay. In addition, there is no certainty that funds from a third party will be available at a reasonable cost, requiring a capital call from all Members if approved by a Super-Majority of Interests or to sell additional Interests, which could dilute the Interests of the Members. If the Manager or requisite Members do not approve such a vote, the Manager's only recourse would be to provide an Advance of its own funds or obtain a loan from a Member or a third party, which may or may not be available on terms advantageous to the Company.

Risk of Not Receiving Any Distributable Cash

Cash flow Distributions will only be available to the extent there is cash flow from the operations, refinancing or sale of the properties and assets. Additionally, even if there is cash flow from the properties, the Manager of this Company in its sole discretion, may cause the Company, to retain some or all such funds for working capital purposes. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members. It is possible that the Company will not achieve any Distributable Cash and that the Members may not receive any Cash Distributions or return on their investment at all.

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Special Risks for Investors Who Acquire More Than 20% of the Equity Interests

Such Investors May Be Subject to the Bad Actor Provisions of Rule 262 of Regulation A, Rule 262 pertains to Investors ("covered persons") who acquire more than twenty percent (20%) of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such Investors have been subject to certain "disqualifying events" (as defined by the SEC), they are required to either: a) disclose such events to other Investors (if they occurred before June 19, 2015); or b) own less than twenty percent (20%) of the voting ( equity) Interests in the Company (if they occurred after June 19, 2015), and c) and they may not participate in management or fund raising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Investors, securities violations, fraud, or misrepresentation.

Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Interests in the Company (or ensure that the Interests they acquire are non-voting), and b) abstain from participating in management or fund- raising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

Investors Not Represented by Manager's Counsel

The prospective Investors as a group have not been represented by independent counsel in connection with the formation of the Company or this Offering. These Offering documents, including this Offering Circular, the Operating Agreement, and the Subscription Agreement, and any amendments thereto have been prepared by counsel for the Manager and such counsel owes no duties of any kind to any other Members of the Company.

Risk of Being Classified as an “Investment Company”

The Investment Company Act of 1940, as amended, generally prohibits an issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of government securities and cash items) on an unconsolidated basis, from offering for sale, selling, delivering after sale, purchasing or acquiring any security or interest in a security by any means or instrumentality of interstate commerce, or engaging in any business in interstate commerce, unless such issuer registers with the Securities and Exchange Commission as an investment company. The Manager believes that the Company is, and intends to remain, primarily engaged in businesses other than investing, reinvesting, owning, holding or trading in securities. Because of similarities between the Company and companies within the definition of "investment company," the Manager intends to take such actions as may be necessary so that the Company will not become an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended). If a determination were to be made that the Company is an investment company, such determination could have material adverse effect on, among other things, the Company's offer and sale of units of membership interest in the Company and operation of its business, and may subject the Company to registration and reporting requirements pertaining generally to investment companies, as well as possible sanctions imposed by the Securities and Exchange Commission. The Manager does not intend to register the Company under the Investment Company Act of 1940, as amended, as an "investment company."

Conflict of Interest

The Company is subject to various potential and actual conflicts of interest arising out of its relationship with its Manager and/or affiliates of the Company and its Manager: transactions with affiliates of the Manager or the Company and/or such other persons and entities; the payment of substantial sums from the proceeds of this offering to such affiliates; and, competition for the time and services of the Manager, agents, employees, and affiliates with other projects or businesses that they run.

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Limited Full-Time Employees and Staff

Assuming successful completion of this Offering, we intend to hire necessary support staff and will hire, as and when needed, such management, support personnel, independent consultants, as it may deem necessary for the purposes of its business operations and the Manager. There can be no assurance that the Company and its Manager will be able to recruit and hire required support personnel under acceptable terms. The Company's business would be adversely affected if it were unable to retain required personnel.

Dealings with the Company

The Manager controls the business and affairs of the Company. Consequently, the Manager will be able to control its own compensation and to approve dealings, if any, by the Company with other entities with which the Manager is also involved. Although the Manager intends to act fairly and in full compliance with its fiduciary obligations, there can be no assurance that the Company will not, as a result of the conflict of interest described above, sometimes enter into arrangements under terms less beneficial to the Company than it could have obtained had it been dealing with unrelated persons.

Limitation of Liability of the Manager and Affiliates

The Manager will have limited liability for breach of fiduciary duty and for (i) any breach of the duty of loyalty to the Company or its Unit holders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iii) any transactions from which the Manager and its Affiliates derived an improper personal benefit.

Risks Relating to the Company Structure

Investors Have Limited Control over the Company. The Manager is solely responsible for the operation and management of the Company. The Investors have no right to participate in the management of the Company or in the decisions made by the Manager. Even though the Investors might be canvassed prior to the Manager entering into a binding contract, and even though the Manager might take the opinions of the Investors concerning operation of the Company into account in good faith, the Manager is under no obligation to make its decisions in accordance with the wishes of the Investors. The Manager, since he is also a Member may only be removed by a Super Majority vote of holders of Class A Units for cause. The Investors have limited voting rights that require a super majority vote or in some cases a unanimous vote. The Manager, as a Unit Holder has voting rights and could block any vote required to be unanimous.

Limited Duties of Manager

The Manager does not owe any duties to the Investors other than those provided for in the Operating Agreement. The Operating Agreement provides that the Manager is individually answerable for their actions to the Investors only if, inter alia, the Manager engages in willful misconduct or gross negligence.

Dilution

From time to time, the Manager is permitted to raise the authorized capital of the Company and to cause the Company to create additional membership interests, having such rights and preferences to Company profits, losses and/or capital, and to sell such additional membership interests, to such person or persons and upon such terms and conditions, as the Manager may determine in its sole discretion. There is no requirement that Manager first offer the existing Members the opportunity to purchase their pro rata share (based on their relative ownership of Company interests) of such additional membership interests before the Company may sell them to anyone else. Should the Manager exercise such right and authority and cause the Company to create and sell additional membership interests at any time or from time to time in the future, the investors' interest in the profits, losses or capital of the Company may be reduced, diluted and/or subordinated. The Manager does not need the consent of any Member to raise the authorized capital of the Company and/or to create or sell additional membership interests and may do so at a time when the Members are unable to purchase the same.

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Risks Related to Ownership of Our Class A Units

Future Sales of Our Class A Units in the Public Market or the Issuance of Other Equity May Adversely Affect the Market Price of Our Class A Units.

If a trading market develops, sales of a substantial number of Class A Units or other equity-related securities in the public market could depress the market price of our Class A Units and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Class A Units or other equity-related securities would have on the market price of our Class A Units.

The Price of Our Class A Units May Fluctuate Significantly.

If a trading market develops, our trading price of our Class A Units may fluctuate significantly in response to many factors, including:

☐	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

☐	changes in our earnings estimates or those of analysts;

☐	publication of research reports about us or the energy related real estate industry or sector in which we operate;

☐	increases in market interest rates that lead purchasers of our Units to demand a higher dividend yield;

☐	changes in market valuations of companies similar to us;

☐	adverse market reaction to any securities we may issue or additional debt it incurs in the future;

☐	additions or departures of key management personnel; actions by institutional stockholders;

☐	speculation in the press or investment community; continuing high levels of volatility in the credit markets;

☐	the realization of any of the other risk factors included herein; and general market and economic conditions.

The Availability and Timing of Cash Distributions Is Uncertain.

Our Manager will determine the amount and timing of any distributions. In making such determinations, our Manager will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements and applicable law. We intend over time to make regular quarterly distributions to holders of Units. However, we bear all expenses incurred by our operations, and the funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to Unit holders. In addition, our Manager, in its discretion, may retain any portion of such cash for working capital. We cannot predict the amount of distributions we may make, maintain or increase over time.

There are many factors that can affect the availability and timing of cash distributions to Unit holders. Because we may receive income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

While we intend to fund the payment of quarterly distributions to holders of Units out entirely from distributable cash flows, we may fund quarterly distributions to its Unit holders from a combination of available net cash flows, and proceeds from borrowings. In the event we are unable to consistently fund future quarterly distributions to Unit holders entirely from distributable cash flows, the value of our Class A Units may be negatively impacted.

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An Increase in Market Interest Rates May Have an Adverse Effect on the Market Price of Our Class A Units and Our Ability to Make Distributions to its Unit Holders.

One of the factors that investors may consider in deciding whether to buy or sell Class A Units is our distribution rate as a percentage of our Unit price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on Units or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of our Class A Units. For instance, if interest rates rise without an increase in our distribution rate, the market price of Units of our Class A Units could decrease because potential investors may require a higher distribution yield on our Class A Units as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we may have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its ability to service our indebtedness and make distributions to our Unit holders.

Best Efforts Offering

This Offering is being made on a "best efforts" basis. No commitment exists by anyone to purchase all or any part of the Units being offered hereby. The Manager agrees to use its best efforts to offer the Units to the public. This is contrasted to a "firm commitment" offering in which an underwriter purchases the issuer's securities offered for their own account, at a discount from the public offering price, and thereafter resells them to the public. (see "Plan of Distribution").

There Are No Commitments to Purchase Any of the Units.

No entity, including any broker, dealer, officer, or director has any obligation to purchase any of the Units. Consequently, we cannot give you any assurance that any or all the Units will be sold. (See, “Plan of Distribution.”)

We May Become Subject to Reporting and Other Requirements of the Securities Exchange Act of 1934 Which Would Cause Us to Incur Substantial Additional Costs as a Reporting Company. Avoiding Such Requirements Will Cause Limitations on Transferability of Our Units and May Not Be in Investors’ Best Interest.

Notwithstanding that we are not registering the Units for issuance under the Securities Act of 1933, we may, nonetheless, become subject to obligations under the Securities Exchange Act of 1934. These obligations would include filing annual, periodic and other current event reports under the Securities Exchange Act, including Forms 10-K, 10-Q, and 8-K. Additionally, we would be required to solicit proxies for our membership meetings in compliance with the rules of the Securities and Exchange Commission including delivery of proxy statements. We would be subject to substantial additional obligations pursuant to the Sarbanes-Oxley Act and would be subject to numerous other requirements. Such requirements are designed to provide investors with information and to otherwise help protect investors’ interests. We have elected to attempt to avoid registration under such acts because we believe the costs of complying with those requirements would outweigh the benefit to investors of such compliance. If we were to have 2000 members or 500 members who are unaccredited investors, we will likely be required to register under the Securities Exchange Act of 1934 and incur such costs.

As a means of avoiding such requirement to register, we intend to take a number of actions including, without limitation, the following: we intend, in determining which subscriptions to accept in this offering, to generally accept subscriptions from investors offering to purchase larger numbers of our Units in order to minimize the number of investors; we intend to restrict transfer of our Units to the maximum extent possible; and we will actively consider repurchase of our Units in the future in order to reduce the number of holders if funds are available.

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Disallowance of State and/or Federal Exemption from Registration or Qualification

These Units are being offered in reliance on an exemption from registration pursuant to Regulation A, and an exemption from qualification pursuant to state securities laws. There can be no assurance given that the exemption for the Units offered herein will not be disallowed by state securities regulators and/or the United States Securities and Exchange Commission. There can be no assurance given that such state and/or federal regulators will deem this offering to be integrated with any previous or subsequent offering requiring registration of these Units. Should the exemption from registration and/or qualification be disallowed, the Company may be required to offer rescission to all purchasers of Units and cause the Units offered herein and those previously offered and sold to be registered and qualified.

Purchasers of the Units Will Experience Immediate and Substantial Dilution in the Net Tangible Book Value of the Units.

Purchasers of Units in this Offering may have paid a higher price for their respective interests in the Company than did all the earlier purchasers of Units and the Units will accordingly have a lower net tangible book value than the purchase price immediately upon completion of this Offering.

Possible Loss of Entire Investment

Prospective investors should be aware that if the Company is not successful in its endeavors, their entire investment in the Company could become worthless. Even if the Company is successful in its programs there can be no assurance that investors will derive a profit from their investment.

Financial Burden on Investors

The Manager acquired an interest in the Company at a cost substantially less than that which the investors in this Offering will pay for their Units. However, almost all the financial risk of the Company's proposed activities will be borne by the investors who purchase Units in this Offering, while Manager and its affiliates stand to realize benefits from significant securities ownership, the payment of a portion of the proceeds in salaries, and other compensation (see "Use of Proceeds" and "Conflicts of Interest").

Discretion in Application of Proceeds

To accommodate changing circumstance, the Manager may reallocate the proceeds of this offering among the purposes specified in the section of the Offering Circular captioned "USE OF PROCEEDS." In addition, a substantial portion of the proceeds of this offering will be used for a draw against the value contributed by affiliates of the Manager in acquiring the Property. Accordingly, the Manager will have broad discretion in the application of the proceeds of this offering. (See "Use of Proceeds").

Our Securities May Be Traded on the OTC Market with Limited Volume and Liquidity.

The OTC Market is not a stock exchange and has limited quoting requirements for issuers or for the securities traded. Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market and other NMS trading platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on the OTC Markets. As a result, trades of the Company’s securities on the OTC Markets may not be at prices that represent the national best bid or offer prices of securities that could be considered similar securities.

We may apply to quote the Company’s Units on the OTC, but the Company’s securities will not be eligible for quotation if the Company is not current in the Company’s filings with the Securities and Exchange Commission.

As a potential OTC company, the Company is required to remain current in the Company’s filings with the SEC for Units to be eligible for quotation over-the-counter. In the event that the Company become delinquent in the Company’s required filings with the Securities and Exchange Commission (“SEC”), quotation of the Company’s Units may be terminated following a grace period if the Company does not make the Company’s required filing during that time. If the Company’s Units are not eligible for quotation on the over-the-counter bulletin board, investors in the Company’s Units may find it difficult to sell their Units.

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Risks Related to Owning Real Estate

General Real Estate Risks

Factors which could affect the Company's ownership of income-producing Property might include, but are not limited to, any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing Property, local economic factors which could result in the reduction of the fair market value of a Property, uninsured Losses, significant unforeseen changes in general or local economic conditions, inability to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a Property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities. Furthermore, there could be a loss of liquidity in the capital markets.

Liability for Environmental Issues

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a Property. These damages and costs may be substantial and may exceed and insurance coverage the Company has for such events.

The Manager will attempt to limit exposure to such conditions by conducting due diligence on each Property, however, all or some of these conditions may not be discovered or occur until after such Property has been acquired by the Company.

Uninsured and Under Insured Losses; Availability and Cost of Insurance

The geographic area in which the various energy related properties are located may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, tornadoes, snowstorms and earthquakes. To the extent possible, the Manager will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

All decisions relating to the type, quality and amount of insurance to be placed on the various energy related properties will be made exclusively by the Manager. Certain types of losses, generally of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods) may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of a Property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the properties after the properties have been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the properties.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company.

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Federal, State and Local Regulations

There is a risk of a change in the current Federal, State and Local regulations as it may relate to operations of an energy related property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

The Manager will attempt to limit exposure to such circumstances by conducting due diligence on each energy related property prior to acquisition, however, some of these changes are unforeseeable and may not be discovered or occur until after such Property has been acquired by the Company.

Lack of Liquidity

Real estate investments generally lack liquidity compared to other investment opportunities, as the primary means to recover a Member's investment in real estate is on refinance or resale of the real estate, which likely won't be feasible until some passage of time and operational history has accrued. This lack of liquidity may limit the Company's ability to return Capital Contributions to the Members until all Company Property is refinanced or sold.

The Manager may allow a Member who needs to liquidate to transfer its Interest to another buyer, however the price an Investor may receive for early liquidation may be significantly less than its original investment and may also have adverse tax consequences. Consequently, an Investor should be prepared to leave their Capital Contribution with the Company until all Properties owned by the Company are sold.

Risks Related to an Energy Related Properties Acquired by the Company

Due Diligence May Not Uncover All Material Facts

It is possible that the Manager will not discover certain material facts about the properties it acquires, because information presented by the sellers may be prepared in an incomplete or misleading fashion, and material facts related to the properties may not be discovered or occur until after acquisition.

The Manager will employ appropriately licensed (where applicable) or other local professional property managers, inspectors, appraisers, surveyors, contractors, and/or other consultants as it deems necessary to assist in its due diligence efforts to obtain and verify material facts regarding the Properties, prior to acquisition.

The Company May Use leverage

The Company's objectives include the possible use of institutional financing in the acquisition and possible refinancing of its properties. The Company's use of leverage increases the risk of an investment in the Company, as it is possible that the income from its properties in any month will be inadequate to make the monthly debt service required on all the Loans against its properties. If the Company is unable to make the required financing payments on its properties, a lender could foreclose and some or all the Company's investment in a property could be lost.

The Manager anticipates that proposed mortgages for individual Properties will have an average loan to value ratio of sixty-five to seventy percent (65%- 70%) of the value of the each of the Properties and will typically have balloon payments due five (5) to ten (10) years following the closing on each Property. The interest rate on the loans will typically be will fixed, up to seven percent (7%) annually. The Company may refinance some or all its properties prior to expiration of the initial loan terms in lieu of resale. The monthly payments will generally be based on an amortization schedule ranging from fifteen (15) to thirty (30) years.

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Because of balloon payments, to avoid a default, the Company must either: repay the principal, refinance the mortgage on or before the maturity date, or sell each property. No assurance can be given that the Company will be able to repay the principal or refinance a mortgage on one or more of its Properties at or prior to their maturity date, and no assurance can be made that the Company will be able to refinance any loan at an interest rate that is comparable to the current interest rate or on favorable terms in the future.

Mortgages typically contain customary covenants such as those that limit the Company's ability, without the prior consent of the lender, to further mortgage a Property or to discontinue insurance coverage. The loans may include additional restrictions on such things as debt service coverage ratios, which the Company will have to maintain. The Company's continued ability to borrow against a Property is subject to compliance with these financial and other covenants. In addition, failure to comply with such covenants could cause a default under the applicable debt agreement, which would then require such debt to be repaid with capital from other sources.

There is also the risk that at the time of sale of a Property, the sales proceeds will be less than the amount needed to pay off the total remaining balance of any financing on it at that time and, as a result, some or all the Company's investment in that Property could be lost. If, at the end of the term of the loan, a Property cannot be sold or refinanced such that the proceeds generated will allow the loan to be paid off and the Property could be lost to the lender in a foreclosure action, the Members could suffer a total loss of all the capital invested in that Property.

The Property May Not Yield Anticipated Results

One or more Properties may fail to perform as the Manager anticipated in analyzing each investment. Further, the Manager's estimates of the cost of renovating and redeveloping a Property may prove inaccurate. The financial projections for a specific Property contemplated for purchase will be based on the Manager’s analysis of the market for that particular energy related property in that region. There can be no assurances that the Company will be able accurately analyze the energy related properties in a particular region.

Lack of Reserves or Working Capital

A portion of the proceeds of this Offering will necessarily be set aside for Working Capital and Reserves, and therefore, will not be available for investment. It is possible that expenses of acquisition, holding, and resale of the energy related properties it acquires will exceed the Reserves or Working Capital the Manager has set aside for the Company such that additional capital will be needed to conduct the Company's business, requiring a possible capital call or an Advance from the Manager or one or more of the Members, or obtaining additional outside financing. While a capital call, with the vote of a super-majority is possible, if the Company should require additional funds, the Manager will exhaust all other possible avenues of raising additional capital required before making a capital call from the Class A Members.

Title Insurance May Not Cover All Title Defects

The Manager intends to acquire title insurance on each property it acquires, but it is possible that title defects could arise in the future that are excluded from coverage or for which the title company may deny coverage, or that title insurance may not be available for certain properties; in which case, the Company may have to defend or otherwise resolve such defects on its own, the cost of which may impact the profitability of that property and/or the Company.

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Hazard Insurance May Not Cover All Hazards

To the extent possible, the Company will attempt to acquire insurance against fire, weather, or environmental hazards, theft and vandalism for each of its properties. However, based on the locale of a Property, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore, an insurance company may deny coverage for certain claims requiring the Company to initiate a lawsuit to force them to force them to provide coverage, resulting in further losses to the Company. Should an uninsured loss occur, the Company could lose its capital investment and/or anticipated Profits and cash flow from that property, which could in turn cause the value of the Distributions to Members to be reduced or eliminated.

Inclement Weather Could Increase Maintenance and Repair Costs

Properties owned by the Company will be exposed to risks of inclement weather, including, but not limited to wind-related events such as severe thunderstorms, windstorms, tornadoes or hurricanes. Further, unpredictable winter conditions may result in indeterminate costs for removal of snow and ice, as well weather delays in renovation and redevelopment. In addition, inclement weather could increase the need for maintenance and repair of its Properties. Some of these hazards may be uninsurable, routine maintenance costs, or damages may be less than insurance deductibles, causing the Company to expend its own funds for repairs or mitigation. The Manager will attempt to raise or generate sufficient operating Reserves so that outside funds will not be needed to cover such events.

Risks Related to Tax Issues

IRS Classification of the Company as a Corporation Rather than as a Partnership Would Result in Higher Taxation and Reduced Profits, Which Could Reduce the Value of Your Investment in Us.

We are a Delaware limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the Units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the Units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus, resulting in double taxation of our earnings and profits. See “Federal Income Tax Consequences of Owning Our Units- Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our Unit holders.

The IRS May Classify Your Investment as Passive Activity Income, Resulting in Your Inability to Deduct Losses Associated with Your Investment.

If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed “passive activity,” then the investor has allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities.

Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

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Income Allocations Assigned to an Investor’s Units May Result in a Tax Liability in Excess of Cash Distributions Which Means You May Have to Pay Income Tax on Your Investment with Personal Funds.

Investors will be required to pay tax on the portion of our taxable income allocated to them. An investor may be allocated taxable income that will result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay income tax on their allocated share of our taxable income with personal funds.

An IRS Audit Could Result in Adjustments to the Company’s Allocations of Income, Gain, Loss and Deduction Causing Additional Tax Liability to Our Members.

The IRS may audit the income tax returns of the Company and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging the Company’s allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

The Manager Will Not Obtain an IRS Ruling.

The Company will elect to be treated as a partnership for State and Federal income tax purposes. After reviewing Delaware and Federal requirements, the Manager has determined not to obtain an IRS ruling as to the tax status of the group.

The Company's Partnership Classification Could Be Challenged by the IRS.

The availability of pass-through tax benefits to the Members of investing in the Company depends upon the classification of the Company as a limited liability company taxable as a partnership, rather than as an "association taxable as a corporation" for federal income tax purposes. The IRS may, on audit, determine that for income tax purposes the Company is an association taxable as a corporation, which would result in additional tax liability being imposed on the Company.

Tax Liability May Exceed Cash Distributions.

As a result of decisions of the Manager in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Member will exceed its Cash Distribution in that year. As a result, some or all the payment of taxes may be an out of pocket expense of the Member.

There is a risk that on the disposition of a Property, the tax liability of the Member may exceed the Distributable Cash available. In the event of an involuntary disposition of a Property, there is the possibility of a Member having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future. However, the Manager will make its best efforts to limit such exposure to the Class A Members.

Risk That Income Tax Returns May Not Be Timely Prepared.

If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner, the Members may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Members may be required to incur additional expenses in employing independent accountants to complete the returns. However, the Manager will make its best efforts to timely prepare the Company's tax returns in a timely fashion.

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Phantom Income Risk

The voluntary or involuntary sale or transfer of a Company Investment owned by the Company or any entity through which it invests may, under certain circumstances, result in substantial tax liability to a Member with little or no cash available for distribution to such Member to cover such tax liability. Because a discharge of liability, even without any cash distribution, can produce taxable income, a Member's taxable income and tax liability may exceed the cash, if any, received by such investor. To the extent of such excess, the payment taxes would require an out of pocket payment by the Member.

Income Allocations Assigned to an Investor’s Units May Result in a Tax Liability in Excess of Cash Distributions Which Means You May Have to Pay Income Tax on Your Investment with Personal Funds.

Investors will be required to pay tax on the portion of our taxable income allocated to them. An investor may be allocated taxable income that will result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay income tax on their allocated share of our taxable income with personal funds.

An IRS Audit Could Result in Adjustments to the Company’s Allocations of Income, Gain, Loss and Deduction Causing Additional Tax Liability to Our Members.

The IRS may audit the income tax returns of the Company and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging the Company’s allocations in a manner that reduces losses or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

Risks Related to Utility Scale Solar Electric Generation Facilities, Solar Electricity Generation by Independent Power Producers (“IPPs”), and Other Solar Energy Infrastructure Projects

Development Utility Scale Solar Property, with a View to Shovel Ready Construction of a Solar Power Plant, May Not Be Successful; the Project May Not Receive Required Permits, Real Property Rights, Power Purchase Agreements, Interconnection, and Transmission Arrangements; or Financing; or Proceed as Scheduled, Which Could Increase Our Costs and Impair Our Ability to Recover Our Investments and Could Have a Material Adverse Effect on Our Business Plan and Growth Strategy.

The development with a view to shovel ready construction of solar power electric generation facilities and other energy infrastructure projects involve numerous risks. We may be required to spend significant sums for land and interconnection rights, preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible, economically attractive, or capable of being built. Success in developing a particular project is contingent upon, among other things:

☐	obtaining land rights, including land rights for the project site, transmission lines, and environmental mitigation;

☐	receipt from governmental agencies of required environmental, land-use, and construction permits and approvals;

☐	receipt of governmental approvals related to the presence of any protected or endangered species or habitats, migratory birds, wetlands or other jurisdictional water resources, and/or cultural resources;

☐	negotiation of development agreements, public benefit agreements, and other agreements to compensate local governments for project impacts;

☐	negotiation of state and local tax abatement and incentive agreements;

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☐	receipt of rights to interconnect the project to the electric grid or to transmit energy; negotiation of satisfactory Engineer, Procure, Construct (EPC) agreements;

☐	entering into arrangements for the purchase of the electrical output and renewable energy attributes generated by the project;

☐	securing necessary rights of way for access and transmission lines; securing necessary water rights for project construction and operation;

☐	securing appropriate title coverage, including coverage for mineral rights, mechanics’ liens, etc.;

☐	obtaining construction financing, including debt, equity, and funds associated with the monetization of tax credits and other tax benefits;

☐	payment of Power Purchase Agreements (“PPA”), interconnection, and other deposits (some of which are non-refundable); and,

☐	timely implementation and satisfactory completion of construction.

Successful completion of a particular project may be adversely affected, delayed and/or rendered infeasible by numerous factors, including:

☐	delays in obtaining and maintaining required governmental permits and approvals, including appeals of approvals obtained;

☐	potential permit and litigation challenges from project stakeholders, including residents, environmental organizations, labor organizations, tribes, and others who may oppose the project;

☐	in connection with any such permit and litigation challenges, grants of injunctive relief to stop development and/or construction of a project;

☐	discovery of unknown impacts to protected or endangered species or habitats, migratory birds, wetlands or other jurisdictional water resources, and/or cultural resources at project sites;

☐	discovery of unknown title defects;

☐	discovery of unknown environmental conditions; unforeseen engineering problems;

☐	construction delays and contractor performance shortfalls; work stoppages;

☐	cost over-runs;

☐	labor, equipment, and materials supply shortages or disruptions;

☐	cost or schedule impacts arising from changes in federal, state, or local land-use or regulatory policies;

☐	changes in electric utility procurement practices;

☐	risks arising from transmission grid congestion issues;

☐	project delays that could adversely impact our ability to maintain interconnection rights; unfavorable tax treatment;

☐	adverse weather conditions; water shortages;

☐	adverse environmental and geological conditions; and force majeure and other events out of our control.

If we fail to complete the permitting and entitlement development of a solar power project, fail to meet one or more agreed upon target pre-construction milestone dates, fail to achieve system-level capacity, or fail to meet other contract terms, we may be subject to forfeiture of significant deposits under PPAs or interconnection agreements or termination of such agreements, incur significant liquidated damages, penalties, and/or other obligations under other project related agreements, and may not be able to recover our investment in the project.

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We May Be Unable to Acquire or Lease Land, Obtain Necessary Interconnection and Transmission Rights, And/or Obtain the Approvals, Licenses, Permits, and Electric Transmission Grid Interconnection and Transmission Rights Necessary to Build and Operate Solar Power Systems in a Timely and Cost Effective Manner, and Regulatory Agencies, Local Communities, Labor Unions, Tribes, or Other Third Parties May Delay, Prevent, or Increase the Cost of Construction and Operation of the System We Intend to Build.

In order to develop for construction and operation the utility scale solar power plants, we need to acquire or lease land and rights of way, obtain interconnection rights, and obtain all necessary local, county, state, federal, and foreign approvals, licenses, and permits, as well as rights to interconnect the systems to the transmission grid and transmit energy generated from the system. We may be unable to acquire the land or lease interests needed, may not obtain or maintain satisfactory interconnection rights, may not receive or retain the requisite approvals, permits, licenses, and interconnection and transmission rights, or may encounter other problems that could delay or prevent us from successfully constructing and operating such systems.

Many of our proposed solar power systems may require access through public lands administered by federal and state agencies pursuant to competitive public leasing and right-of-way procedures and processes. The authorization for the use, construction, and operation of systems and associated transmission facilities on federal, state, and private lands will also require the assessment and evaluation of mineral rights, private rights-of-way, and other easements; environmental, agricultural, cultural, recreational, and aesthetic impacts; and the likely mitigation of adverse impacts to these and other resources and uses. The inability to obtain the required permits and, potentially, any excessive delays in obtaining such permits due, for example, to litigation or third-party appeals, could prevent us from successfully developing a successful, shovel ready, solar power systems in a timely manner and could result in the potential forfeiture of any deposit we have made with respect to a given project or a decline in the value of the project. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of the project. Changing regulatory requirements and the discovery of unknown site conditions could also affect the financial success of a given project.

In addition, local labor unions may increase the cost of, and/or lower the productivity of, project development in California and elsewhere. We may also be subject to labor unavailability and/or increased union labor requirements due to multiple simultaneous projects in a geographic region.

Project Development Activities May Not Be Successful, and We May Make Significant Investments Without First Obtaining Project Financing, Which Could Increase Our Costs and Impair Our Ability to Recover Our Investments.

The development and construction of solar power electric generation facilities and other energy infrastructure projects involve numerous risks. We may be required to spend significant sums for preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible, economically attractive or capable of being built. In addition, we will often choose to bear the costs of such efforts prior to obtaining project financing, prior to getting final regulatory approval, and prior to our final sale to a customer, if any. Successful completion of a particular project may be adversely affected by numerous factors, including:

☐	failures or delays in obtaining desired or necessary land rights, including ownership, leases and/or easements;

☐	failures or delays in obtaining necessary permits, licenses or other governmental support or approvals, or in overcoming objections from members of the public or adjoining land owners;

☐	uncertainties relating to land costs for projects;

☐	unforeseen engineering problems;

☐	access to available transmission for electricity generated by our solar power plants;

☐	construction delays and contractor performance shortfalls;

☐	work stoppages or labor disruptions and compliance with labor regulations;

☐	cost over-runs;

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☐	availability of products and components from suppliers;

☐	adverse weather conditions;

☐	environmental, archaeological and geological conditions; and

☐	availability of construction and permanent financing.

If we are unable to complete the development of a solar power plant or fail to meet one or more agreed target construction milestone dates, we may be subject to liquidated damages and/or penalties under the Engineering, Procurement, and Construction (“EPC”) agreement or other agreements relating to the power plant, and we typically will not be able to recover our investment in the project. We expect to invest a significant amount of capital to develop projects initially owned by us or ultimately owned by third parties. If we are unable to complete the development of a solar power project, we may write-down or write-off some or all the capitalized investments, which would have an adverse impact on our net income in the period in which the loss is recognized.

Our Financial Performance Could Be Adversely Affected by Changes in the Legal and Regulatory Environment Affecting Development and Construction of Solar Power Plants.

Solar energy power plant development and construction is subject to extensive regulation, and therefore changes in applicable laws or regulations, or interpretations of those laws and regulations, could result in increased compliance costs, the need for additional capital expenditures or the reduction of certain benefits currently available to project(s). The structure of domestic and federal, state and local energy regulation currently is, and may continue to be, subject to challenges, modifications, the imposition of additional regulatory requirements, and restructuring proposals. We or our purchasers may not be able to obtain all regulatory approvals that may be required in the future, or any necessary modifications to existing regulatory approvals, or maintain all required regulatory approvals. In addition, the cost of operation and maintenance and the operating performance of solar plants may be adversely affected by changes in certain laws and regulations, including tax laws.

Any changes to applicable laws and regulations could significantly increase the regulatory-related compliance and other expenses incurred by the power plants and could significantly reduce or eliminate the revenues generated by one or more of the power plants, which in turn would reduce our net income and could materially and adversely affect our business, financial condition, future results and cash flow.

The Costs of Compliance with Environmental Laws and of Obtaining and Maintaining Environmental Permits and Governmental Approvals Required for Construction And/or Operation May Increase in the Future and These Costs (As Well as Any Fines or Penalties That May Be Imposed upon Us in the Event of Any Non-compliance with Such Laws or Regulations) Could Materially and Adversely Affect Our Business, Financial Condition, Future Results and Cash Flow.

Environmental laws, ordinances and regulations affecting us can be subject to change and such change could result in increased compliance costs, the need for additional capital expenditures, or otherwise adversely affect us. In addition, our power plants are required to comply with numerous domestic, federal, regional, state and local statutory and regulatory environmental standards and to maintain numerous environmental permits and governmental approvals required for construction and/or operation. We may not be able to renew, maintain or obtain all environmental permits and governmental approvals required for the further development of the power plants. We have not yet obtained certain permits and government approvals required for the completion and successful operation of power plants under construction or enhancement. Our failure to renew, maintain or obtain required permits or governmental approvals, including the permits and approvals necessary for operating power plants under construction or enhancement, could cause our operations to be limited or suspended. Finally, some of the environmental permits and governmental approvals that have been issued to the power plants contain conditions and restrictions, including restrictions or limits on emissions and discharges of pollutants and contaminants, or may have limited terms. If we fail to satisfy these conditions or comply with these restrictions, or with any statutory or regulatory environmental standards, we may become subject to regulatory enforcement action and the operation of the power plants could be adversely affected or be subject to fines, penalties or additional costs.

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Existing Electric Utility Industry Regulations, and Changes to Regulations, may Present Technical, Regulatory and Economic Barriers to the Purchase and Use of Solar Energy Systems that may Significantly Reduce Demand for our Solar Sites.

Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation from commercial solar power generators. These regulations and policies often relate to electricity pricing and the interconnection of commercial solar power generator owned electricity generation. In the United States, governments and utilities continuously modify these regulations and policies.

Such changing regulations and policies could deter utility companies from purchasing, leasing, renting or using renewable energy, including solar power. This could result in a significant reduction in the potential demand for our Solar Projects.

For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes.

These fees could increase our Independent Power Producers’ (“IPPs”) cost to use our Solar Projects and make them less desirable, thereby harming our business, prospects, financial condition and results of operations. In addition, depending on the region, electricity generated by solar energy systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, could require our commercial solar power suppliers to lower the price of their solar energy systems to compete with the price of electricity from the electric grid. In addition, any changes to government or internal utility regulations and policies that favor electric utilities could reduce our competitiveness and cause a significant reduction in demand for our Solar Projects. For example, certain jurisdictions have proposed assessing fees on customers purchasing energy from solar energy systems, which would increase the cost of energy to those customers and could reduce demand for our Solar Projects.

A Material Drop in the Price of Utility-Generated Electricity or Electricity from other Sources Would Harm our Business, Financial Condition and Results of Operations.

We believe that a utility company’s decision to buy renewable energy from commercial solar power generators is primarily driven by their desire to pay less for electricity. The utility company’s decision may also be affected by the cost of other energy sources. Decreases in the prices of electricity procured commercial solar power suppliers or from other energy sources would harm such suppliers’ ability to offer competitive pricing and could harm their business. The price of electricity from commercial solar power generators could decrease as a result of:

☐	The construction of a significant number of new power generation plants, including nuclear, coal, natural gas or renewable energy technologies;

☐	The construction of additional electric transmission and distribution lines;

☐	A reduction in the price of natural gas as a result of new drilling techniques or a relaxation of associated regulatory standards;

☐	The energy conservation technologies and public initiatives to reduce electricity consumption; and

☐	Development of new renewable energy technologies that provide less expensive energy.

A reduction in electricity prices offered to commercial solar power suppliers would make the purchase of our Solar Project by such suppliers less economically attractive. In addition, a shift in the timing of peak rates for utility-generated electricity to a time of day when solar energy generation is less efficient could make our commercial solar generators’ power contracts offerings less competitive and would reduce demand for their products and services. If the retail price of energy available to utilities were to decrease due to any of these reasons, or others, we would be at a competitive disadvantage, we may be unable to attract solar power generators who would purchase our Solar Projects, and our growth would be limited.

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We Are Not Currently Regulated as a Utility Under Applicable Law, but We May be Subject to Regulation as a Utility in the Future.

Federal law and most state laws do not currently regulate us or any commercial solar power generator as a utility. As a result, we are not subject to the various federal and state standards, restrictions and regulatory requirements applicable to utilities. In the United States we obtain federal and state regulatory exemptions by establishing “Qualifying Facility” status with the Federal Energy Regulatory Commission for all our Solar Projects. Any new or changed local, state, or federal regulations could place significant restrictions on our ability to operate our business and execute our business plan by prohibiting or otherwise restricting commercial solar power suppliers’ sale of electricity. If commercial solar power suppliers were subject to the same state, or federal regulatory authorities as utilities in the United States, or if new regulatory bodies were established to oversee our business area in the United States, then our commercial solar power generators’ operating costs would materially increase, in turn decreasing their demand for our Solar Projects.

A Failure to Hire the Right Contractors Would Constrain our Growth and our Ability to Timely Complete Development of our Solar Projects.

To support our growth, our suppliers and vendors need to hire, train, deploy, manage and retain a substantial number of skilled employees. In particular, our vendors need to continue to expand and optimize their sales infrastructure to grow our customer base and our business. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. If our vendors are unable to hire, develop and retain talented personnel or if new personnel are unable to achieve desired productivity levels in a reasonable period of time, our commercial solar power generators may not be able to realize the expected benefits of their investment in our Solar Projects.

To construct future Solar Projects and to continue to grow our customer base, our contractors need to hire qualified personnel. We also compete with the homebuilding and construction industries for skilled labor. As these industries recover and seek to hire additional workers, our vendors’ cost of labor may increase. The unionization of our labor force could also increase our vendors’ labor costs. Shortages of skilled labor could significantly delay a project or otherwise increase our costs. In addition, because our contractors are headquartered in Southern California, they compete for a limited pool of technical and engineering resources that requires our vendors to pay wages that are competitive with relatively high regional standards for employees in these fields.

It is Difficult to Evaluate our Business and Prospects due to our Company’s Limited Operating History.

As an industry, there are no demonstrated models showing the path to success for obtaining generator interconnection agreements (“GIA”), site entitlements (“SE”) and PPAs. The Company will be called upon on an ongoing basis for the foreseeable future to make decisions, which will almost certainly affect the Company’s future, including the achievement of success in obtaining GIAs, SEs and PPAs. Management is working on a plan the Company believes will accomplish its objective of becoming a financially successful developer of 1MW to 5 MW PV Solar Projects. However, there can be no guarantee that, as an industry, there will continue to exist an atmosphere which supports the existence of renewable energy systems and Solar Projects like the Company’s, nor does the Company have any control over such factors.

We cannot assure our Investors that we will be successful in generating substantial revenue from the sale of the Solar Projects to commercial solar power suppliers. The limited operating history, combined with the rapidly evolving and competitive nature of our industry, may not provide an adequate basis for you to evaluate the operating and business prospects of the Company. In addition, we only have limited insight into emerging trends that may adversely impact our business, prospects and operating results. As a result, the limited operating history may impair our ability to accurately forecast our future performance.

We Face Competition from both Traditional Energy Companies and Renewable Energy Companies.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with large utilities. We believe that our primary competitors are the solar, wind and hydro suppliers. Commercial solar power producers compete primarily based on price, predictability of price, and the ease by which customers can switch to electricity generated by our Solar Project.

If commercial solar power producers cannot offer compelling value to their utility company customers based on these factors, then our business will not grow. Utilities generally have substantially greater financial, technical, operational and other resources than commercial solar power suppliers do. As a result of their greater size, these utility companies may be able to devote more resources to the research and development, promotion of their energy sources, or respond more quickly to evolving industry standards and changes in market conditions than commercial power producers can.

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We also compete with other companies in the up-stream value chain of solar energy. For example, we face competition from purely finance driven organizations. Some of these competitors specialize in solar energy markets, and some may provide energy at lower costs than we do. Some of our competitors may also acquire significant brand name recognition and have extensive knowledge of our target markets.

We also face competition in the energy efficiency evaluation and upgrades market. As the solar industry grows and evolves, we will also face new Solar Site developers who are not currently in the market. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors will limit our growth and will have a material adverse effect on our business and prospects.

We Face Competition from Fossil Fuel Generation.

Fossil fuel generation provides 67 percent of the nation’s electricity and burns carbon-based fuels such as coal, natural gas or petroleum (oil) to produce electricity. Fossil fueled power stations are major emitters of CO2 and greenhouse gases, which according to a consensus opinion of scientific organizations, is a major contributor to global warming. Gases from the combustion of fossil fuels are discharged into the air. This gas contains carbon dioxide and water vapor, as well as other substances such as nitrogen oxides (NOx), sulfur oxides (SOx), mercury, traces of other metals, and, for coalfired plants, fly ash.

In addition, fossil fuel generators are one of the largest consumers of water using approximately 800 gallons of water to create enough steam to generate 1 megawatt of electricity.

Considering the historical drought conditions in California, it is becoming more critical to start using other generation resources, such as Solar, which do not require water to generate electricity. As the demand for energy grows, the Company will have no control over decisions made by regulators to build more fossil fuel plants.

We May Face Competition from Nuclear Generation.

Nuclear power provides 19 percent of the electricity in the United States. The IAEA reported there were 439 nuclear power reactors in operation in the world (operating in 31 countries). However, many have now ceased operation in the wake of the San Onofre Nuclear Generating Station (SONGS) and the Fukushima nuclear plant failures while they are assessed for safety. SONGS permanently shut down in 2013. Since then worldwide nuclear output fell by 4.3 percent (the largest decline on record) on the back of sharp declines in Japan (-44.3 percent) and Germany (-23.2 percent).

The Company expects little to no competition from new or existing nuclear power plants. The Company will have no control over decisions made by regulators to build more nuclear plants.

We May Face Competition from Hydro Generation.

The cost of hydroelectricity is relatively low, making it a competitive source of renewable electricity. The average cost of electricity from a hydro station larger than 10 megawatts is 3 to 5 U.S. cents per kilowatt-hour. However, damming interrupts the flow of rivers and can harm local ecosystems, and building large dams and reservoirs often involves displacing people and wildlife.

The Company will have no control over decisions made by regulators to build more hydro plants.

We Face Competition from Wind Generation.

Wind energy as an alternative to fossil fuels, is plentiful, renewable, widely distributed, clean, produces no greenhouse gas emissions during operation and uses little land.

The effects on the environment are generally less problematic than those from other power sources. Wind power is very consistent from year to year but has significant variation over shorter time scales. It is therefore used in conjunction with other sources to provide a reliable supply.

The Company will have no control over decisions made by regulators to build more wind plants.

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We May Lose Business if We Fail to Keep Pace with Rapidly Changing Technologies, Commercial Solar Power Producer, and Utility Company Needs.

To remain competitive, we must continually improve the responsiveness, functionality, and features of our Solar Projects and our infrastructure components. If we are unable to successfully develop and introduce new enhancements to existing infrastructure components in response to our industry's changing technological requirements in a timely manner, our revenues and the value of your investment could be materially adversely affected. Our success is dependent on our ability to continue to develop new and enhanced infrastructure in our Solar Projects and to meet rapidly growing requirements for infrastructure construction and maintenance. Our current technology may not meet the future technical requirements of commercial solar power producers and utility companies.

We May Not Be Able to Access Third Party Technology upon Which We Depend.

If we lose the ability to access third party technology which we use, are unable to gain access to additional components or are unable to integrate new technology with our existing infrastructure systems, we could experience delays in the development of our Solar Projects until equivalent or replacement technology can be accessed, if available, or developed internally, if feasible. If we experience these delays, our revenues could be reduced. We depend on technology from third parties that is incorporated into our Solar Projects’ infrastructure. Considering the rapidly evolving nature of our technology, we may increasingly need to rely on technology from other vendors. Technology from our current or other vendors may not continue to be available to us on commercially reasonable terms, or at all.

We Depend on a Limited Number of Vendors’ and Suppliers’ System Components to Adequately meet Anticipated Demand for our Solar Sites. Any Shortage, Delay or Component Price Change from these Suppliers Could Result in Installation Delays.

Our vendors and suppliers purchase system components from a limited number of suppliers, making our suppliers susceptible to quality issues, shortages and price changes. If our value chain partners fail to develop, maintain and expand their relationships with these or other suppliers, we may be unable to adequately meet anticipated demand for our Solar Projects from commercial solar power producers. If one or more of the suppliers that we rely upon to meet anticipated demand ceases or reduces production, we may be unable to quickly identify alternate suppliers or to qualify alternative products on commercially reasonable terms, and we may be unable to satisfy this demand. In particular, there are a limited number of inverter and even solar panel suppliers.

Once our suppliers design a system for use with a particular inverter, if that type of inverter is not readily available at an anticipated price, our suppliers may incur additional delay and expense to redesign the system. There have also been periods of industry-wide shortage of key components, including solar panels, in times of rapid industry growth. The manufacturing infrastructure for some of these components has a long lead time, requires significant capital investment and relies on the continued availability of key commodity materials, potentially resulting in an inability to meet demand for these components.

Any decline in the exchange rate of the U.S. dollar compared to the functional currency of our component suppliers could increase our suppliers’ component prices. Finally, trade restrictions, such as the U.S. government-imposed tariffs on solar panels imported from China, may affect the economics of project components.

Our Vendors Act as Licensed Contractors and are Subject to Risks Associated with Construction, Cost Overruns, Delays, Regulatory Compliance and other Contingencies, any of which could have a Material Adverse Effect on their Business and Results of Operations and which in turn Affects our Business and Strategy.

Our vendors may incur liability for the failure to adequately deliver on their agreements with utility company customers. In addition, shortages of skilled labor could significantly delay a project or otherwise increase our vendors’ costs.

In addition, the installation by our potential commercial solar power producer clients of solar energy systems is subject to oversight and regulation in accordance with national, state and local laws and ordinances relating to building codes, safety, environmental protection, utility interconnection and metering, and related matters. It is difficult and costly for our vendors to track the requirements of every authority having jurisdiction over their operations. Any new government regulations or utility policies pertaining to commercial solar power producers’ systems may result in significant additional expenses to those entities and, as a result, could cause a significant reduction in demand for our Solar Projects.

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Problems with Product Quality or Performance may lower the Residual Value of our Solar Projects and may Damage our Market Reputation and cause our Financial Results to Decline.

Failures or operational deficiencies of our Solar Projects would reduce our revenues because they may be dependent on system production. Any widespread failures or operating deficiencies may damage our market reputation and adversely impact our financial results.

Furthermore, it is difficult to predict how future environmental regulations may affect the costs associated with the removal, disposal or recycling of our Solar Projects’ systems.

Product Liability Claims Against Us Could Result in Adverse Publicity and Potentially Significant Monetary Damages.

In the remote case that one of our Solar Projects’ systems or other infrastructure injure someone, could the Company may potentially be exposed to product liability claims. Because Solar Site systems are electricity producing devices, it is possible that people could be injured by our systems, whether by product malfunctions, defects, improper installation or other causes. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. Any product liability claims we face could be expensive to defend and divert management’s attention. The successful assertion of product liability claims against us could result in potentially significant monetary damages that could require us to make significant payments.

Risks Related to Our Business Plan to Develop or Otherwise Acquire CNG Stations

Our Success Is Developing a Network of CNG Stations Is Dependent upon Fleets’ and Other Consumers’ Willingness to Adopt Natural Gas as a Vehicle Fuel.

Our success is highly dependent upon the adoption by fleets and other consumers of natural gas as a vehicle fuel. Factors that may influence the adoption of natural gas as a vehicle fuel include, among others, those discussed in these risk factors. If the market for natural gas as a vehicle fuel does not develop as we expect or develops more slowly than we expect, or if a market does develop but we are not able to capture a significant share of the market or the market subsequently declines, our business, prospects, financial condition and operating results would be harmed. The market for natural gas as a vehicle fuel is a relatively new and developing market characterized by intense competition, evolving government regulation and industry standards and changing consumer demands and behaviors. Factors that may influence the adoption of natural gas as a vehicle fuel include, among others:

☐	Increases, decreases or volatility in the price of oil, gasoline, diesel and natural gas;

☐	The availability of natural gas and the price of natural gas compared to gasoline, diesel and other vehicle fuels;

☐	Natural gas vehicle cost, availability, quality, safety, design and performance, all relative to other vehicles;

☐	Improvements in the efficiency, fuel economy or greenhouse gas emissions of engines for gasoline, diesel and alternative fuel vehicles;

☐	The entry or exit of engine manufacturers from the market;

☐	Perceptions about greenhouse gas emissions (also known as “fugitive methane emissions”) from natural gas production and transportation methods, natural gas fueling stations and natural gas vehicles;

☐	The availability and acceptance of other alternative fuels and alternative fuel vehicles;

☐	The existence of government programs, policies, regulations or incentives promoting other alternative fuels and alternative fuel vehicles;

☐	Access to natural gas fueling stations and the convenience and cost to fuel a natural gas vehicle;

☐	The availability of service for natural gas vehicles;

☐	The environmental consciousness of fleets and consumers; and

☐	The existence and success of tax credits, government incentives and grant programs that promote the use of natural gas as a vehicle fuel.

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Increases, decreases and general volatility in oil, gasoline, diesel and natural gas prices could adversely impact our business.

In recent years, the prices of oil, gasoline, diesel and natural gas have been volatile, and this volatility may continue. Market adoption of CNG, LNG and RNG as vehicle fuels could be slowed or limited if there are significant decreases in the prices of, or significant increases in the supply and availability of, gasoline and diesel, today’s most prevalent and conventional vehicle fuels, which would decrease the market’s perception of a need for alternative vehicle fuels generally, or if there are decreases in the prices of gasoline and diesel without a corresponding decrease in the price of natural gas or an increase in the price of natural gas without corresponding increases in the prices of gasoline and diesel.

Any of these circumstances could cause the success or perceived success of our industry and our business to materially suffer. Part of the reason that such slowed or limited adoption of natural gas as a vehicle fuel might occur under these circumstances is due to the higher cost of natural gas vehicles compared to gasoline or diesel-powered vehicles, as the components needed for a vehicle to use natural gas add to a vehicle’s base cost.

If gasoline or diesel prices drop significantly, fuel economy of gasoline- or diesel-powered vehicles improves, or the prices of CNG and LNG are not sufficiently low, operators may delay or refrain from purchasing natural gas vehicles or decide not to convert their existing vehicles to run on natural gas because of a perceived inability to recover in a timely manner the additional costs of acquiring or converting to natural gas vehicles.

In addition, our profit margins are directly affected by fluctuations in natural gas, gasoline and diesel prices. To attract fleet operators and other consumers to convert to natural gas vehicles, we must be able to offer CNG and LNG fuel at prices significantly lower than gasoline and diesel. Decreases in the price of gasoline and diesel and increases in the price of natural gas make it more difficult for us to offer our customers attractive prices for CNG and LNG as compared to gasoline and diesel prices and maintain an acceptable margin on our sales. Further, increased natural gas prices affect the cost to us of natural gas and adversely impact our operating margins in cases where we cannot pass the increased costs through to our customers, and conversely, lower natural gas prices reduce our revenues in cases where the commodity cost is passed through to our customers.

Among the factors that can cause fluctuations in gasoline, diesel and natural gas prices are changes in supply and availability of crude oil and natural gas, storage levels, level of consumer demand, price and availability of alternative fuels, weather conditions, negative publicity surrounding natural gas drilling techniques and methods or oil production and importing, economic conditions, the price of imports, government regulations and political conditions. With respect to natural gas supply and use as a vehicle fuel, there have been recent efforts to place new regulatory requirements on the production of natural gas by hydraulic fracturing of shale gas reservoirs and other means and on transporting, dispensing and using natural gas. Hydraulic fracturing and horizontal drilling techniques have resulted in a substantial increase in the proven natural gas reserves in the United States and any changes in regulations that make it more expensive or unprofitable to produce natural gas through these techniques or others, as well as any changes to the regulations relating to transporting, dispensing or using natural gas, could lead to increased natural gas prices. Additionally, crude oil prices have recently been subject to extreme volatility and a significant decrease, due in part to over-production and increased supply without a corresponding increase in demand. If these conditions continue or worsen, or if all or some combination of factors causing further volatility in natural gas, oil and diesel prices were to occur, our business and our industry would be materially harmed.

If Trucks Using Natural Gas Engines Are Not Adopted by Truck Operators as Quickly or to the Extent We Anticipate, Our Results of Operations and Business Prospects Will Be Adversely Affected.

We believe the development and expansion of the U.S. natural gas heavy-duty truck market, and the execution of our Business Plan to build regional networks of natural gas truck friendly fueling stations, depends upon the successful adoption of natural gas engines that are well-suited for use by heavy-duty trucks. We have no control over the marketing and sales efforts for these engines or the success of these efforts, the retail price for these engines or the number of these engines that are ultimately sold. Manufacturers may not produce natural gas engines in meaningful numbers or as quickly as we anticipate, which could contribute to continued or increased delay in adoption and deployment of natural gas trucks by operators. Other factors potentially contributing to slow or limited adoption of heavy-duty trucks powered by natural gas engines are that these trucks cost more than comparable gasoline or diesel trucks and may experience, or be perceived to experience, more operational or performance issues. Our business would be harmed if meaningful numbers of natural gas heavy-duty truck engines are not deployed, if such deployment is slower than expected, or if a substantial number of the trucks that are deployed experience performance issues with their natural gas engines or are not fueled at our stations.

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The Failure to Execute Our Business Plan to Build Regional Networks or Hubs of Natural Gas Truck Fueling Stations, and Our Inability to Achieve Our Goal to Fuel a Substantial Number of Natural Gas Vehicles and Fleets of Such Vehicles Would Materially and Adversely Affect Our Financial Results and Business.

We intend to build regional networks or hubs of natural gas truck fueling stations to fuel a substantial number of natural gas vehicles and fleets of such vehicles. Our objective requires, and will continue to require, a significant commitment of capital and other resources, and our ability to successfully execute our plans faces substantial risks, including, among others:

☐	Our CNG stations may experience mechanical or operational difficulties, which could require significant costs to repair and could reduce customer confidence in our stations;

☐	Truck and vehicle operators may not fuel at our stations due to lack of access or convenience, prices or numerous other factors;

☐	We have no influence over the development, production, cost or availability of natural gas vehicles delivery vans and trucks powered by engines that are well-suited for the U.S. heavy-duty truck market. At December 31, 2015, Cummins Westport was the principal natural gas engine manufacturer for the medium- and heavy-duty market, and we have no control over whether and the extent to which Cummins Westport will remain in the natural gas engine business or whether other manufacturers will enter the natural gas engine business;

☐	Operators may not adopt natural gas cars, delivery vans and trucks due to cost, actual or perceived performance issues, or other factors that are outside of our control. To date, adoption and deployment of natural gas cars, delivery vans and trucks has been slower and more limited;

☐	We may not be able to obtain acceptable margins on fuel sales at CNG stations; and

We must effectively manage these risks and any other risks that may arise in connection with the CNG station acquisition and future build-out to successfully execute our business plan. If the U.S. market for natural gas delivery vehicles and heavy-duty natural gas trucks does not develop or if we fail to successfully execute our Business Plan Business Plan to build regional networks of natural gas truck friendly fueling stations, our financial results, operations and business, will be materially and adversely affected.

Automobile and Engine Manufacturers Produce Very Few Natural Gas Vehicles and Engines for the United States and Canadian Markets, Which Limits Our Customer Base and Our Sales of CNG.

Limited availability of natural gas vehicles and engine sizes, including heavy-duty trucks and other types of vehicles, restricts their large-scale introduction and narrows our potential customer base. Such limited production could also increase the cost to purchase natural gas vehicles. Original equipment manufacturers produce a relatively small number of natural gas engines and vehicles in the U.S. and Canadian markets and they may not decide to expand, or they may decide to discontinue or curtail, their existing natural gas engine or vehicle product lines. Additionally, engines that are produced may experience performance issues and be subject to recalls. A limited supply of natural gas vehicles limits our customer base and natural gas fuel sales and encourages existing manufacturers to charge a premium for such vehicles, thereby restricting our ability to promote natural gas vehicles.

Our Business and Business Plan Is Influenced by Environmental, Tax and Other Government Regulations, Programs and Incentives That Promote or Encourage Cleaner Burning Fuels and Alternative Vehicles and Their Adoption, Modification or Repeal Could Impact Our Business.

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Our business is influenced by federal, state and local government tax credits, rebates, grants and similar programs and incentives that promote the use of CNG, as a vehicle fuel, as well as by laws, rules and regulations that require reductions in carbon emissions. Parties with an interest in gasoline and diesel or alternative fuels such as hydrogen- or electric-powered vehicles, many of which have substantially greater resources and influence than we have, invest significant time and money in efforts to delay, repeal or otherwise negatively influence regulations and programs that promote natural gas as a vehicle fuel. Any failure to adopt, delay in implementing, expiration, repeal or modification of federal, state or local regulations, programs or incentives that encourage the use of CNG as a vehicle fuel, or the adoption of any such regulations, programs or incentives that encourage the use of other alternative fuels or alternative vehicles instead of natural gas, would harm our operating results and financial condition. Additionally, changes to or the repeal of laws, rules and regulations that mandate reductions in carbon emissions and/or the use of renewable fuels, including the California and Oregon Low Carbon Fuel Standards and the federal Renewable Fuel Standard, under which we generate LCFS Credits and RIN Credits, respectively, by selling CNG, LNG and RNG as a vehicle fuel, would adversely affect our financial condition. For example, the California Air Resources Board recently adopted changes to its carbon intensity number for CNG, LNG and RNG to consider alleged system-wide methane losses, which changes resulted in fewer carbon benefits associated with the use of natural gas as a vehicle fuel, and this may adversely affect our business. Further, our business would be adversely affected if grant funds cease to be available under government programs for the purchase and construction of natural gas vehicles and stations.

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We Face Increasing Competition from a Variety of Organizations, Many of Which Have Far Greater Resources and Brand Awareness than We Have.

A significant number of established businesses, including oil and gas companies, alternative vehicle and alternative fuel companies, refuse collectors, natural gas utilities and their affiliates, industrial gas companies, truck stop and fuel station owners, fuel providers and other organizations have entered or are planning to enter the market for natural gas and other alternatives for use as vehicle fuels. Additionally, for certain of our target customer markets, such fleet delivery companies, automobiles, taxis and public transit, we indirectly compete with companies such as Uber and Lyft that provide alternative transportation methods that may limit these markets generally.

Further, we compete with producers and sellers of gasoline and diesel fuels, which power the vast majority of vehicles in the U.S. and Canada, suppliers of other alternative vehicle fuels and providers of hybrid and electric vehicles. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have. New technologies and improvements to existing technologies may make alternatives other than natural gas more attractive to the market or may slow the development of the market for natural gas as a vehicle fuel if such advances are made with respect to oil and gas usage. Natural gas utilities and their affiliates also own and operate natural gas fueling stations that compete with our stations. For example, the California Public Utilities Commission has approved a compression services tariff application by the Southern California Gas Company, allowing the utility to compete with us by building and owning natural gas compression equipment on customer property and by providing operation and maintenance services to customers.

Additionally, Northwest National has been granted a similar service tariff by the Oregon Public Utilities Commission. Utilities or their affiliates in several other states, including Michigan, Illinois, New Jersey, North Carolina, Maryland, Washington, Kentucky, Florida and Georgia, either have entered or are preparing to enter the natural gas vehicle fuel business. Utilities and their affiliates typically have unique competitive advantages, including lower cost of capital, substantial and predictable cash flows, long-standing customer relationships, greater brand awareness and large and well-trained sales and marketing organizations.

We expect competition to increase in the alternative vehicle fuels market generally and, if the use of natural gas vehicles and the demand for natural gas vehicle fuel increases, the market for natural gas vehicle fuel. Any such increased competition would lead to amplified pricing pressure, reduced operating margins and fewer expansion opportunities.

If There Are Advances in Other Alternative Vehicle Fuels or Technologies, or If There Are Improvements in Gasoline, Diesel or Hybrid Engines, Demand for Natural Gas Vehicles May Decline.

Technological advances in the production, delivery and use of alternative fuels that are, or are perceived to be, cleaner, more cost-effective or more readily available than CNG, have the potential to slow or limit adoption of natural gas vehicles. Advances in gasoline and diesel engine technology, including efficiency improvements and further development of hybrid engines, may also offer a cleaner, more cost-effective option and make fleet customers less likely to convert their vehicles to natural gas. Technological advances related to ethanol or bio-diesel, which are used as an additive to, or substitute for, gasoline and diesel fuel, may slow the need to diversify fuels and affect the growth of the natural gas vehicle fuel market. Use of electric heavy-duty trucks, buses and trash trucks, or the perception that such vehicles may soon be widely available and provide satisfactory performance, may reduce demand for natural gas vehicles. In addition, hydrogen and other alternative fuels in experimental or developmental stages may prove to be cleaner, more cost-effective alternatives to gasoline and diesel than natural gas. Advances in technology that slow or curtail the growth of natural gas vehicle purchases or conversions, or that otherwise reduce demand for natural gas as a vehicle fuel will have an adverse effect on our business. Failure of natural gas vehicle technology to advance at a sufficient pace may also limit its adoption and our ability to compete with gasoline-and diesel-powered vehicles and other alternative fuels and alternative vehicles.

We Are Subject to Risks Associated with Station Construction and Similar Activities, Including Difficulties Identifying Suitable Station Locations, Zoning and Permitting Issues, Local Resistance, Cost Overruns, Delays and Other Contingencies.

In connection with our station construction operations, we may not be able to identify, obtain and retain sufficient permits, approvals and other rights to use suitable locations for the stations we or our customers seek to build. We may also encounter land use or zoning difficulties or local resistance that prohibit us or our customers from building new stations on preferred sites or limit or restrict the use of new or existing stations. Any such difficulties, resistance or limitations could harm our business and results of operations.

Shortages of skilled contractor labor for our projects could significantly delay a project or otherwise increase our costs. Our profit on our projects is based in part on assumptions about the cost of the projects and cost overruns, delays or other execution issues may, in the case of projects that we complete and sell to customers, result in our failure to achieve our expected margins or cover our costs, and in the case of projects that we build and own, result in our failure to achieve an acceptable rate of return.

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Compliance with Greenhouse Gas Emissions Regulations Affecting Our CNG Fueling Stations or CNG, Fuel Sales May Prove Costly and Negatively Affect Our Financial Performance.

California has adopted legislation, AB 32, that calls for a cap on greenhouse gas emissions throughout California and a statewide reduction to 1990 levels by 2020 and an additional 80% reduction below 1990 levels by 2050. Further, in 2015 the Governor of California issued an executive order mandating a reduction in greenhouse gas emissions by 40% compared to 1990 levels by 2030. As of January 1, 2015, AB 32 began regulating the greenhouse gas emissions from transportation fuels, including the emissions associated with LNG and CNG vehicle fuel.

Under AB 32, the LNG vehicle fuel provider is the regulated party with respect to LNG vehicle fuel use. This means that if we enter the LNG market we will have increase regulatory costs for any station network or hub that we build in in California and other states adopting similar regulation. As to business in California our costs in future years will depend on how much LNG vehicle fuel we sell that is regulated, California Air Resources Board guidance on the regulation of LNG vehicle fuel, potential regulatory changes and the cost of carbon credits under AB 32 at the time we purchase them. We anticipate that the costs we incur to comply with this legislation will be passed through to our LNG vehicle fuel purchasers, which may diminish the attractiveness of LNG as a vehicle fuel for California buyers.

With respect to CNG, the regulated party under AB 32 is the utility that owns the pipe through which the fossil fuel natural gas is sold. SoCalGas, the Southern California gas utility, has recently announced that it intends to charge CNG fueling customers an additional $0.27 per MMBtu beginning in April 2016 to cover its AB 32 compliance costs on each MMBtu of CNG sold. We anticipate that we will pass these additional utility fees on to our customers, which will diminish the economic attractiveness of CNG vehicle fuel. In addition, we anticipate that, over time, as the utilities compliance costs increase, we or our CNG customers will be required to pay more for CNG vehicle fuel to cover the increased AB 32 compliance costs of the utility. These costs will be determined by the amount the utility spends to buy any carbon credits needed to comply with AB 32 as a result of the natural gas we or our customers buy through the utility’s pipeline.

The federal government and other state governments are considering passing similar measures to regulate and reduce greenhouse gas emissions. Any of these regulations, when and if implemented, may regulate the greenhouse gas emissions produced by LNG production plants, CNG and LNG fueling stations, and/or the greenhouse gas emissions associated with the CNG, we sell, and could require us to obtain emissions credits or invest in costly emissions prevention technology. We cannot currently estimate the potential costs associated with compliance with potential federal, state or local regulation of greenhouse gas emissions and these unknown costs. If any of these regulations are implemented, our associated compliance costs may have a negative impact on our financial performance, reduce our margins and impair our ability to fulfill customer contracts. Further, these regulations may discourage consumers from adopting natural gas as a vehicle fuel.

Our Operations Entail Inherent Safety and Environmental Risks That May Result in Substantial Liability to Us.

Our operations entail inherent risks, including equipment defects, malfunctions, failures, and misuses, which could result in uncontrollable flows of natural gas, fires, explosions and other damage. Improper refueling of natural gas vehicles can result in venting of methane gas, which is a potent greenhouse gas, and such methane emissions are currently regulated by some state regulatory agencies and may in the future be regulated by the EPA and/or by additional state regulators. Additionally, CNG fuel tanks and trailers, if damaged by accidents or improper maintenance or installation, may rupture and the contents of the tank or trailer may rapidly decompress and result in death or serious injury. These risks may expose us to liability for personal injury, wrongful death, property damage, pollution and other environmental damage. We may incur substantial liability and cost if damages are not covered by insurance or are in excess of policy limits.

Our Business Is Subject to a Variety of Government Regulations That May Restrict Our Operations and Result in Costs and Penalties.

We are subject to a variety of federal, state and local laws and regulations relating to the environment, health and safety, labor and employment, building codes and construction, zoning and land use and taxation, among others. It is difficult and costly to manage the requirements of every individual authority having jurisdiction over our various activities and to comply with these varying standards. These laws and regulations are complex, change frequently and in many cases have tended to become more stringent over time.

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Any changes to existing regulations or adoption of new regulations may result in significant additional expense to us and our customers. Further, from time to time, as part of the regular evaluation of our operations, including newly acquired or developing operations, we may be subject to compliance audits by regulatory authorities, which may involve significant costs and use of other resources. Also, in connection with our operations, we often need facility permits or licenses to address, among other things, storm water or wastewater discharges, waste handling and air emissions, which may subject us to onerous or costly permitting conditions.

Our failure to comply with any applicable laws and regulations may result in a variety of administrative, civil and criminal enforcement measures, including assessment of monetary penalties, the imposition of corrective requirements, or prohibition from providing services to government entities.

The Development of Our Business Is Dependent on the Availability of Gaseous Fueling Infrastructure.

Many countries, including the United States, currently have limited or no infrastructure to deliver natural gas and propane to vehicle-based consumers. Currently in the United States, alternative fuels such as natural gas cannot be readily obtained by consumers for motor vehicle use and only a small percentage of motor vehicles manufactured for the United States are equipped to use alternative fuels. Users of gaseous fuel vehicles may not be able to obtain fuel conveniently and affordably, which may adversely affect the demand for our products and services. We cannot assure you that the United States market for gaseous fuel engines will expand broadly or, if it does, that it will result in increased sales of our fuel system products.

Fprward-looking Statements

The statements contained in this Offering Circular that are not historical fact are "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Management cautions the reader that these forward-looking statements, including the discussions of the Company's growth and operating strategies and expectations concerning market position, future operations, margins, revenue, profitability, liquidity and capital resources and other matters contained in this Offering Circular regarding matters that are not historical facts, are only predictions.

No assurance can be given that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized. Because of the number and range of the assumptions underlying the Company's projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Offering Circular.

The forward-looking statements contained herein are based on current expectations, and the Company assumes no obligation to update this information. Therefore, the actual experience of the Company and results achieved during the period covered by any particular projections or forward-looking statements may differ substantially from those projected. Consequently, the inclusion of projections and other forward-looking statements should not be regarded as a representation by the Company or any other person that these estimates and projections will be realized, and actual results may vary materially. There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Considering these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in the Company’s expectations.

You should read this Offering Circular and the documents that the Company reference in this Offering Circular and have filed with the Securities and Exchange Commission as exhibits to the Form 1-A of which this Offering Circular is a part with the understanding that the Company’s actual future results, levels of activity, performance and events and circumstances may be materially different from what the Company expect.

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FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS OFFERING CIRCULAR. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT. THIS LIST OF RISK FACTORS MAY NOT BE COMPREHENSIVE. EACH PROSPECTIVE INVESTOR IS CAUTIONED AND ADVISED TO MAKE HIS OWN INQUIRIES AND ANALYSES WITH RESPECT TO THE CURRENT AND FUTURE BUSINESS PLANS OF THE COMPANY.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors should read this entire Offering Circular and consult with their own advisors before deciding to invest in the Company. In addition, as the investment program of the Company develops and changes over time, an investment in the Company may be subject to additional and different risk factors. No assurance can be made that profits will be achieved or that substantial losses will not be incurred.

DILUTION

Dilution means a reduction in value, control or earnings of the units the investor owns.

An early-stage limited liability company typically sells its units or membership interests (or grants options over its units) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their units than the founders or earlier investors, which means that the cash value of your stake is diluted because all the units are worth the same amount, and you paid more than earlier investors for your Units.

The following table compares the price that new investors are paying for their units at $10 per Class A Unit with the effective cash price paid, by existing Convertible Note Holders, when their Notes are converted to Class A Units upon qualification of this offering. The table, in all cases presents the Convertible Notes, as already converted into Class A Units and the weighted effective price by series of unit issued since inception.

	FYE Issued	Units Issued	Effective Cash Price Per Unit at Issuance	Proceeds
Series A Units (Reg D) Prior to this Offering *	2016	9,375	$8.00	$75,000
Series A Units (Reg D) Prior to this Offering **	2017	12,500	$8.00	$100,000
Series A Units (Reg D) Prior to this Offering ***	2017	42,500	$6.40	$272,000
Series A Units (Reg D) Prior to this Offering****	2018	88,750	$8.00	$710,000
Total Series A Units Attributable to Convertible Notes at 10/1/18	2018	153,125		$1,157,000
Series A Units Attributable to Convertible Notes at 7/31/18	2018	127,875		$957,000
Series E Units *****	2016	25,000,000	$0.002	$50,000
Total Series A & Series E Units at 10/1/18	2018	25,153,125	$00.04789	$1,207,000
Total Series A & Series E Units at 7/31/18	2018	25,127,875	$00.04007	$1,007,000
Total Proceeds Prior to the Offering (Notes and Series E) (7/31/18)	2018			$1,007.000
Total Proceeds Prior to this Offering (Notes and Series E) (10/1/18)	2018			$1,207,000
Total Series A Units in this Offering	2018	5,000,000	$10.00	$50,000,000
Total Proceeds after Inclusion of Total Series A Units in this Offering (10/1/18)	2018			$51,207,000
Total Units after Inclusion of Total Series A Units in this Offering (7/31/18)	2018	30,127,875	$1.693	$51,007,000
Total Units after Inclusion of Total Series A Units in this Offering (10/1/18)	2018	30,153,125	$1.698	$51,207,000

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Since inception, through October 31, 2017, pursuant to federal securities law exemption provided by Regulation D, Rule 506(b), 17 C.F.R., Section 506(b), the Company offered certain early investors Convertible Notes (“Convertible Note-1”), on various negotiated terms. The maturity dates varied but all were convertible 30 days after the qualification of the Company’s Regulation A offering, and mandatory conversion into Class A Units (sat discounted prices of 20% to 36 % from the offering price, which is anticipated to be $10.00 per Class A Unit. In some cases, the discount price was offered in exchange for the Convertible Note holder waiving a stated rate of interest or waiving quarterly payment of interest. In some cases, the interest rate accrued, and in some cases, the interest was payable quarterly. All of the Convertible Notes have mandatory conversion provisions by a date certain, and can be converted at any time, at the option of the Company.

*On October 4, 2016, the Company issued a Convertible Note on the above terms in face amount of $75,000, convertible into 9,375 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $7,046 and $1,616, respectively, during the year and period ended October 31, 2017 and 2016. The Company recorded a beneficial conversion feature in the amount of $18,750, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

** On November 3, 2016, the Company received proceeds for an additional Convertible Note payable in the amount of $100,000 from the same holder on the same terms as discussed in reference to the October 4, 2016 Convertible Note, discussed above. This Convertible Note payable will be convertible into 12,500 Class A Units based on a 20% discount from the expected offering price of $10.00 per Unit. The amortization of the discount was $11,047 during the year ended October 31, 2017. The Company recorded the estimated fair value of the beneficial conversion feature in the amount of $25,000, which will be amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

*** On August 11, 2017, the Company issued a Convertible Note on the above terms in face amount of $40,000, convertible into 6,250 Class A Units of the Company, based on a 36% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $1,678 during the year ended October 31, 2017. The Note bears interest at the rate of 8% per annum payable quarterly. For the year ended October 31, 2017, the total interest expense was $592. Interest has been paid from the capital contribution associated with the purchase of Class E Units, short term loans from the Class E Unit Holder and from the Chase Interest Reserve Account. The Company recorded a beneficial conversion feature in the amount of $22,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 36% discount to the offering price of $10.00 per Class A Unit.

*** On September 6, 2017, the Company issued a Convertible Note, in face amount of $232,000, convertible into 36,250 Class A Units of the Company valued at $6.40 per Unit, based on a 36% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $6,464 during the year ended October 31, 2017. The Note bears interest at the rate of 8% per annum payable quarterly. For the year ended October 31, 2017, the total interest expense was $3,737. Interest has been paid from the capital contribution associated with the purchase of Class E Units, short term loans from the Class E Unit Holder and from the Chase Interest Reserve Account. The Company recorded a beneficial conversion feature in the amount of $130,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 36% discount to the offering price of $10.00 per Class A Unit

Additional Convertible Notes Payable. ****

Beginning on April 1, 2018, pursuant to federal securities law exemption provided by Regulation D, Rule 506(b), 17 C.F.R., Section 506(b), the Company is offering certain early investors up to $1,500,000 of notes (“Convertible Note(s)”), with a maturity date of twenty-four months from their issuance date or convertible, at any time, at the sole option of the Company into Class A Units of the Company. The Note is accruing stated rate of interest at ten (10%) percent, and mandatory conversion into Class A Units at a discounted price of 20% from the offering price, which is estimated to be $10.00 per Class A Unit, or $8.00, each. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price.

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On April 30, 2018, the Company issued a Convertible Note on the above terms in face amount of $100,000, convertible into 12,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $25,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 7, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 14, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 21, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 24, 2018, the Company issued a Convertible Note on the above terms in face amount of $100,000, convertible into 12,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $25,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On June 1, 2018, the Company issued a Convertible Note on the above terms in face amount of $200,000, convertible into 25,000 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $50,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

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On June 18, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 11, 2018, the Company issued a Convertible Note on the above terms in face amount of $40,000, convertible into 5,000 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $10,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 29, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

 On September 4, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

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On October 1, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

*****Class E: 50,000,000 authorized – 25,000,000 outstanding and held by the Manager, AD Partners LLC (owned controlled and managed, 100%, by Julio Macedo) in exchange for a capital contribution of $50,000. Upon any sale or transfer, the Class E Units convert into Class A and have only Class A voting rights. Controlling voting are vested in the Class E Units. For the purposes of this Table, it is assumed that all Units are exchanged into Class A Units.

Price per Unit in this Offering	$10.00
Units Issued in this Offering	5,000,000
Capital Raised in this Offering	$50,000,000
Less Offering Costs	$(5,200,000)
Net Offering Proceeds	$44,800,000
Units Issued and Outstanding Before this Offering at 10/1/18	25,153,125
Units Issued and Outstanding Before this Offering at 7/31/18	25,127,875
Post- Regulation A Offering Units Outstanding at 10/1/18	30,153,125
Post- Regulation A Offering Units Outstanding at 7/31/18	30,127,875
Net Tangible Book Value at July 31, 2018 Before this Offering	$(402,641)

The following table demonstrates the dilution that new investors will experience upon investment in the Company. This table uses the Company’s tangible net book value as of July 31, 2017 of ($402,641) which is derived from the net equity of the Company in the October 31, 2016 financial statements. The offering costs assumed include a 10% commission on sales of the units in the offering. The following Table assumes that all $50,000,000 Units offered are subscribed.

Net Tangible Book Value Including Sale of All Notes at 7/31/18	$(402,641)
Net Tangible Book Value at 7/31/18 Assuming All Notes Converted	$(402,641)
Net Tangible Book Value per Unit at 7/31/18	$(0.016)
Net Tangible Book Value after this Offering (assuming value at 7/31/18)	$44,397,359
Net Tangible Book Value per Unit after this Offering (assuming value at 7/31/18)	$1.47
Increase (Decrease) per Unit attributable to new Investors in this Offering	$1.47
Dilution per Unit to New Investors ($)	$(8.53)
Dilution per Unit to New Investors (%)	85.30%

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PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

The proposed offering will begin as soon as practicable after this Offering Statement and its Offering Circular has been qualified by the Securities and Exchange Commission. This offering will terminate when all the Units offered are sold or one-year from the date of qualification. If subscription proceeds of at least the minimum offering amount are not deposited with Issuer Direct Corp., our escrow agent, on or before the earlier of 12 months following the date of qualification of the offering statement of which this offering circular is a part, or the qualification date, all subscriptions will be refunded to subscribers without deduction or interest. Subscribers have no right to a return of their funds during the period commencing on the qualification date and ending 12 months thereafter, or the minimum offering period.

We expect to commence the sale of our Units as of the date on which the offering statement, of which this offering circular is a part, is declared qualified by the United States Securities and Exchange Commission. The Company has contracted with Transfer.ly, as its platform for the Offering and the officers and directors of the Company may also directly sell the Units in compliance with Exchange Act Rule 240.3a4-1.

We may engage a member of the Financial Industry Regulatory Authority, or FINRA, as our dealer-manager to offer our Units to prospective investors on a best efforts basis, and our dealer-manager will have the right to engage such other FINRA member firms as it determines to assist in the offering. We have not yet engaged any FINRA members and, if we do, after this offering is qualified, we will file a post-qualification amendment disclosing the change in our plan of distribution.

If we engage a Dealer-Manager, we anticipate paying selling commissions of ten percent (10%) of the offering proceeds, which it may re-allow and pay to participating broker-dealers, who sell Class A Units. Our Dealer-Manager may also sell Class A Units as part of the selling group, thereby becoming entitled to retain a greater portion of the ten percent (10%) selling commissions. Any portion of the ten percent (10%) selling commissions retained by the Dealer-Manager would be included within the amount of selling commissions payable by us and not in addition thereto. Again, should this occur, we will file a post-qualification amendment disclosing the specific terms of such engagement and into a Dealer-Manager Agreement, which will be filed with the SEC as an exhibit to the Offering Statement.

Offering Amount and Distribution

We are offering a minimum of 80,000 and a maximum of 5,000,000 Class A Units of the in this offering, which we refer to as Class A Units, at an estimated offering price of $10.00 per Unit. The minimum purchase requirement is $1,000 in Class A Units (100); however, we can waive the minimum purchase requirement in our sole discretion. Until the minimum offering amount ($800,000) is raised, funds received for the purchase of Class A Units will be deposited in an escrow account with Issuer Direct Corp. Transfer.ly will provide the platform website through which potential investors may subscribe to the offering and the officers and directors of the Company may also directly sell the Units in compliance with Exchange Act Rule 240.3a4-1 and the Transfer.ly platform.

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Procedures for Acquiring Class A Units

Prior to purchasing any Class A Units, the prospective investor should review this entire offering circular and any appendices, exhibits and supplements accompanying this offering circular, which can be obtained electronically from the Company or accessed on the Transfer.ly platform.

If an investor decides to subscribe for Class A Units in this offering, they will be instructed as follows:

Go to https://www.transfer.ly/invest/americandiversifiedenergy, click on the “Invest Now” button and follow the procedures as described.

a.	Electronically receive, review, execute and deliver to us a subscription agreement; and

b.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified bank account maintained by Issuer Direct.

Any potential investor will have ample time to review all of the Offering Documents and subscription agreement, along with their counsel, prior to making any final investment decision.

The Company has engaged Issuer Direct to provide certain technology and administrative services in connection with the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us orders made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If we do not accept your order, the escrow agent will promptly refund any purchase price transferred via wire transfer. Any Subscription not accepted within ten (10) days after receipt shall be deemed rejected.

Investment Limitations

If you are not an accredited investor, generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)( c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2 Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this 10% limitation is an accredited investor, as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)        You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)       You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Units (please see below on how to calculate your net worth);

(iii)      You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)      You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

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(v)       You are a (i) a bank as defined in Section 3(a)(2) of the Securities Act (whether acting in its individual or fiduciary capacity), (ii) an insurance company as defined in Section 2(13) of the Securities Act, (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act, (iv) a Small Business Investment Company licensed by the United States Small Business Administration under Section 3019 ( c) or (d) of the Small Business Investment Act of 1958, (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, and either the employee benefit plan has assets in excess of $5,000,000 or whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such act, that is either a bank, insurance company or registered investment advisors, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors, (vi) a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940 or (vii) an organization described in Section 401(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000, (vii) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

(vi)      You are an entity (including an Individual Retirement Account trust) in which each equity owner meets the requirements of either (i) or (ii) above or (v) above; or

(vii)     You are a trust with total assets in excess of $5,000,000, your purchase of Units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Units or, a revocable trust where the tax benefits and liabilities pass through to the grantor and all grantors are accredited investors and verified as discussed above; or,

(viii)    You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

(ix)      An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or is a self-directed plan, with investment decisions made solely by persons that are accredited investors.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, or Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

There are no selling security holders in this Offering.

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USE OF PROCEEDS

We estimate that the net proceeds from the offering of the Units pursuant to this Offering Circular, after deducting the underwriting discounts and offering costs and expenses payable by us, will be approximately $520,000, if we raise the minimum offering amount and $44,800,000, if we raise the maximum offering amount. The table set forth below shows the estimated sources and uses of proceeds from this offering for both the minimum and maximum offering amounts.

	Minimum Offering Amount		Maximum Offering Amount
	Dollar Amt.	%	Dollar Amt.	%
Gross Proceeds	$800,000	100%	$50,000,000	100%
Estimated Offering Expenses (1)	$200,000	25.00%	$200,000	0.40%
Selling Commissions and Fees (2)	$80,000	10.00%	$5,000,000	10.%
Net Proceeds	$520,000	65.00%	$44,800,000	89.6%

License Permit Fee Payable to Harbor (3)(4)	$500,000	96.153%	$500,000	1.116%
Construction of Future Energy Projects (5)	$0	0%	$39,620,584	88.439%
Repayment of Related Party Advances (6)	$0	0%	$379,416	0.847%
Working Capital	$20,000	3.846%	$4,300,000	9.598%
Total Use of Net Proceeds	$520,000	100%	$44,800,000	100%

Total Use of Proceeds	$800,000	100%	$50,000,000	100%

(1)	Estimated offering expenses, including legal, accounting, printing, advertising, marketing, blue sky compliance, transfer agent fees, escrow fees, and other expenses of this offering.

(2)	We are allowing 10% for the Dealer Manager commissions, expenses and participating brokers.

(3)	The solar field construction costs will not be paid for out of the Use of Proceeds but by proceeds of the sale of a 75% interest in ADE Crescent City LLC to a third party investor. See, Investment of Corvette, LLC in ADE Crescent City LLC. The License Permit Fee reflected in the Minimum Offering Amount and in the Maximum Offering Amount is for 1 megawatt solar field construction at the Harbor District and does not include any additional fee that the Company may incur for expansion of the Harbor District Project to 1.5 megawatts or any future projects.

(4)

For the Harbor District Project, the only assets to be acquired are the License in Real Property and the Solar Panels and related construction of the solar fields. At the Minimum Offering Amount and the Maximum Offering Amount, the License Fee is $500,000. The solar field construction costs will not be paid for out of the Use of Proceeds but by proceeds of the sale of a 75% interest in ADE Crescent City LLC to a third party investor. See, Investment of Corvette, LLC in ADE Crescent City LLC.

(5)	Additional license fees and solar field construction beyond the Harbor District Project has not been specifically identified. Future energy related projects have not yet been specifically identified.

(6)	Julio Macedo, has advanced funds for project development which amounted to $379,416, which is reflected as Related Party Advances on the Interim Balance Sheet as of July 31, 2018. These advances were memorialized in promissory notes that are appended to this Offering Circular as Exhibits 6.7 through 6.16, the repayment of which is restricted until the Company has raised a Threshold Amount in this offering of $3,000,000. Once this Threshold Amount is reached, the outstanding balance (including accrued and unpaid interest) under this Notes shall become immediately due and payable, at the option of Mr. Macedo.

DESCRIPTION OF THE BUSINESS

Our Industry and Market Opportunity

Policy makers in the United Stated, and many states, particularly California, have been pushing for more environmental and sustainable energy systems that reduce greenhouse gas emissions and pollutants while creating energy-efficient measures. Strict rules on clean air and environmentally friendly energy have paved a path for new technologies to advance this evolving green economy.

Electricity generation in the U.S. is progressing to a renewable market. Solar energy is on the rise due to state and federal government tax incentives, ease of operation and maintenance, and declining costs.

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According to the U.S. Energy Information Administration (EIA) about 63% of our electricity is generated by fossil fuels (31.7% Natural Gas and 30.1% Coal) followed by nuclear energy at 20%. Renewable energy input is 17.1% electricity generation.

The renewable energy market is growing with federal and particularly state, regulations passing and implementing bills around the nation for more renewable sources. California is taking the lead on sustainable energy with their passing of a Senate Bill (SB 350) that requires 50% of electricity to come from renewable sources by 2030. The enactment of SB 350 encourages the procurement of electricity from renewable sources, providing a market for solar power plants in California.

The transportation market is evolving and has long been trying to push away from oil-based fuels while creating a sustainable alternative. Compressed Natural Gas (CNG) based transportation has been progressing into a viable option for light to heavy duty vehicles. CNG is an approved clean energy source that truck fleets are adopting to adhere to policy maker regulations. It burns cleaner and produces a similar power output in comparison to its fossil fuel counterparts.

The economy is creating a market for renewable energy that help conserve our natural resources and clean energy that reduce the long standing harmful environmental effects of coal and oil. American Diversified Energy, LLC plans to tap into this growing market by focusing on a mix of energies and the properties for their generation.

Our Business

Introduction

American Diversified Energy LLC (“Company”) was formed on September 23, 2016 as a Delaware limited liability company, we intend to be taxed as a partnership beginning with our tax year ending December 31, 2016. We are a real estate company involved in the acquisition, operation, development, and sale of real property that is used for alternative energy development, generation and sale.

The Company’s business includes, without limitation to: acquisition, leasing, development, operation, maintenance, and owning solar energy properties, Compressed Natural Gas (“CNG”) Stations, gasoline and diesel stations, and other diversified energy properties, such as wind fields or geothermal properties.

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Additionally, this may include other properties, real or personal, related or incidental to alternative energy, acquired by the Company at the discretion of the Manager, directly or through one or more subsidiary entities.

The Manager in the Manager's sole discretion, may sell, exchange or otherwise dispose of any such property (or any portions thereof); (ii) make any other investments in any assets, that the Manager deems, in its sole discretion, to be beneficial to the Company. The Manager, will not however, make investments that could cause the Company to be an investment company, within the meaning of the Investment Company Act of 1940.

We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We refer to our investments in real property and our real estate-related investments, collectively, as “Investments” and all properties in which the Company has an interest as the “Properties.”

Investment Criteria

Types of Projects:

Being an alternative energy real estate company, the Company intends to target its investments principally in solar, electric vehicle charging, and compressed natural gas stations. The Company is also exploring electric storage, associated with solar properties.

Investment Sum:

The Company intends to principally explore projects that would require no more than $10,000,000 capital funding on the part of the Company, so that the Company would have a diverse portfolio of investments that are not weighted to a single property and risks associated with a single large investment. That is not to say, that the Company would not consider larger investments, if other criteria, associated with the property were favorable.

Deal Structure:

The Company will consider deals where the ownership structure is sole ownership of the alternative energy property by the Company or co-ownership in which the Company has a controlling interest. The Company will also consider deals based on long term ground leases, facility use agreements, real property licenses, easements, and asset deals.

Preferred Geographical Areas:

The Company, based in California and given the “green” nature of its population, views California as its biggest market. For solar, given the climate of both Arizona and Nevada, the Company views those states as a good market for solar and battery technology. For CNG, the Company believes that its optimal market is the Southeastern part of the United States and population centers in Texas. For solar Properties, geographic proximity to the electric grid is key.

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Project Duration:

The optimal project for the Company would be no more than 1 year from initiation to completion of construction. The Company anticipates that a project will take between 4 to 6 months for permitting and 6 months for construction. The Company, in the future, may invest in larger energy projects, such as acquisition of land for construction of a utility grade solar field. For these types of Properties, the Company anticipates that site selection, comprehensive financial analysis, permitting, pre-engineering, securing Power Purchase Agreements (PPA) and other activity to make the property “Shovel Ready” for solar PV construction would take 1 year with an additional 1 year for construction.

At this early stage, the Company’s focus will be on investments in energy related properties that will deliver a return on investment within 1 year.

Return on Investment:

The Company will only consider Properties and Investments where it anticipates, based on extensive due diligence, that the return in investment will be 12% or more per annum.

Due Diligence Requirements:

The Company anticipates that it will enter into contracts with landowners and municipalities wherein it will construct, own and operate alternative energy systems for 20 or more years. As such, the stability of the entity with which the Company may be contracting with in making the Investment or Property acquisition is critical. The Company will assess the contracting party’s financial stability, management competence and stability, property title, and credit worthiness. The Company is developing comprehensive due diligence check lists for each energy segment that it may make an Investment or acquire Property.

The Solar Segment

In the solar segment, the Company intends to engage in the development of non-residential and utility scale solar systems based on two different business models.

The Company’s First Business Model

The first business model, includes site acquisition, obtaining generator interconnection agreements, site entitlements and power purchase agreements (“PPAs”) with local agencies and utility companies for “shovel ready” utility grade photovoltaic projects (“Solar Projects”).

Once the Company identifies a suitable solar site, the Company, using contractors and sub- contractors, it will focus on the engineering, development and construction of photovoltaic solar systems (“Infrastructure”) at the Solar Site. The Company will endeavor to identify circuits that have enough capacity and offer the highest opportunity for successful interconnection and power delivery.

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If the site is to be developed strictly for sale to the grid, the Company would file an interconnection application under the Wholesale Distribution Access Tariff (“WDAT”) and submit each application for processing through the utilities “Fast Track” approval process. Simultaneously, the Company would obtain the necessary entitlements and permits from the appropriate government or municipal entity. This solar system is then interconnected to the electric utility grid. Projects of this 1 MW to 5 MW size, offer the highest opportunity for utility approval and resale contracts. The Company believes this concept is a very replicable and profitable business model for developing, and selling “shovel ready” Solar Projects, delivering solid returns to our Investors.

The Company may purchase or lease the real estate sites. Depending on the specific project and its size, the Company may sell the bundle of rights/assets the Company has for each Solar Project to an entity that would build own and operate the Solar Project or, the Company may build, own and operate the Solar Facility.

The Company’s Second Business Model

In the second business model, the Company, using its Investment Criteria, is identifying a pipe-line of high-quality zero carbon technology Solar Projects in key markets around the State of California. Photovoltaic (“PV”) solar power is a 100 percent renewable energy source that is clean, quiet and produces no greenhouse gas. The Company believes its projects will help meet the growing demand from utility companies for clean, competitively priced electricity, reduce dependence on foreign energy sources, and cut carbon emissions and greenhouse gas emissions.

Local governments, local government districts, and businesses are moving away from direct ownership of photovoltaic (PV) systems and are partnering with third-party owners, like the Company, in this second business model.

Third-party ownership structures typically are used to finance PV systems, not solar water heating (SWH) systems. Cities, counties, municipal districts, and businesses see the third-party ownership model to effectively monetize federal tax benefits, avoid paying the up-front cost of solar, allocate profits and public funds more efficiently, and accelerate PV deployment.

Instead of owning the PV system, a business, city or county agency would host a system developed, built, purchased by and owned by a third-party solar developer and its investors. The business or municipal entity enters into a long-term energy services agreement—commonly known as a power purchase agreement (PPA)—with this third party to purchase the electricity generated from the PV system on a leased or licensed portion of the business or government property.

The electricity price is usually set at a rate competitive with the host’s current retail rate in the first year. The rate then typically escalates at some fixed percentage (2% to 5%) per year over the life of the contract. As an alternative, a fixed rate for the entire length of the contract could be negotiated.

The developer manages all aspects of system financing, installation, and maintenance and bears all standard operating risks. Given high transaction costs and economies of scale, the third-party PPA model is best suited to larger projects (greater than 300 kilowatts), although a series of smaller projects can be bundled under one PPA.

Commonly included in a PPA is the option for the host to purchase the system from the third party after a certain period has elapsed (buyout option). Exercising the buyout option enables the host to acquire a system at a much lower cost than if the host purchased it new in year one because the third- party financier/system owner has used the tax credits.

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Note that third-party financing is not legal in all states because of the perception that the third party would be acting as a utility. Several states have overcome this obstacle through legislation that enables renewable energy power producers to enter into PPAs in exchange for tax benefits and payments from customers, without being deemed to be a utility. As of July 2010, at least 17 states and Puerto Rico authorize or allow third-party PPAs.

Either Business Model

Depending on the particular solar project, the Company may form a separate limited liability company for the development and operation.

Depending on the projects, the Company or the wholly owned limited liability company, may apply for Diverse Business Enterprise (“DBE”) certification by the California Public Utilities Commission (“CPUC”) to facilitate acquiring power purchase agreements (“PPA”). Having DBE certification would allow the Company to enter in special contractual arrangements with California Investor Owned Utilities (“IOU”) to assist them in meeting their requirements under the State’s Utility Supplier Diversity Program under the mandate of General Order 156. To gain certification, an individual, or individuals, of minority status must own at least 51% of a company, or 51% of the stock, if a public company. The Company’s Manager, through the ownership of Julio Macedo would qualify for such status.

The Solar Power Market

Demand for photovoltaic (“PV”) solar power in the U.S. has grown significantly over the last few years and is projected by the Solar Energy Industries Association (“SEIA”) to continue growing rapidly. According to SEIA, from 2007 through 2017, the U.S. Solar market grew at an average annual rate of 59 percent. SEIA had projected a compound annual growth rate of 28 percent between 2012 and 2016. There were 10,608 MW installed in 2017 and in 2017 solar accounted for 30% of all new electric generating capacity installed.

For all of 2017, non-residential PV was the only segment expected to grow on annual basis. The segment’s growth comes from projects rushing to install before rate and incentive structures changes in select markets, along with the continued emergence of business and community solar, which is on track to grow by more than 50% year-over-year.

According to market segment data from SEIA, installed capacity of utility-scale PV projects grew from 58 MW in 2009 to 53 GW at the end of 2017.

Utility scale solar (plants with a capacity of at least one megawatt) comprise about 2% of all utility scale electric generating capacity and 0.9 % of utility scale generation. The first utility-scale solar plants were installed in the mid-1980s, but more than half of the currently operating utility-scale solar capacity came online since 2015.

As of December 2016, more than 21.5 gigawatts (GW) of utility-scale solar generating capacity was in operation across the United States, with more than 7.6 GW of that capacity coming online in 2016.

Once final data are in, EIA expects about 25 gigawatts (GW) of new utility-scale electric generating capacity to have been added to the power grid during 2017, nearly half of which use renewable technologies, especially wind and solar. Another 3.5 GW of small-scale solar net capacity additions are estimated to have come online in 2017.

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Of the renewable capacity additions in 2017, more than half came online during the fourth quarter. Monthly U.S. renewable electricity generation peaked in March at 67.5 billion KW hours, or 21% of total utility-scale electricity generation. In late spring, the melting snow pack from a winter characterized by higher-than-average levels of precipitation increased hydroelectric generation, while strong wind resources in March also produced a peak in monthly wind generation for the year.

Most renewable generation in 2017 came from the Western census division, which accounted for the majority of the hydroelectric (67%) and solar (69%) generation. Wind generation was more evenly spread across the country in 2017, with 37% occurring in the Midwest, 37% in the South, 21% in the West, and the remaining 4% in the Northeast.

Although California has the highest total installed capacity of any state, several states have deployed significant utility-scale solar capacity in recent years. Several states have policies such as renewable portfolio standards or state renewable tax credits to encourage solar deployment. Since 2005, the federal government has provided a 30% investment tax credit, which is scheduled to phase down or expire by 2022.

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Here is a breakdown of the Yearly U.S. Solar Installations by Residential (PV), Non-Residential (PV), Utility (PV) and Concentrating Solar Power:

Yearly U.S. Solar Installations
Yearly Installed Solar Capacity (MW)
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
ITC Created
ITC Extended
ITC Extended & Expanded
ITC Extended
Residential (PV)
Non-residential (PV)
Utility (PV)
Concentrating Solar Power (CSP)

gtmresearch is now Wood Mackenzie

SEIA Solar Energy Industries Association®

©2018

Annual Additions of New Electric Capacity

Share of New Capacity Additions (%)
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2010
2011
2012
2013
2014
2015
2016
2017
4%
24%
32%
36%
4%
2%
29%
10%
51%
8%
3%
41%
16%
31%
9%
9%
7%
10%
47%
27%
4%
25%
1%
43%
27%
2%
39%
29%
30%
7%
28%
33%
43%
3%
24%
42%
30%
Solar
Natural Gas
Coal
Wind
Other

gtmresearch is now Wood Mackenzie
SEIA Solar Energy Industries Association®
©2018

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Solar's Share of New Capacity Has Grown Rapidly

Solar has ranked first or second in new electric capacity additions in each of the last 5 years. Solar’s increasing competitiveness against other technologies has allowed it to quickly increase its share of total U.S. electrical generation- from just 0.1% in 2010 to nearly 2% in 2017.

U.S. Solar Market Through 2017:

1. 10,608 MW installed in 2017

This is down 30% from the record high in 2016, but 40% higher than 2015. There were 3,898 MW installed in Q4 2017 making it the 3rd largest quarter.

2. Over 53 GW of total solar capacity now installed

Average Annual Growth Rate of 59% over last 10 years. Generates enough electricity to power 9.1 million homes

3. Solar accounted for 30% of all new capacity installed. Solar currently generates 1.9% of all electricity nationally.

The economics of solar projects are affected by the prices of PV panels and related electrical components, which have fallen dramatically over the last few years. According to industry research firm Clean Edge, the global average price of installed solar PV systems has dropped from $7.20 per watt in 2007 to $3.47 per watt in 2011 to under $2.00 per watt in 2016. Prices continue to fall, though this may change due to recent changes in U.S. trade policy towards panels imported from China.

In 2014, the U.S. installed 6,201 MW of solar PV, up 30 percent over 2013, making 2014 the largest year ever in PV installations. More than one-third of all operating PV capacity in the U.S. came on- line in 2014. By the end of 2014, 20 states eclipsed the 100 MW mark for operating solar PV installations, and California’s market alone is home to 8.7 GW. For the first time ever, more than half a gigawatt of residential solar power installations came on-line without any state incentive in 2014. 30 percent of all new electric generating capacity in the U.S. came from solar in 2014. Growth remains driven primarily by the utility solar PV market, which installed 1.5 GW in Q4 2014, the largest quarterly total ever for any market segment. It is forecasted that PV installations will reach 8.1 GW in 2015, up 31 percent over 2014. Growth will occur in all segments.

Three fundamental drivers have contributed to continued solar growth in the U.S.:

1.         Falling costs: The costs of solar systems continue to fall across segments. While PV module prices remained relatively flat in 2014, balance-of-systems prices fell precipitously, leading to an average 10 percent annual decline in system prices. Solar power is on the cusp of economic feasibility, so each incremental decline in prices opens the market to new potential customers and makes solar power more competitive with the alternative.

$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
Blended Average Solar PV Price ($/watt)
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Annual Installed solar PV Capacity (MW-DC)
2009
2010
2011
2012
2013
2014
2015
2016
2017
Solar PV Installations
Solar PV Prices

Source: SEIA/GTM Research U.S. Solar Market Insight
Lawrence Berkeley National Laboratory, Tracking the Sun

gtmresearch is now Wood Mackenzie
SEIA Solar Energy Industries Association®

©2018

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2.         Downstream innovation and expansion: As the costs of solar systems have fallen, companies have created new ways to make solar power available and attractive to more customers. In the utility-scale market, developers have sought procurement mechanisms outside utility regulatory or legislative requirements, resulting in over 4 GW of new PPAs signed through non- traditional means over the past in 2016.

3.         Stable policy and regulation: Despite an increasing number of proceedings regarding solar power and electricity rate structures, the regulatory and policy environment for solar power in the U.S. has generally been stable for the past few years. At the federal level, the industry has benefitted from the 30 percent federal Investment Tax Credit, and most state policies have been reasonably clear and visible. As a result, businesses have been able to plan strategically and chart a clear course for expansion.

As solar power has grown in the U.S. over the past few years, so has its share of total new electricity generation capacity. In 2017, solar power accounted for 30 percent of new generating capacity in the U.S., second only to natural gas.

In 2016, Solar installed 39% of all new electric generating capacity, topping all other technologies for the first time. Solar’s increasing competitiveness against other technologies has allowed it to quickly increase its share of total U.S. electrical generation- from just 0.1% in 2010 to 1.4% today. By 2020 solar should surpass 3% of total generation is expected to hit 5% by 2022.

Solar for Business, Governmental and Municipal Entities

SEIA, for the past five years, in its Solar Means Business Report, focused on the largest business adopters to solar and found by 2017 that they represent 16% of all non-residential, non-utility-scale solar PV capacity in the U.S. The result for the largest business users of solar power are found the Solar Means Business Cheat Sheet.

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Although many small and medium-sized companies are still in the process of understanding how solar energy can make sense for them, more than 100 of the Fortune 500 companies have already received significant results by using solar power.

As see above, the list includes well-known enterprises such as Walmart, Target, Apple, IKEA and Intel, but many smaller businesses and even non-profits are embracing solar as well.

Installing solar power systems might seem like a significant investment initially, but it can provide cost saving advantages in the long run. The primary driver for most businesses is to reduce their utility bills. Energy savings from solar can be substantial. EnergySage market data suggests that the average commercial property owner in the U.S. can reduce overall energy costs by 75 percent by going solar.

According to the report, the average commercial property owner paid $1,950 in monthly electric bills before going solar in their operations. They paid just around $500 after installing solar energy systems.

Businesses can enjoy the benefits of solar without making an investment through a Power Purchase Agreement (PPA), like the Company is offering in its Second Solar Business Model.

The solar provider agrees to supply energy to the customer at an agreed upon rate for an extended term, such as 20 years. REC has used the PPA approach to help non-profits such as churches lock in energy savings over the long term. REC and other vendors also offer lease and cash purchase programs.

How a Power Purchase Agreement Program Works

A Solar Power Purchase Agreement (PPA) is a financial arrangement in which a third-party developer, such as the Company, owns, operates, and maintains the photovoltaic (PV) system, and a host customer agrees to site the system on its property and purchases the system's electric output from the solar services provider for a predetermined period. This financial arrangement allows the host customer to receive stable and low-cost electricity, while the solar services provider or another party acquires valuable financial benefits, such as tax credits and income generated from the sale of electricity.

With this business model, the host customer buys the services produced by the PV system rather than the PV system itself. This framework is referred to as the "solar services" model, and the developers who offer PPAs are known as solar services providers. PPA arrangements enable the host customer to avoid many of the traditional barriers to the installation of on-site solar systems: high up-front capital costs, system performance risk, and complex design and permitting processes. In addition, PPA arrangements can be cash flow positive for the host customer from the day the system is commissioned.

Roles of SPPA Participants
Utility
• Continues providing regular electricity service
• Provides PV interconnection to grid
• Provides net metering credit to Host customer in areas where net metering is available
Excess PV kWh output
Regular kWh service
Host
• Receives power from on-site PV system
• Option to purchase associated RECs
• Provides installation space and service access for PV system but does not own array
6-20 year SPPA
Revenue from Electricity Sales
Solar Services Provider
• Coordinates financing, design, and construction of PV system at Host's site
• Processes all incentives
• Monitors PV system performance
• May sell PV system's associated RECs
• May sell replacement RECs not sourced from on-site solar to Host
Equipment, Warranties
Equipment Sales
Equipment Manufacturer
• Receives revenue from sale of system components
• Provides equipment warranties
Maintenance Servicing
O&M Revenue
Installer
• May be owned/operated by Solar Services Provider
• Designs and installs PV project on behalf of Solar Services Provider
• May provide maintenance servicing for PV system under contract with Special Purpose Entity
Financing
Return on Investment
Investor
• Receives low risk ROI from sale of electricity and state and federal incentives through the Special Purpose Entity
• Provides capital and owns system for 6 or more years
• Lender contributes financing for construction and operation of PV system
Revenue from Electricity Sales
Legal Entity and Contract Party
Legal Entity and Contract Party
Special Purpose Entity
• Receives payments from sale of PV's electric output
• Legal entity to distribute tax benefits, depreciation, ownership, and leasing between Solar Services Provider and Investors
• Host customer signs SPPA contract with Special Purpose Entity
*Dashed lines represent optional selections

Adapted from Rahus Institute's "The Customer's Guide to Solar Power Purchase Agreements" (2008).

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A host customer agrees to have solar panels installed on its property, typically its roof, and signs a long-term contract with the solar services provider to purchase the generated power. The host property can be either owned or leased (note that for leased properties, solar financing works best for customers that have a long-term lease). The purchase price of the generated electricity is typically at, or slightly below, the retail electric rate the host customer would pay its utility service provider. PPA rates can be fixed, but they often contain an annual price escalator in the range of 1 to 5 percent to account for system efficiency decreases as the system ages; inflation-related cost increases for system operation, monitoring, and maintenance; and anticipated increases in the price of grid- delivered electricity. An PPA is a performance-based arrangement in which the host customer pays only for what the system produces. The term length of most PPAs can range from six years (i.e., the time by which available tax benefits are fully realized) to as long as 25 years.

The solar services provider functions as the project coordinator, arranging the financing, design, permitting, and construction of the system. The solar services provider purchases the solar panels for the project from a PV manufacturer, who provides warranties for system equipment.

The installer will design the system, specify the appropriate system components, and may perform the follow-up maintenance over the life of the PV system. To install the system, the solar services provider might use an in-house team of installers or have a contractual relationship with an independent installer. Once the PPA contract is signed, a typical installation can usually be completed in three to six months.

An investor provides equity financing and receives the federal and state tax benefits for which the system is eligible. Under certain circumstances, the investor and the solar services provider may together form a special purpose entity for the project to function as the legal entity that receives and distributes to the investor payments from tax benefits and the sale of the system’s output.

The utility serving the host customer provides an interconnection from the PV system to the grid and continues its electric service with the host customer to cover the periods during which the system is producing less than the site's electric demand. Certain states have net metering requirements in place that provide a method of crediting customers who produce electricity on-site in excess of their own electricity consumption. In most states, the utility will credit excess electricity generated from the PV system, although the compensation varies significantly depending on state polices.

The Market for Other Energy Related Properties

If we are able to raise additional funds in the offering of Units, we intend to purchase other properties related to alternative energy. First, on our list of property priorities is to acquire CNG Stations, and gasoline and diesel stations which can be enhanced, expanded and monetized by the addition of CNG islands and facilities.

It is the goal and intent of the Company to acquire such other properties for their income producing and cash flow sustaining value, which will enable the Company to provide distribution to investors and help sustain other major development operations and properties.

Overview of CNG Stations and the Industry

Description of How a CNG Station Operates

Natural Gas is delivered through a metered four (4@) inch pipe from the utility company to the station property at a pressure ranging from 25-100 PSI. After that, the gas goes through a drying system, using various methods based on the gas, until all water is removed. In some cases, the gas is delivered so dry that a simple cartridge dryer can be added at very low cost, in other cases there is substantial water and a sophisticated dryer is necessary. Once the natural gas has been processed through the dryer, it goes through a four (4) stage compressor system that will compress the gas to 4000-4500 PSI.

Once the gas has reached the desired pressure, it is transported via stainless steel tubing to a storage system. A properly configured refueling station uses a double three bank system with low, medium and high banks to maximize the equilibrium process of vehicle refueling.

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After the natural gas has been stored it is ready for resale. Like a garden variety gas station, the CNG customer vehicle pulls up to a dispenser inputs their credit card for authorization and activates the pump. The pump only engages the receptacle of the vehicle and the hose are locked in place. The CNG flows from the storage tanks, through a priority panel, through the dispenser and into the vehicle’s natural gas fuel tank.

The priority panel tells the dispenser which storage cylinder to pull the stored gas from. The dispenser uses a sophisticated weights and measure system to calculate the amount of gas delivered to the vehicle. The dispenser displays the amount of CNG delivered and the cost to the customer. Just like a regular gasoline fueling station, upon completion of transfer, the credit card is processed; and a receipt is delivered through the processing device for the customer. The customer drives away with a vehicle using CNG.

U.S. Department of Energy Alternative Fuel Data Center

Description of the CNG Market

The United States has a high dependency on foreign oil in the energy sector, importing more than 60% of the oil we use for transportation. The demand for foreign oil is not sustainable in the long run nor is it price stable. There are constant price fluctuations due to foreign policy changes and importing from geopolitical unstable regions. We have an extensive supply of domestic natural gas and are only using a small portion of it. Instead of importing oil from other regions of the world, we have an opportunity to migrate away from an oil-based economy to a CNG based one.

At current national prices, 3/5/18, diesel is an average U.S. price of $2.992 per gallon and gasoline is an average U.S. price of $2.560 per gallon. CNG ranges from less than $1.50 in places like Delaware to about $1.50 to $ 2.15 per GGE (“gasoline gallon equivalent” nationally. Historically, natural gas has always been less expensive than oil. There is no evidence to show that this will change. Further, using a domestic fuel and reducing our dependence on foreign oil will allow the Federal and State governments to maintain or even increase subsidies for CNG.

Regular Gasoline Prices

(dollars per gallon)
4
3
2
1
Jul '17
Jan '18
U.S.
East Coast
New England
Central Atlantic
Lower Atlantic
Midwest
Gulf Coast
Rocky Mountain
West Coast
California

Source: Energy Information Administration

On-Highway Diesel Fuel Prices

(dollars per gallon)
4
3
2
Jul '17
Jan '18
U.S.
East Coast
New England
Central Atlantic
Lower Atlantic
Midwest
Gulf Coast
Rocky Mountain
West Coast
California

Source: Energy Information Administration

56

U.S. Department of Energy Alternative Data Center

Note: Fuel volumes are measured in gasoline gallon equivalents (GGE). Electric prices are reduced by a factor of 3.4 because electric motors are 3.4 times more efficient than internal combustion engines. Propane prices reflect the weighted average of “primary” and “secondary” stations.

Other than natural disasters, there are few threats to a stable and predictable supply of natural gas. Oil, as we have seen in the past, is susceptible to huge price swings, because of both domestic and international geopolitical impact. CNG eliminates this fluctuation, simply because it is a readily available domestic fuel. Additionally, the margins are predictable, making projections simpler and straight forward.

Sales and Marketing of a CNG Station

Marketing a CNG Station is a delicate balance between meeting client expectations and exuberant demand. If too many trucks are recruited to a station, the drivers become dissatisfied with the speed of fueling. If too much equipment is installed, the station languishes and the return on investment is not up to management’s expectations. A successful CNG station will meet with both these challenges.

The Company intends to acquire core stations that will market to box trucks from furniture and delivery companies and service trucks from telecommunication providers. Growth will come from the addition of waste collection vehicles and large 18-wheeler traffic as CNG infrastructure develops. Traditionally, CNG marketed to only “spoke and wheel” customers, or customers that returned to a location within three miles of the station.

Now, as stations are added, existing and new stations can now recruit logistics companies that may need a delivery point refueling to make it back to the warehouse point where they have their own CNG facilities.

57

This is the strategic type of opportunity that the Company will be looking for in sourcing and acquiring stations. The Company will seek locations that are more of a destination location rather than a warehouse location so the development of this type of opportunity expands the likelihood of station growth. Assessing additional growth will become apparent as more trucks begin refueling.

Competition, Markets and Regulation

Competition

Clean Energy Fuels Corp. represents the clearest example of success in the CNG industry. Its focus is on fleet refueling using CNG and Liquefied Natural Gas (LNG). Their pioneering efforts have proven that CNG and alternative fueling works in the United States. Their primary focus is government fleets and some private commercial fleets. Clean Energy Fuels Corp. has also worked with companies like Ford to advance authorized CNG conversion vehicles until full production vehicles are available. This next step is on the horizon. The Company in making station acquisitions will be ready to capitalize on this untapped market. It had been projected that, by 2016, there will be both domestic and foreign vehicle models for sale.

Markets

There are two defined segments of customers: consumers and fleets. The consumer, as a customer, wants to refuel with convenience and ease. Their vehicles are commonly used to commute to work, car pool, shopping and vacations. American consumers have some reservations about most alternative fuels, simply due to reliability and availability. Further, they do not want to give up their SUV’s (Sport Utility Vehicle) and other low mileage vehicles. This customer segment will embrace a fuel that allows them to drive the same types of cars and trucks that simply requires a different fuel.

Electric cars while efficient, are an example of an alternative fuel that is decades away from appealing to the American consumer in larger numbers. They have limited range, are small, and require hours to recharge and are expensive. The battery life is also inefficient. Consumers do not want to wait hours to refuel and they want the best fuel prices possible.

Fleet customers rely on their cars, vans and light trucks primarily to conduct their jobs and businesses. Individually, these vehicles consume more fuel. Cost is as important a factor as is time and convenience. Efficiency and company policies will require that more corporate fleets consider options that are more economically efficient and supportive of domestic fuel vehicles.

The Company’s fueling station acquisition plan intends to capitalize on this customer base. Current and future tax credits for CNG also increase the profitability for the market base. Consumers can easily switch to a fuel with more benefits if it is proven. CNG is proven, the vehicles are proven. It is an American fuel that provides benefits and few sacrifices to consumers.

Regulation

CNG has an opportunity to capture a large part of the high efficiency auto market. Improvements in refueling technology as well as refinement of CNG engines have led to a growth in the CNG auto industry. In the United States, the EPA has eased the restrictions on CNG conversions for cars, vans and light duty trucks more than 2 years old. This has created an opportunity for the conversion market “fueled” by the construction of stations. As production vehicles become more readily available from Ford, Toyota, Honda, GM, Mercedes and other auto manufacturers, CNG fueling stations will become as common as their gasoline counterpart. The CNG fuel stations will expand and continue to attract a larger client base.

58

Our First Alternative Energy Related Property

On October 31, 2016, the Company entered into an Option Agreement for the Purchase of Real Property (“Option Agreement”) with Max Harper Lake LLC (“Max Harper” or “Seller”), a Nevada Limited Liability Company for the purchase of 305 acres of real property located in Harper Lake, California (“Harper Lake Property”). The Company had planned to develop the property into a shovel ready utility grade Photovoltaic (“PV”) solar field for the construction of two (2), forty (40) megawatt solar energy plants. The Property was located adjacent to the Abengoa Mojave Solar Project (MSP), a large utility grade, concentrated solar power (CSP) facility in the Mojave Desert in California.

The purchase price for the property was $3,300,000 and the total option price was $40,000.00, payable in monthly payment of $5,000.00, which upon exercise of the option, was to be credited against the purchase price. If not exercised, the Option Agreement terminated at close of business May 31, 2017.

The Company made $5,000 per month option payments through March, 2017 and terminated the Option Agreement, in writing, on April 5, 2017 due to internal disputes concerning the Max Harper Lake management. At the time of termination of the Option, the Company made option payments totaling $25,000. The Company invested additional funds into the Harper Lake Project which together with the option payments totaled approximately $73,000.

The option to purchase, as well as, an option to repurchase the property were not arm-length transactions. Julio Macedo, sole member of AD Partners LLC, the Company’s Manager owned an equity interest in Max Harper Lake LLC.

On May 9, 2017, Julio Macedo recorded a Deed of Trust against the Harper Lake Property, securing a Note in the amount of $266,000 that he procured from Max Harper Lake LLC. The Note and Trust Deed were to secure the amounts of money that Mr. Macedo personally advanced on the Harper Lake project as well as $96,000 advanced by the Company for the Option Agreement. Mr. Macedo has assigned $96,000 of the Note to the Company. It should be noted that the Trust Deed securing the Note against the Harper Lake property is junior to the Trust Deeds recorded by the seller and earlier lenders against the Harper Lake Property. There is a risk that the senior lien holders could foreclose on the senior Trust Deeds, which would make Mr. Macedo’s and the Company’s interest worthless.

Our Current Solar Property and Project with Crescent City Harbor District

Crescent City Harbor Solar Project Summary

Crescent City Harbor District has been paying approximately $232,000 for about 1,357,800 annual KWH usage (0.1710 cents per KWH) per year for its electrical service. The Company will provide solar generated power at approximately $173,720 per year saving the customer an average of $30,657 per year or a 15% savings. The Company is escalating the Energy Rate 2% per year. If utility rates escalate 2.25% each year, the overall savings for the Harbor District over 25 years is projected to be $1,403,195. The Company’s anticipated revenues, net of the nominal maintenance cost, over the 25 years amounts to anticipated net income of $5,215,992 which, when combined with green energy credit of $703,795 is anticipated to result in proceeds in the amount of $5,919,787 and a ROI of 19.3% over the 25 year life.

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The proposed 1000 KW solar generation facility will employ Photovoltaic (PV) solar panels that absorb sunlight and directly produce electricity. The solar facility will consist of:

☐	First, nine commercial buildings on the harbor waterfront with an estimated total output of 590kW;

☐	Second, consisting of a series of carport mounted solar arrays, with an estimated output of 410kW.

☐	Third, the system will use thirty 33kW power inverters that aggregate the output from the PV panels and converts the electricity from direct current (“DC”) to alternating current (“AC”); and,

☐	Fourth, an onsite net energy meter (NEM) generator-tie (“gen-tie”) power line to point of interconnect on the Pacific Power electric distribution circuit. The Harbor District Solar Facility will have net metering and it is anticipated that the Company will only have an Interconnect Agreement with Pacific Power and not a Power Purchase Agreement with Pacific Power to sell this electricity into their Grid.

The facility would not have a control room nor have staff onsite—remote monitoring will be incorporated into the control system to allow unmanned operations. The facility will not include an Operations and Maintenance (“O&M”) building. The Company will pay for periodic on-site monitoring.

The solar array will consist of PV panels mounted on six axis tracking steel support structures. The supports will track the sun and the assembled PV panels will have a typical height of seven feet and nine inches. The rows will be aligned north to south, and the PV panels will be tilted at 7 degrees to the west.

As discussed in greater detail below, the PV panels will be mounted on the roof tops of certain Harbor District Buildings.

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The Crescent City Harbor District

Overview

The Crescent City Harbor District (“CCHD” or “Harbor District”) is located on the Northern California Coast adjacent to the City of Crescent City, approximately 20 miles south of the Oregon border. Crescent City Harbor is in Crescent Bay, just south of town, both on lands granted by the State Lands Commission (SLC) to the Harbor District and lands owned fee and title by the Harbor District.

The Harbor is protected by a 4,100-foot outer breakwater, a 1,200-foot inner breakwater, and a 2,400-foot sand barrier, all of which combine to create the only “harbor of refuge” between Humboldt and Coos Bay. The Harbor is a shallow-draft critical harbor of refuge, supporting a Coast Guard search and rescue station, commercial and sport fishing, and recreational boating. The Harbor District was formed in 1951 to assume responsibility for improvements, maintenance, and management of the Crescent City Marina and related harbor facilities.

The Harbor District supports commercial fishing activities, which play a vital role in the Del Norte County economy. The Crescent City Harbor serves as a commercial boat basin for salmon, shrimp, tuna, cod, and Dungeness crab fishing vessels, as well as a basin for recreational water craft. The Harbor is also home to multiple fishing and non-fishing related businesses and Harbor District offices. The Harbor District leases several commercial buildings and businesses located upon Harbor District owned land surrounding the harbor.

Crescent City and Del Norte County is in a state of transition from resource production to a tourism and recreation services-based economy. The 2006 Crescent City Harbor District Master Plan emphasizes the Harbor District’s intention to retain and improve existing harbor facilities in support of commercial fishing and recreational boating, while expanding coastal related visitor serving uses in the Harbor. These new uses have the potential of generating the revenue necessary to keep the Harbor District economically viable, sustaining its ability to meet its mandates under the State Tidelands Grant and the California Coastal Act.

The Tidelands Grant to the Harbor District by the state of California mandates specific functions that the Harbor District must guarantee for public use including the development of a public harbor to meet the needs of the people of the State and the provision of recreational and visitor-serving uses within the granted lands.

Furthermore, the California Coastal Act emphasizes support for coastal-dependent uses (i.e. those uses that must have a waterfront site to exist), and coastal-related, visitor-serving, recreation, and commercial uses. Harbor District policies and programs that carry out the administrative mandates of the State are encompassed in the Crescent City Harbor District Harbor Master Plan, the Del Norte County Local Coastal Program, and the City of Crescent City Local Coastal Plan for the Harbor Dependent and Harbor Related planning areas.

Boundary and Sphere of Influence

The Harbor District Boundary, which is countywide, also serves as the Harbor District’s Sphere of Influence (SOI). The Harbor District owns and controls both land and tideland properties at Crescent Bay, bounded by Crescent City to the west, Crescent Beach to the east, the Highway 101 corridor to the north, and Whaler’s Island and the breakwater to the south. The Harbor District ownership encompasses roughly 150 acres of land, Figure 1.

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Figure 1. Crescent City Harbor District

Management/ Ownership

The Harbor District Board of Commissioners is comprised of five members, each elected by Del Norte County voters. Each Commissioner serves a four-year term and receives an annual stipend of $3,833.32. The Commissioners appoint a Harbor master, who directs staff in the day-to-day operations of the Harbor. The Harbor District employs ten full-time and five part-time employees to provide services and maintain the Harbor.

Population and Land Use Land Use

Currently, five County land use designations apply to the land and water areas under the jurisdiction of the Harbor District: Harbor Dependent (HD), Harbor Dependent Commercial (HDC), Harbor Dependent Recreational (HDR), Harbor Related (HR), and Greenery (G). The Del Norte County General Plan (2003) and Zoning Code guides land use decisions within the Harbor District.

According to the Harbor District, the existing Harbor District Land Use Plan no longer reflects the status of commercial and recreational fishing on the north coast. The Harbor District has been working on development of an updated Harbor Area Land Use Plan, with an associated update to zoning designations within the Harbor Area. This Plan will enhance and clarify the Harbor District’s 2006 Master Plan.

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Population and Growth

The harbor area does not have permanent residences within the Harbor District’s jurisdiction. However, the Harbor District does lease land to RV parks, which accommodates RV units for extended stays. The Harbor District can also accommodate live aboard vessels for fees established in the adopted fee schedule.

According to the Census, the total population in Del Norte County was 27,507 in 2000 and 28,610 in 2010. The Del Norte County population grew at a rate of 4.0 percent between the 2000 and 2010 census, or at an annual growth rate of 0.4 percent. The County will likely continue to develop at current rates of 0.4 percent per year, putting the County population at approximately 30,987 in 2030.

Services & Infrastructure

Services Overview

The Harbor District currently provides the following services: Boat Slip Rentals; E q u i p m e n t Rentals and Services; Harbor Dredging and Maintenance; Open Space, Recreation and Preservation Areas; Public Facilities; Rents and Concessions; and, Roads and Parking.

Infrastructure Overview

A series of natural disasters, including 2006 and 2008 winter storms and 2006 and 2011 tsunamis, badly damaged portions of the Harbor District’s infrastructure. As a result, it was determined that all docks and pilings in the inner boat basin should be replaced. The Harbor District funded required repairs through FEMA and Cal OES disaster funds, grants, and loans. The Harbor District began reconstruction of the inner boat basin in May 2012 and it was dedicated in March 2014. Repairs included the following major infrastructure projects:

☐	Reconstruction of the breakwater protecting the inner boat basin.

☐	Dredging material deposited by the 2011 tsunami from of the inner boat basin.

☐	New, tsunami resistant, docks, pilings, and gangways throughout the inner boat basin.

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☐	Dredging of the outer boat basin, Citizens Dock area, and fish dock areas of the harbor.

☐	Upgrade rock slope protection in the inner boat basin to resist a 50-year tsunami event.

☐	Repair supports at entrance to Citizens Dock.

☐	Replace destroyed administrative dock.

☐	Replace floating docks at Travelift facility.

☐	Replacement of damaged fender pilings at Citizens Dock.

☐	Repair rock slope protection at various locations in the outer boat basin and launch ramp areas.

To the best knowledge of the design engineers, contractors, and regulatory agencies, the Harbor District's inner boat basin represents the first marina in the United States built to resist waves resulting from a 50-year tsunami event. During the reconstruction of the inner boat basin, the Harbor District obtained additional grant funds for the following projects, which improve the look and function of the harbor as a facility for visitors to the area (by boat and by land):

☐	Design of promenades, coastal trail, signage, and wind shelters throughout the harbor.

☐	Construction of the inner boat basin promenade, phase one of the coastal trail, improved signage and wind shelters near the inner boat basin.

☐	Design of a proposed multi-agency visitor center in the Harbor District.

☐	Construction of a new combination restroom, enclosed fish cleaning station, shower and laundry facility adjacent to the inner boat basin.

Additionally, the Harbor District has made the following capital improvements: Installation of high mast LED lighting around the inner boat basin.

Purchase of the remaining lease from a failed abalone farm on harbor property.

Purchase and renovation of the building formerly housing a bait shop/lunch stand into a modern, full service restaurant.

Closure of the wastewater treatment plant operated by the Harbor District, and sale of the assets to the City of Crescent City.

Inner Boat Basin

The inner boat basin is the main berthing marina for commercial and pleasure crafts in the Harbor. The inner boat basin slips are rented on a daily, monthly, semi-annual, and annual basis. The Crescent City Harbor District boasts a new, state-of-the-art marina, with modern amenities for both commercial fisherman and recreational boaters. All facilities within the reconstructed Inner Boat Basin are ADA accessible. The inner boat basin marina has 240 slips which range in size from 30 feet to 70 feet with side-tie availability for vessels up to 100 feet. The harbor is dredged to a 12 foot depth.

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As discussed in the Infrastructure Overview, the docks and pilings in the inner boat basin were severely damaged by a tsunami on November 15, 2006 and before that damage could be repaired, they were destroyed by a tsunami on March 11, 2011. These two tsunamis also damaged the seawall and the rock slope protection surrounding the inner boat basin. As a result of this substantial amount of damage, the inner boat basin has been fully reconstructed to withstand a 50- year tsunami event, primarily with disaster assistance funds from CalOES, as well as funds from FEMA. Thirty-inch diameter piles, enclosed in HDPE sleeves, were driven from twenty-one to thirty-seven feet into the bedrock. “H” dock is designed as a wave and current attenuator with many closely spaced piles to disrupt tsunami flow patterns within the harbor.

Outer Boat Basin

This area which has historically served recreational boaters and sports fishing operations during the summer months is located along the west side of the Anchor Way Groin and on the north side of the breakwater leading out from Whaler’s Island. The outer boat basin includes the boat launch ramp that is built into the Anchor Way Groin. Because there is sufficient capacity in the reconstructed inner boat basin to service all the recreational vessels, and because installing and maintaining the floating docks in the outer boat basin is expensive, the Harbor District decided not to install these temporary docks. In the future, should demand warrant it, the Harbor District may install new, modern floating docks in the outer boat basin.

Equipment Rentals

The Harbor District can provide gear storage, pump vessels, dispose of waste oil or oily bilge water, provide launch ramp access, and provide the equipment necessary to maneuver vessels to and from the Harbor waters. Such equipment can be rented for fees and includes: Forklift; Mobile Crane; Port Boat (towing); Public Hoist; and, Thirty ton Travelift and a dry storage area for light do-it- yourself repairs; and Laydays.

Harbor Dredging and Maintenance

The open water planning areas located at the mouth of the inner boat basin, in and around the Citizen’s Dock, the outer boat basin, and the working waterfront areas of the Harbor core need regular maintenance dredging or the operation and use of these facilities will become extremely limited in the future. The Harbor District has limited dredging equipment including a boom truck, a crane, a fork lift, and a suction dredge with a cutter head and dredge material pipes.

The area located in the westernmost section of the Harbor is comprised of an outdoor storage area and a 5.3-acre site that is used for the disposal and dewatering of dredge materials. The dredge materials site and the storage yard are the only portions of the Harbor that fall outside of the jurisdiction of the County and inside the jurisdiction of the City.

The dredge materials site is an essential part of the Harbor. With the State’s mandated cessation of open water dredge disposals, the Harbor must utilize this site for the dewatering of dredge materials before hauling them to a more permanent disposal site. Until the Harbor District and other State officials can either find a new site for the dredge materials (offshore or onshore), the Harbor District will need to continue to operate this dredge materials site well into the future.

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Open Space, Recreation, and Preservation Areas

Highway 101 Frontage

The Harbor District’s Highway 101 Frontage extends from the inner boat basin to the motel at the Highway 101 and Anchor Way intersection. The portion adjacent to the inner boat basin is a tree- studded green open space with some signage and harbor entry monuments. There is also a green space adjacent to the motel at Highway 101 and Anchor Way. These green spaces, designated as “Greenery” in the County General Plan, provide a pleasant image for those entering Crescent City and Crescent City Harbor from Highway 101 and are viewed as important attributes to the Harbor.

Western Uplands Area

The Western Uplands planning area is in the westernmost section of the Harbor overlooking a sandy beach to the south. It is comprised of an outdoor storage area and a 5.3- acre site that is used for the dewatering of dredge materials. The storage area has potential for other uses, including visitor-serving development.

Whaler’s Island

Whaler’s Island used to be an isolated rocky island off the crest of Crescent Bay until it was connected to the Harbor by the Anchor Way Groin. Surfers and other personal water craft users can access a small cove on the east side of the Anchor Way Groin, and there is an informal trail that leads hikers over Whaler’s Island and out to views of open-water. There is also a small cove that serves as a put-in facility for kayakers on the northeast side of the island.

The Coast Guard is located on the north side of Whaler’s Island, taking advantage of shelter for the cutter and access to the inner Harbor and open-ocean. The Coast Guard operates a dock and station on this site within Harbor waters and the Coast Guard’s 87-foot cutter is a permanent resident of the Harbor.

According to the Del Norte County General Plan and the Crescent City Harbor Master Plan, the land use designation for a portion of Whaler’s Island is “Greenery”. This designation is intended to set aside areas to be used for wind or weather screens and for visual effect. Day use recreation is listed as a compatible use within this designation.

Public Facilities

Anchor Way Groin

The Anchor Way Groin contains fill that extends out from the Harbor land mass south to Whaler’s Island. This groin contains several facilities and serves as a platform for the outer boat basin, the boat launch ramp, and the restrooms and parking areas that serve it.

Citizen’s Dock

The Citizen’s Dock is the only public pier in Crescent City Harbor that is managed by the Harbor District. The pier is used primarily for loading and unloading operations of fishing vessels. It does not afford much of an opportunity for public fishing directly from the pier.

The Dock splits into two legs at its mid-point with one configuring to the west and the other to the southwest. The southwest portion of the dock holds five small buildings used by commercial fishing operations to unload their catch. The leg pointing directly west is home to the two-story icehouse which provides flake ice to the fishing fleet. Two small fish unloading buildings are adjacent to the icehouse.

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Harbor master/District Office and Restroom Buildings

The Harbor District’s office is located along Citizen’s Dock Road, just south of the inner boat basin. This building serves as the administrative headquarters of the Harbor District. A new ADA compliant restroom facility with showers, a laundry facility and fish cleaning station were constructed adjacent to the inner boast basin with a grant from the Wildlife Conservation Board.

Rents and Concessions

The Harbor District derives a substantial part of its current revenues from the rents paid by lessees and other businesses operating on Harbor District property, including tenants, licensees, permit holders and other private users authorized by the Harbor District. Many major public and private components of the CCHD Harbor Master Plan can be achieved only through additional revenue- generating uses and private investment.

Boat Repair and Marine Supply Shops

The Harbor District leases the Harbor’s boat repair facility to Fashion Blacksmith, Inc. Boat repair and building takes place in 2 large bays within the building and also occupies the large yard between the building and the syncrolift at the adjacent dock. Fashion Blacksmith is a full-service shipyard with a shiplift 100 feet long and 34 feet wide, with a maximum 275 long ton lifting capacity.

The Harbor District also leases a nearby space to Englund Marine Supply, a related use that sells marine supplies. Englund Marine recently began construction of a greatly expanded retail and warehouse facility along the east side of Citizen’s Dock Road. The Harbor District expects this to improve the retail ambiance along Citizen’s Dock Road, attract new retail customers and allow for new uses for the existing building occupied by Englund Marine.

Fuel Docks

A boating fuel terminal is present on Citizen’s Dock that is currently being leased to Renner Petroleum.

Restaurants and Retail

Situated in the Central Harbor is a cluster of buildings with retail uses including the Fisherman Wives Hall, the Coast Redwoods Art Association, and the Yacht Club. The Chart Room Restaurant, an important income generator for the Harbor District, resides on Anchor Way Groin.

The Harbor District purchased an existing building overlooking Crescent Beach and renovated it into a full-service restaurant available for lease. The Crescent City Crab Shack, Kim’s Hair Salon, and South Beach Outfitters are all located along Anchor Way.

RV Parks

The northeastern harbor area includes two existing RV parks: the 117-space Harbor RV Anchorage Park, accessed from Starfish Way, and the 125-space Bayside RV Park which is accessed from either Highway 101 or Citizen’s Dock Road.

There is an undeveloped area that was the site of a former RV park that was abandoned. At present, this area provides parking to the users of Crescent Beach, as well as to patrons of nearby commercial uses.

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Seafood Processing Buildings

The Harbor District owns several fish processing buildings associated with the Harbor that have not been used to capacity for some time. On the southwest corner of the Harbor are the Alber Seafood, Inc. building and Pacific Choice building, which are two of the largest buildings on the site.

Roads and Parking

Vehicle access to the Harbor is provided at three locations off Highway 101: Anchor Way, Neptune Way, and Citizen’s Dock Road. Citizen’s Dock Road is the main access roadway and serves as the primary Harbor entryway from Highway 101. It serves the Central Harbor area and Citizen’s Dock. Anchor Way provides secondary access to and defines the southern border of the Harbor. Anchor Way provides direct access to the boat launch and the Coast Guard facility that resides at the Harbor. Neptune Way also provides secondary access to the Harbor and is located between the two other access roads.

Crescent City Harbor has substantial parking lots that are seldom fully occupied. Parking and net repair areas surround the inner boat basin, Anchor Way Groin, which is predominantly used for parking, and Citizen’s Dock Road. There is ample parking to adequately accommodate existing and future parking needs.

The Acquisition Agreement with Renewable Energy

The Company entered into an agreement (the “Acquisition Agreement”) as of December 14, 2017 with Renewable Energy Capital, LLC, a Florida limited liability company, ("Renewable Energy”) for the transfer of, assignment of, and acquisition of, a Solar Energy and Power Purchase and License Agreement (“Crescent PPA”) entered into by and between Renewable Energy and the municipal entity, the Crescent City Harbor District (“Harbor District”).

The Acquisition Agreement between the Company and Renewable Energy provides that Renewable Energy would assign and transfer to the Company all of its right title and interest in the Crescent PPA in exchange for the following:

The Company was to pay Renewable Energy a total of Three Hundred Thousand Dollars ($300,000) for the Crescent PPA and the Project Assets and Obligations associated therewith. The Company was to make the payments according to the following schedule:

Seventy-Five Thousand Dollars ($75,000) to be paid into REC's attorneys, in trust, on December 21st, 2017; and,

Twenty-Five Thousand Dollars ($25,000) to be paid to Renewable Energy directly on December 21, 2017.

The Escrow funds were to be released to Renewable Energy when the Company received documentation evidencing and memorializing that Harbor District has agreed to and accepted the assignment of the Crescent PPA from the Company;

One Hundred Thousand Dollars ($100,000) to be paid to Renewable Energy on March 8, 2018; and;

One Hundred Thousand Dollars ($100,000) to be paid to Renewable Energy on May 8, 2018.

Thereafter, in conducting its further due diligence the Company determined that the Crescent City Harbor facilities may only be able to accommodate ½ Mega-Watt installation, so the Company and Renewable Energy entered into an Addendum to the Acquisition Agreement (“Addendum”) on December 14 as follows:

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The Company was to pay Renewable Energy a total of One Hundred Fifty Thousand Dollars ($150,000) for the Crescent PPA and the Project Assets and Obligations associated therewith.

The Company was to make the payments according to the following schedule:

Forty Thousand Dollars ($40,000) to be paid into REC's attorneys, in trust, on December 21st, 2017; and,

Twenty-Five Thousand Dollars ($25,000) to be paid to Renewable Energy directly on December 21, 2017.

The Escrow funds were to be released to Renewable Energy when the Company received documentation evidencing and memorializing that Harbor District has agreed to and accepted the assignment of the Crescent PPA from the Company;

Forty-Two Thousand Five Hundred Dollars ($42,500) to be paid to Renewable Energy on March 8, 2018; and,

Forty-Two Thousand Five Hundred Dollars ($42,500) to be paid to Renewable Energy on May 8, 2018.

As of May 8, 2018, the Company had paid Renewable Energy the full One Hundred Fifty Thousand Dollars ($150,000), as agreed.

Further, the Company acknowledged by way of an email dated March 6, 2018 (the “Renewable Email”), that the remaining $150,000 due under the Acquisition Agreement would become due and payable when the Company was satisfied that the additional ½ mega-watt could be installed at the Harbor District Property. The Renewable Email stated that the Company believed that this condition could be satisfied and anticipated making a payment of $75,000 to Renewable Energy on August 8, 2018 and the remaining payment of $75,000 on October 18, 2018.

On June 11, 2018, the Company and Renewable Energy entered in to Addendum Two to the Acquisition Agreement (“Addendum Two”). Addendum Two provides that the Company would pay the remaining $150,000 due under the acquisition Agreement as follows: $50,000 was paid upon execution of Addendum Two; $50,000, would be paid 30 days after execution; and, $50,000 would be paid 60 after execution. In consideration of the Company’s expediting payment of the remaining balance, Renewable Energy also released the Company from all past and future liabilities to Renewable Energy, whether known or unknown and relinquished any claim to extended and future business of the Company. The Company the made the remaining $50,000 payment on August 11, 2018.

As of August 11, 2018, the Company has paid Renewable Energy $300,000, the full contract price.

The Harbor District Consent to the Assignment

On January 16, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-1") assigning the Crescent PPA to the Company, as Financing Institution.

On February 20, 2018, the Company caused to be formed ADE Crescent City LLC, (“ADE Crescent”) under the laws of the State of Delaware, an entity wholly owned by the Company. The Operating Agreement of ADE Crescent provides that a Manager managed single member Delaware Limited Liability Company, taxable as a disregarded entity. ADE Crescent will be managed on a day to day basis by its designated officers and by AD Partners LLC, its overall Manager and the Manager of the Company.

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On May 1, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-2") assigning the Crescent PPA to the ADE Crescent.

The Crescent PPA, an agreement with an initial term of 25 years, provided that the Energy Seller, now the Company will install, finance, own and operate an electricity grid-connected 1 Mega Watt photovoltaic, solar energy facility (the "System") located in the Crescent City Harbor. In return, the Harbor District agreed to license a portion of Harbor District’s premises located at 101 Citizens Dock Road, Crescent City, California 95531 the “Premises") to the Energy Seller, now the Company, for the installation.

The Crescent PPA provides that the Harbor District will pay the Energy Seller, as follows: Year 1: $0.145/KWH with 2% annual escalator. The PPA further provides that Energy Seller will not increase the kWh price from the previous year, if the Crescent PPA does not provide a kWh price of at least 15% (Fifteen) percent below the current rate being charged to Harbor District by its current utility provider.

The Company anticipates generating $14,447 income per month or a total of $173,733 the first year, escalating to $23,285 per month or $270,561 per year by the 25th year. It is estimated that over the 25 years, the Company will have received total net energy income of $5,216,363 from the sale of energy and $703,795 from the sale of green energy credits, for total $5,920,787 from the Harbor District Property, representing an approximate 19.4% internal rate of return.

The Power Purchase Agreement gives the Harbor District the option to purchase the system on the 25th anniversary of the Commercial Operation Date and the anniversary of any extension for Fair Market Value, as agreed by the parties or determined by a nationally recognized appraiser agreed to by the parties.

The Harbor District will have net metering and it is anticipated that the Company will only have an Interconnect Agreement with Pacific Power and not a Power Purchase Agreement with PG& E to sell this electricity into their Grid. See, Summary of the Power Purchase Agreement, infra, for a more complete description of the agreement.

Agreement of Harbor District to Amendment No. 1 to the PPA

On December 5, 2018, the Harbor District executed Amendment No. 1 to the Crescent PPA. Amendment No. 1 provided that, Paragraph 5.1 of Crescent PPA is hereby amended to and provides that ADE Crescent will cause installation of the System to be completed and to cause the System to begin Commercial Operation on or before December 31, 2019 instead of the December 31, 2018.

Investment of Corvette, LLC in ADE Crescent City LLC

On December 1, 2018, the Company sold a 75% membership interest in ADE Crescent to Corvette, LLC (“Corvette” or “Class A Member”), a California limited liability company, and the Company retained a 25% membership interest. Since the ADE Crescent Operating Agreement by its terms, required that if an additional member was admitted, the ADE Crescent Operating Agreement had to be amended to reflect that it was no longer an entity taxable as a disregarded entity.

As part of the sale of the 75% membership interest, the Company entered into an Amended and Restated Operating Agreement (“Restated Operating Agreement”) wherein the Company is the Class B Member and the Manager. See, Summary of the Restated Operating Agreement.

Corvette, the Class A Member received a 75% membership interest in exchange for a capital contribution of $2,000,000, The $2,000,000 capital contribution was to be used by the Manager to complete the construction of the Harbor District Solar Facility, including obtaining all building permits, paying fees required by governmental agencies, and reimbursement of certain expenses already incurred in the construction of the Harbor District Solar Facility by the Class B Member totaling $400,000.

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Capital Contribution of the Class B Member includes all of its right, title and interest in and to the Harbor District Solar Facility and an amount equal to the License Fee or $500,000, (as defined in the Crescent PPA), within 5 days after the Commercial Operation Date. The Members will not be required to contribute any additional capital to ADE Crescent, and no Member will have personal liability for any obligation of the ADE Crescent except as set forth in the Restated Operating Agreement.

The Real Estate License

As part of the Harbor PPA, the Energy Seller, now the Company, was granted a License (“Harbor License Agreement”) to occupy portions of the Harbor District Property for the installation and operation of the PV solar system for the Crescent City Harbor. The License Fee is $20,000 per Mega Watt per year for twenty-five years. The License Fee will be reduced by the cost of the roof upgrades requires for the installation. The total License Fee in the amount of $500,000 will be due and payable five (5) business days after the Commercial Operation Date. The Company anticipates that the License Fee will be paid in installments of $250,000 as the Phases of the Project go online.

Under license agreements, the legal ownership and the possession of the property remain with the licensor. Under a lease agreement, the tenant generally has exclusive possession with respect to the property. In other words, a license does not create any interest in the premises in favor of the licensee.

Phases of the Crescent City Harbor Project

The Company, after further due diligence has determined that it will finance, build and maintain the original 1 megawatt project as provided in the Crescent PPA and has concluded the project could be expanded to a 1.5-megawatt solar system at the Crescent City Harbor. The project consists of four phases. Phases One and Two encompass the original 1megawatt project and Phases Three and Four, the potential expansion. Phase One includes the construction of rooftop solar arrays on nine harbor front buildings with an estimated total output of 590 kW and Phase Two consisting of a series of carport mounted solar arrays with an estimated output of 410 kW.

If the project is expanded to 1.5 megawatts, the Company anticipates that the Crescent PPA will be amended and the included real property license will be amended. The Company has explored such expansion with the Harbor District and there has been informal agreements concerning such expansion. If the Crescent PPA is amended to cover a 1.5 megawatt project, the Company has tentatively agreed to pay a total fee of $750,000. There is currently no contractual obligation above $500,000 for the 1 megawatt project.

Phase 1.1 of the project will include installing 431 panels on the Eureka Fisheries building for 161 kW and 558 panels on the Albers Seafood building for 209 kW totaling 370kW. Phase 1.2 will consist of 586 panels on various harbor owned buildings for 220 kW. The Phase, totaling 1,575 panels for 590 kW. The 590 kW generated by those panels would be able to power the Harbor’s RV Park, Redwood Harbor Village and their shop maintenance buildings.

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Phase 1.1 Solar Rooftops

•	Eureka Seafood Building: 161kW (Left)
•	Albers Seafood Building: 209kW (Right)

Phase 1.2 Solar Rooftops

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•	Harbor Shop Buildings: 209kW (Center and Top Right)
•	Blacksmith Building: 161KW (Bottom)
•	Crescent Seafood Restaurant: 20KW (Bottom Left)
•	Coast Guard Building:20kW (Top Left)

Phase Two will include the construction of two solar carports in the Harbor District’s marina dock parking lots totaling 410kW in size. The carports will have a minimum clearance of 16 feet, and a maximum height of 20 feet, enough to house a semi-truck. Phase The solar carports will provide power to the Harbor District office, the boat docks, cold storage units and fueling station.

Phase 2 Solar Carport

North

Futures phases of the solar project would include installing 40kW solar carports near the Recargo electric vehicle charging stations that are slated to go in behind Fisherman’s Restaurant and would feed up to four Level 3 and two Level 2 electric vehicle charging stations.

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Crescent City Harbor Energy Data

Current Electricity Overview:

Current Annual Usage:	1,357,800 kWh
Current Annual Utility Costs:	$232,200
Blended Rate kWh:	0.1710 $/kWh

PPA Funded Solar Photovoltaic System Overview:

Proposed Solar System:	1000 kW DC
Estimated Annual Energy Production:	1,195,103 kWh
PPA Term:	25 Years (300 months)

Electricity Budget After Installation of Solar System (Year 1):

Projected Remaining Utility Payments:	$27,823.14
Projected PPA Payments:	$173,720
Proposed Monthly PPA Rate:	0.1454 $/kWh
Discount:	15% 0.0257 $/kWh
Proposed PPA Escalator:	2.00%

Savings Summary:
Average Annual Savings	$70,065.72
Total Savings at End of Term:	$1,751,643.00

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Investment Summary

Year	Utility Rate	PPA Rate	Avoided Utility Payments	PPA Payments	Savings $	Savings %

1	$0.1710	0.1454	$204,391	$173,733	$30,659	15.0%
2	$0.1762	0.1483	$209,471	$176,321	$33,149	15.8%
3	$0.1814	0.1512	$214,676	$178,948	$35,727	16.6%
4	$0.1869	0.1543	$220,011	$181,615	$38,396	17.5%
5	$0.1925	0.1574	$225,478	$184,321	$41,157	18.3%
6	$0.1983	0.1605	$231,081	$187,067	$44,014	19.0%
7	$0.2042	0.1637	$236,823	$189,855	$46,969	19.8%
8	$0.2103	0.1670	$242,708	$192,683	$50,025	20.6%
9	$0.2166	0.1703	$248,740	$195,554	$53,185	21.4%
10	$0.2231	0.1737	$254,921	$198,468	$56,453	22.1%
11	$0.2298	0.1772	$261,256	$201,425	$59,830	22.9%
12	$0.2367	0.1807	$267,748	$204,427	$63,321	23.6%
13	$0.2438	0.1844	$274,401	$207,473	$66,929	24.4%
14	$0.2512	0.1881	$281,220	$210,564	$70,656	25.1%
15	$0.2587	0.1918	$288,209	$213,701	$74,507	25.9%
16	$0.2664	0.1956	$295,371	$216,885	$78,485	26.6%
17	$0.2744	0.1996	$302,711	$220,117	$82,594	27.3%
18	$0.2827	0.2036	$310,233	$223,397	$86,836	28.0%
19	$0.2912	0.2076	$317,942	$226,725	$91,217	28.7%
20	$0.2999	0.2118	$325,843	$230,104	$95,739	29.4%
21	$0.3089	0.2160	$333,940	$233,532	$100,408	30.1%
22	$0.3182	0.2203	$342,239	$237,012	$105,227	30.7%
23	$0.3277	0.2247	$350,743	$240,543	$110,200	31.4%
24	$0.3375	0.2292	$359,459	$244,127	$115,332	32.1%
25	$0.3477	0.2338	$368,392	$247,765	$120,627	32.7%
Total Savings:			$6,968,005	$5,216,363	$1,751,643	24.20%

Energy Production, Net Income and Sales of Green Credits

YEAR	kWh	Rate	Energy Sales	Green Cr.
1	1,195,103	$0.1454	$173,733	$29,878
2	1,189,127	$0.1483	$176,321	$29,728
3	1,183,182	$0.1512	$178,948	$29,580
4	1,177,266	$0.1543	$181,615	$29,432
5	1,171,380	$0.1574	$184,321	$29,284
6	1,165,523	$0.1605	$187,067	$29,138
7	1,159,695	$0.1637	$189,855	$28,992
8	1,153,897	$0.1670	$192,683	$28,847
9	1,148,127	$0.1703	$195,554	$28,703
10	1,142,386	$0.1737	$198,468	$28,560
11	1,136,675	$0.1772	$201,425	$28,417
12	1,130,991	$0.1807	$204,427	$28,275
13	1,125,336	$0.1844	$207,473	$28,133
14	1,119,710	$0.1881	$210,564	$27,993
15	1,114,111	$0.1918	$213,701	$27,853
16	1,108,540	$0.1956	$216,885	$27,714
17	1,102,998	$0.1996	$220,117	$27,575
18	1,097,483	$0.2036	$223,397	$27,437
19	1,091,995	$0.2076	$226,725	$27,300
20	1,086,535	$0.2118	$230,104	$27,163
21	1,081,103	$0.2160	$233,532	$27,028
22	1,075,697	$0.2203	$237,012	$26,892
23	1,070,319	$0.2247	$240,543	$26,758
24	1,064,967	$0.2292	$244,127	$26,624
25	1,059,642	$0.2338	$247,765	$26,491
Total	28,151,787		$5,216,363	$703,795

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IRR	19.42%
CoC	11.38%

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How Net Metering Will Work

The following is a schematic of how Net Metering will work for each of the Crescent City Harbor solar installation. Where, in the schematic below, the home appliances are being powered from the DC electricity that flows through the inverter to AC electricity, the operations of the Harbor District Property will be powered.

(6) Grid
(1) Modules
(4) Battery
(Optional)
(5) Meter
(3) Fusebox
(2) DC → AC Inverter
AC
DC

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DESCRIPTION OF THE COMPANY’S PROPERTY

Company Premises

The Company maintains its current premises pursuant to an oral agreement with Julio Macedo, on a month to month basis for its start-up operations and has not entered into any lease.

The Harbor District Property Interest

As part of the Harbor PPA, the Energy Seller, now the Company, was granted a License (“Harbor License Agreement”) to occupy portions of the Harbor District Property for the installation and operation of the PV solar system for the Crescent City Harbor. The License Fee is $20,000 per Mega Watt per year for twenty-five years. The License Fee will be reduced by the cost of the roof upgrades requires for the installation. The total License Fee in the amount of $500,000 will be due and payable five (5) business days after the Commercial Operation Date. The Company anticipates that the License Fee will be paid in installments of $250,000 as the Phases of the Project go online.

Under license agreements, the legal ownership and the possession of the property remain with the licensor. Under a lease agreement, the tenant generally has exclusive possession with respect to the property. In other words, a license does not create any interest in the premises in favor of the licensee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We were organized as a Delaware Limited Liability Company on September 23, 2016. Our Company’s objective is to (i) purchase, acquire, lease, operate, maintain, own CNG stations, gasoline and diesel stations, solar energy properties, and diversified energy properties, directly or through one or more subsidiary entities; and at times, sell, exchange or otherwise dispose of any such property. We intend to invest in alternative energy properties, where desirable, throughout the United States.

As of the date of this offering circular, we have not yet commenced active operations. Offering proceeds will be applied to the development of Investments, first, to the License Permit Fee of the Harbor District Solar Installation and the payment or reimbursement of selling commissions and other fees and expenses. We will experience a relative increase in liquidity as we receive net offering proceeds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition, development and operation of our assets.

As of the date of this offering circular, other than the License Agreement for the Harbor District Solar Property, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other assets. The number of properties and other assets that we will acquire will depend upon the number of Units sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition, development or operation of assets, we will keep the net proceeds of this offering in short-term, liquid investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We are organized as a Delaware limited liability company, which is taxed as a partnership for federal and state income tax purposes. Our Fiscal Year for reporting purposes is November 1, through October 31; however, our taxable year is the calendar year. Therefore, generally, we are not treated as a taxable entity for federal and state income tax purposes. Instead, each Unit Holder must report his or her allocable share of our income, gains, losses, deductions, credits and items of tax preference regardless of whether such Unit Holder receives any cash distributions from us.

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Assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the Unit Holders will pay tax on their Units of our net income. Under recently revised IRS regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates. Distributions would generally be taxed again to Unit Holders as corporate dividends. Unit Holders would not be required to report their Units of our income, gains, losses or deductions on their tax returns but only distributions. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit Holders would be reduced by the amount of tax paid, in which case the value of the Units would be reduced.

Results of Operations

As of the date of this offering circular, we have not yet commenced business operations, as we are currently in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of $800,000 in Class A Units; however, should additional sources of capital, either through institutional financing or joint venture, or both, become available, prior to reaching the minimum offering amount, we may be able to commence operations at an earlier point in time. Of the $800,000 Minimum Offering Amount, as discussed in the Use of Proceeds, supra, there are net proceeds of $520,000 which will be used to pay $500,000 for the License Permit Fee and $20,000. Construction of the 1 megawatt solar installation, and implementation and commencement the plan of solar operations will be paid from the net proceeds of $1,600,000 investment in ADE Crescent by Corvette, LLC.

With the construction of the 1 megawatt solar facility and commencement of operations in 2019, the Company does not believe that it will be necessary to raise additional funds in the next six months to implement the plan of operations Crescent City Harbor Department Project. The Company anticipates that any additional funds raised above the Minimum Offering Amount will be applied to implementation of the additional ½ megawatt solar installation, for a total installation 1.5 megawatts. At the Maximum Offering Amount, that any additional funds will be necessary to implement its plan of operations.

As of November 1, 2017 we had commenced preliminary development of our first solar project, Phase 1 of the Crescent City Harbor District solar installation, in accordance with our Second Business Model, described, supra. Since November 1, 2017 through July 31, 2018, the Company has entered into agreements relating the acquisition and development of the Harbor District Property solar project. In addition to the expenditure of $300,000 to acquire the Harbor District Project, we have spent approximately $200,000 for engineering surveys, analysis and design and on permit applications with various agencies. We have also completed geo-technical studies related to the design of the foundations of the solar arrays.

We have also expended human capital and energy, as well as, financial resources on identifying and sourcing future energy related projects, in accordance with our two business models, supra, and we anticipate commencing one or more of those projects in the next fiscal year.

The Company has made application with an Energy Banking Broker and, as of the date of this Offering Circular, is in the final stages of negotiations for a construction loan on the Harbor District Property solar project. We anticipate starting construction on the Harbor District Solar Property in the first quarter of FYE 2019.

We intend to operate on a fiscal year basis from November 1 to October 31 and report for tax purposes on a calendar year. We have not yet had any operations. We anticipate that we will commence operations and power production at the Harbor District Property solar project, no later than the end of FYE 2019.

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As we currently do not own any Investments, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the alternative energy real estate industry and real estate generally, that may be reasonably anticipated to have a material impact on either our capital resources, or the revenues or incomes to be derived from the operation of our assets.

Plan of Operation

As of October 31, 2017, and July 31, 2018, we had cash on hand of $95,215 and $89,913, respectively. We also expect that the proceeds from this offering will significantly improve our financial performance through changes in our capital structure, enabling us to further implement our acquisition strategy, and increase cash flows. We have identified no additional material internal or external sources of liquidity as of the date of this offering circular.

We anticipate that raising our minimum offering proceeds will sufficiently capitalize us to develop the Harbor District Solar Property, and that we will not require any additional funds over the six months following our initial closing. We anticipate that if we are able to raise additional funds in this offering we will acquire the additional properties and additional Investments. We anticipate that acquisition costs for Investments will be our primary cash expenditure over the next twelve months; however, our level of cash expenditures will be entirely dependent on factors that we cannot predict at this time, among others: (i) the aggregate proceeds raised in this offering; (ii) the sourcing and negotiation of acquisitions of the additional properties and other additional Investments; changes in the federal tax laws; and, (iv) interest rate fluctuation; In addition we expect to make expenditures the design and development of the Harbor District Solar Property.

At this time, we have identified solely approximately $2 million for the design and development of the Harbor District Solar Property. We cannot predict with any certainty the timing of any expenditures beyond our initial investment in the Harbor District Solar Property.

The Company has operated to date on resources provided Convertible Promissory Notes and loans from Mr. Macedo. As of July 31, 2018 the Company has received proceeds attributable to the Convertible Promissory Notes, in the amount of $957,000  and $432,800  in loans from Mr. Macedo, in addition to his initial $50,000 capital contribution.

Upon qualification, the Convertible Notes will all be converted in Series A Units.

Liquidity and Capital Resources

The following table summarizes, for the periods indicated, selected items in our condensed Statements of Cash Flows:

Nine Months Ended July 31,
2018
Net cash (used in) provided by:
Operating activities	$(399,013)
Investing activities	$(468,253
Financing activities	$861,965

Cash used in operating activities was $399,013 for the nine months ended July 31, 2018. This was primarily due to a net loss of $476,495, offset by $83,298 in amortization of debt discount, and aggregate change of $5,816 in prepaid expenses and accounts payable.

Cash used in investing activities was $468,253 for the nine months ended July 31, 2018. This was primarily due to an investment of $452,401 in the Crescent City Harbor District solar project, as well as investments of $10,847 in a trust deed and $5,005 in property and equipment.

Cash provided by financing activities was $861,965 for the nine months ended July 31, 2018. The cash related to financing activities was primarily due to proceeds received from convertible notes payable of $484,065, and proceeds from loans from our founder of $377,900.

As of July 31, 2018, we have $957,000 in notes payable. As of July 31, 2018, the Company’s current assets were $127,284. To date, our activities have been funded from investments from our founder, and the previous sale of notes that are convertible into Class A units of this offering.

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

The Company currently has no material commitments for capital expenditures.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Julio Macedo, Co-Manager and Chief Executive Officer.

Julio G. Macedo is the Co-Manager, Chief Executive Officer and Founder of American Diversified Energy LLC, and the Manager and Founder of its Manager- AD Partners LLC. Since 2012, has managed and raised over $5 million for four different private placement clean energy offerings in geothermal, solar and Compressed Natural Gas (CNG). Mr. Macedo has over 35 years of experience in high level executive positions and has sat on numerous board of directors spearheading planned project developments ranging from the ground up to re-developing exiting projects. Prior to 2012, Mr. Macedo was the Managing Principal of Macedo Partners, a private real estate investment entity for commercial real estate properties, where he has managed a real estate portfolio of over $15 million. Mr. Macedo served the President of Saguaro Diversified Projects, an affiliate of Genstar Pacific Investments, Ltd. where he received a $60 million investment from Genstar to build 10 community shopping centers, he successfully managed the fund, completing all shopping centers within a 4-year period. There Mr. Macedo was actively involved in the re-zoning of land parcels, applying for conditional use permits (CUP), hiring the necessary engineering and architectural consultants, and presenting at public hearings. While a Project Director of Real Estate at Lusk & Son and a General Manager at Ernest W. Hahn, Mr. Macedo re-developed three major regional malls all over 700,000 Sq. Ft. He is presently on the Board of Directors at Western Developments and Cantamar Housing, both low income housing non-profit organizations. He is the past President of both organizations. In addition, he is a Veteran of the US Army.

Neil Zoller, Co-Manager and Chief Operating Officer.

Neil Zoller is Co-Manager and Chief Operating Officer of American Diversified Energy LLC. Mr. Zoller currently serves as the Project Manager of JRN Engineering, where he has been responsible for the installation and oversight of five solar plants for Metropolitan Water District of Southern California. Mr. Zoller’s background in Construction Management is vast, with over 35 years of experience in the design, engineering and construction management of mining, processing and manufacturing plants throughout the United States and abroad, including Australia, Puerto Rico, Venezuela and Mexico. Mr. Zoller has been the lead Project Manager for multiple solar facilities and solar projects in the Southern California area. From 2014-2015 Mr. Zoller was the Senior Project Manager for Hobbs-Bannerman, a privately held engineering firm, he successfully installed a 250 MGW, parabolic trough plant for Abengoa Solar that ties into a Southern California Edison substation, helping supply 91,000 households with clean energy. In 1998, while the Vice President of Operations and Construction Manager for the Kruse Investment Company, Mr. Zoller was responsible for the design, engineering and construction of a $22 million flour mill in Colton, California, where he was able to negotiate a 3 MGW power agreement with the city of Colton. Mr. Zoller was the former Chairman of the Board of the Associated General Contractors for San Bernardino and Riverside County. He also served as the Chairman of the Board for Goodwill Industries of San Bernardino and Riverside County and President of Goodwill Industries of California. Mr. Zoller was employed by Kaiser Engineers in Australia working as an Engineer in Training, earning status of Senior Engineer.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Form of Compensation and Entity Receiving	Description

Organization and Offering Expense	The Manager will be entitled to reimbursement for offering expenses, including legal, accounting, printing, advertising, marketing, blue sky compliance, transfer agent fees, escrow fees, and other expenses of this offering.
Acquisition Fee	The Manager shall receive a 3% Acquisition Fee based on the gross purchase price of any Property for services rendered in the sourcing and acquisition of any Property.
Property Management Fee	The Manager or its Affiliates shall receive, for its services in supervising the management, operations and maintenance of the Property, a Property Management Fee in an amount equal to 3.0% of the gross revenue generated by the Property.
Asset Management Fee	The Manager or its Affiliates shall receive an annual Asset Management Fee in an amount equal to 1.0% of the gross revenue generated from the Property. The Asset Management Fee is for the Manager's professional services as an asset manager and a fund manager of Company.
Expense Reimbursement	The Manager will be entitled to reimbursement for out of pock costs and expenses incurred in connection with the operation, maintenance, accounting and repair of the Properties.
Property Disposition Fee	The Fund Manager or its Affiliates shall receive a disposition fee of 5.0% of the gross sales price paid for a Property, for services rendered in the marketing and sale of the Property.

No Officer, Director, Manager or Affiliate has received any compensation pursuant to any of the above categories. However, Julio Macedo, Co-Manager and Chief Executive Officer and Neil Zoller, Co-Manager and Chief Operating Officer, have received compensation in connection with their efforts expended toward organization and preliminary development of our projects. For the last two fiscal periods and the interim period ending July 31, 2018, such compensation has been included in the Financial Statement that are included in this Offering Circular and in the table presented below.

Name	Capacities in which Compensation Received	Time Period	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)

Julio Macedo	Co-Manager and Chief	FYE 2017	$9,500	$0.00	$9,500
	Executive Officer	Ending 7/31/18	$159,000	$0.00	$159,000
Neil Zoller	Co-Manager and Chief	FYE 2017	$4,898	$0.00	$4,898
	Operating Officer	Ending 7/31/18	$100,601	$0.00	$100,601

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

AD Partners LLC, a Delaware Limited Liability, whose sole member is Julio Macedo, will serve as the Initial Manager of the Company Julio Macedo contributed $50,000 equity to the Company for the purchase of 25,000,000 Class E Units. Julio Macedo has assigned his interest in the Company to AD Partners LLC. The Class E Units will have the transfer restrictions. Class E Units will only be transferable upon conversion into Class A Units, prior to, or at the time of sale or transfer, on a Unit per Unit basis and will no longer have full voting rights upon such conversion, but only the voting rights of the Class A Units.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable (1)	Percent of Class Before Offering	Percent of Class After Offering
Class E	Julio Macedo 711 W. 17th St. Costa Mesa, CA 92627	25,000,000 Class E Units	25,000,000 Class A Units in a one for one exchange of Class E for Class A Units	100%	100%
Class A	Julio Macedo 711 W. 17th St. Costa Mesa, CA 92627		25,000,000 Class A Units in a one for one exchange of Class E for Class A Units	0.00%	0.00%

 (1)       The Class E Units will have the transfer restrictions. Class E Units will only be transferable upon conversion into Class A Units, prior to, or at the time of sale or transfer, on a Unit per Unit basis and will no longer have full voting rights upon such conversion, but only the voting rights of the Class A Units.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Option Agreement

On October 31, 2016, the Company entered into an Option Agreement for the Purchase of Real Property (“Option Agreement”) with Max Harper Lake LLC (“Max Harper” or “Seller”), a Nevada Limited Liability Company for the purchase of 305 acres of real property located in Harper Lake, California (“Harper Lake Property”). The Company had planned to develop the property into a shovel ready utility grade Photovoltaic (“PV”) solar field for the construction of two (2), forty (40) megawatt thermal solar energy plants. The Property was located adjacent to the Abengoa Mojave Solar Project (MSP), a large utility grade, concentrated solar power (CSP) facility in the Mojave Desert in California.

The purchase price for the property was $3,300,000 and the total option price was $40,000.00, payable in monthly payment of $5,000.00, which upon exercise of the option, was to be credited against the purchase price. If not exercised, the Option Agreement terminated at close of business May 31, 2017.

The Company made $5,000 per month option payments through March, 2017 and terminated the Option Agreement, in writing, on April 5, 2017 due to internal disputes concerning the Max Harper Lake management. At the time of termination of the Option, the Company made option payments totaling $25,000. The Company invested additional funds into the Harper Lake Project which together with the option payments totaled approximately $73,000.

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The option to purchase, as well as, an option to repurchase the property were not arm-length transactions. Julio Macedo, sole member of AD Partners LLC, the Company’s Manager owned an equity interest in Max Harper Lake LLC.

On May 9, 2017, Julio Macedo recorded a Deed of Trust against the Harper Lake Property, securing a Note in the amount of $266,000 that he procured from Max Harper Lake LLC. The Note and Trust Deed were to secure the amounts of money that Mr. Macedo personally advanced on the Harper Lake project as well as $96,000 advanced by the Company for the Option Agreement. Mr. Macedo has assigned $96,000 of the Note to the Company. It should be noted that the Trust Deed securing the Note against the Harper Lake property is junior to the Trust Deeds recorded by the seller and earlier lenders against the Harper Lake Property. There is a risk that the senior lien holders could foreclose on the senior Trust Deeds, which would make Mr. Macedo’s and the Company’s interest worthless.

CONFLICTS OF INTEREST

The Company and the Manager, are subject to various conflicts of interest. The Manager has limited fiduciary obligations to the Unit Holders, which in general require a duty of loyalty and a duty of due care to the Unit Holders in managing the property and the affairs of the Company.

The Manager intends to exercise his best business judgment and discretion in resolving any such conflicts which may arise. However, the Manager do not intend necessarily to accord priority to the Company with respect to any other company or entity with which they may be affiliated.

Potential conflicts include, but are not limited to, the following:

Competition by the Company with Other Entities for Time and Services of its Manager

It is contemplated that the Manager, and affiliates may engage in other business activities, investment or ventures, or with others and will devote such time as may be necessary to conduct the business of the Company. The Manager, and affiliates may have conflicts of interest in allocating time, services and functions among the Company and other present and future entities which they and Affiliates may organize or be affiliated with, as well as other business ventures in which they are or may involve. The Manager, and Affiliates, may engage for their own account, or for the accounts of others, in other business ventures, related or otherwise, and the Company shall not be entitled to any interest therein.

Receipt of Compensation by the Manager and Affiliates

The compensation described under "Compensation of the Manager and Affiliates" was not determined by arm's-length negotiations, including the Asset Management Fee, Acquisition Fee, the Disposition Fee, or the Manager’s right to profits and distributions of the Company. The Asset Management Fee, the Disposition Fee, and the Acquisition Fees paid to the Manager will result in a direct reduction of the proceeds of this offering available for the Company to acquire Properties.

Other Businesses

The Company will not have independent management and it will rely on the Manager for the operation of the Company. While the Manager will focus primarily on the Company over the Company’s term, the Manager or its affiliates may act as the sponsor of other companies in the future, which companies may invest in real estate investments similar to those of the Company. The Manager and its affiliates and principals may engage in other business ventures and neither the Company nor any Member shall be entitled to any interest therein. Consequently, the Manager and its principals may have conflicts of interest in allocating management time, services and functions between the Company and such other business interests or ventures.

Legal Representation

Counsel to the Company, and to the Manager, and certain Affiliates are generally the same, and it is anticipated that such multiple representation will continue in the future. If a conflict of interest should arise, appropriate consideration will be given to the extent to which the interests of the Company may diverge from those of the Manager and Affiliates, and, if necessary, separate counsel will be obtained for the Manager and/or the Affiliates.

Transactions with the Manager and Affiliates

The Manager and Affiliates may receive certain fees from the Company regardless of the profitability of the Company. Such fees are not the result of arm’s length negotiations and do not represent fees which would be arrived at were the parties independent. The Manager and affiliates may provide additional services for the Company from time-to-time, but compensation for such services will not exceed compensation which would be paid to unaffiliated parties for comparable services. See, Compensation of Manager and Affiliates.”

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Purchase of Interests by the Manager or its Affiliates

The Manager or its Affiliates may purchase additional Interests in this Offering and generally exercise voting and consent rights as the owner of such Interests, including with respect to matters affecting the Manager’s rights and interests under the Operating Agreement, and the Management Agreement.

Indemnification of Manager

The LLC Agreement provides that the Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of gross negligence, fraud, deceit, reckless or gross misconduct, or a knowing violation of law by the Manager. The LLC Agreement also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify any individual or entity made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such individual or entity is or was a Manager, officer, employee or other agent of the Company.

SECURITIES BEING OFFERED

As of October 31, 2016, the Company acquired capital from one member in the form of sale of Class E Units in the amount $50,000 for 25,000,000 Class E Units.

There will be two classes of Units: Class A Units and Class E Units. The Class A shall initially consist of Fifty Million authorized Units. Of the 50,000,000 authorized Class A Units, the Company intends to offer 5,000,000 Units to Investors, for a total of $50,000,000 pursuant to Regulation A.

With the exception of Class A Membership interests, no Member may assign, convey, sell, encumber, or in any way alienate all or any part of his or her interest in the company as a Member without the consent of the Manager.

Class A: 50,000,000 authorized – None Outstanding. 5,000,000 Units at $10.00 per Unit offered to Investors in a qualified Regulation A+ Offering.

Since inception, through October 31, 2017, pursuant to federal securities law exemption provided by Regulation D, Rule 506(b), 17 C.F.R., Section 506(b), the Company offered certain early investors Convertible Notes (“Convertible Note-1”), on various negotiated terms. The maturity dates varied but all were convertible 30 days after the qualification of the Company’s Regulation A offering, and mandatory conversion into Class A Units (sat discounted prices of 20% to 36 % from the offering price, which is anticipated to be $10.00 per Class A Unit. In some cases, the discount price was offered in exchange for the Convertible Note holder waiving a stated rate of interest or waiving quarterly payment of interest. In some cases, the interest rate accrued, and in some cases, the interest was payable quarterly. All of the Convertible Notes have mandatory conversion provisions by a date certain, and can be converted at any time, at the option of the Company.

On May 2, 2018, the Manager established the Chase Interest Reserve Account with a deposit of $100 and a deposit on June 15, 2018 of $10,000. The cash contribution to the Chase Interest Reserve Account will support the Convertible Note investor return of 8-10% during the period April 2018 through April, 2019, when it is anticipated that all convertible notes outstanding), will be convertible into Class A Units. The maximum amount of $150,000, in the Chase Interest Reserve Account will be borne by the Manager. The payments from the Chase Interest Reserve Account will no longer be due and the obligation of the Manager satisfied when (a) the ADE Crescent City LLC has two consecutive months exceeding the 8% investor return or (b) the payout to Convertible Note Holders reaches the maximum of $150,000 the Manager’s cash contribution to the Chase Interest Reserve Account.

On October 4, 2016, the Company issued a Convertible Note on the above terms in face amount of $75,000, convertible into 9,375 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $7,046 and $1,616, respectively, during the year and period ended October 31, 2017 and 2016. The Company recorded a beneficial conversion feature in the amount of $18,750, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On November 3, 2016, the Company received proceeds for an additional Convertible Note payable in the amount of $100,000 from the same holder on the same terms as discussed in reference to the October 4, 2016 Convertible Note, discussed above. This Convertible Note payable will be convertible into 12,500 Class A Units based on a 20% discount from the expected offering price of $10.00 per Unit. The amortization of the discount was $11,047 during the year ended October 31, 2017. The Company recorded the estimated fair value of the beneficial conversion feature in the amount of $25,000, which will be amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

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On August 11, 2017, the Company issued a Convertible Note on the above terms in face amount of $40,000, convertible into 6,250 Class A Units of the Company, based on a 36% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $1,678 during the year ended October 31, 2017. The Note bears interest at the rate of 8% per annum payable quarterly. For the year ended October 31, 2017, the total interest expense was $592. Interest has been paid from the capital contribution associated with the purchase of Class E Units, short term loans from the Class E Unit Holder and from the Chase Interest Reserve Account. The Company recorded a beneficial conversion feature in the amount of $22,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 36% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2017, the Company issued a Convertible Note, in face amount of $232,000, convertible into 36,250 Class A Units of the Company valued at $6.40 per Unit, based on a 36% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $6,464 during the year ended October 31, 2017. The Note bears interest at the rate of 8% per annum payable quarterly. For the year ended October 31, 2017, the total interest expense was $3,737. Interest has been paid from the capital contribution associated with the purchase of Class E Units, short term loans from the Class E Unit Holder and from the Chase Interest Reserve Account. The Company recorded a beneficial conversion feature in the amount of $130,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 36% discount to the offering price of $10.00 per Class A Unit

Additional Convertible Notes Payable.

Beginning on April 1, 2018, pursuant to federal securities law exemption provided by Regulation D, Rule 506(b), 17 C.F.R., Section 506(b), the Company is offering certain early investors up to $1,500,000 of notes (“Convertible Note(s)”), with a maturity date of twenty-four months from their issuance date or convertible, at any time, at the sole option of the Company into Class A Units of the Company. The Note is accruing stated rate of interest at ten (10%) percent, and mandatory conversion into Class A Units at a discounted price of 20% from the offering price, which is estimated to be $10.00 per Class A Unit, or $8.00, each. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price.

On April 30, 2018, the Company issued a Convertible Note on the above terms in face amount of $100,000, convertible into 12,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $25,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 7, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 14, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

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On May 21, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 24, 2018, the Company issued a Convertible Note on the above terms in face amount of $100,000, convertible into 12,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $25,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On June 1, 2018, the Company issued a Convertible Note on the above terms in face amount of $200,000, convertible into 25,000 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve AccountThe formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $50,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On June 18, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 11, 2018, the Company issued a Convertible Note on the above terms in face amount of $40,000, convertible into 5,000 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $10,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 29, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

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On September 4, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

 On October 1, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

Class E: 50,000,000 authorized – 25,000,000 outstanding and held by the Manager, AD Partners LLC (owned controlled and managed, 100%, by Julio Macedo). Upon any sale or transfer, the Class E Units convert into Class A and have only Class A voting rights. Controlling voting are vested in the Class E Units.

Operating Agreement provides that additional Units of any Class may be additionally authorized in the sole discretion of the Manager.

For a complete description of the terms, including voting rights and rights to distributions, of the Class A Units being offered, see, “Summary of the Operating Agreement.”

CASH DISTRIBUTIONS AND ALLOCATIONS

To the extent that the Manager determines that a distribution will be made, in its sole and absolute discretion, the Company will make distributions in the following order of priority:

(i)  First, to the Class A Members until the Class A Members have each received distributions from the Company, equal to the Class A Members' respective Preferred Return in preference to the all other Classes of Units payable when and if declared by the Board of Managers (the "Board"). The Preferred Return will be cumulative, without interest, from the date of issuance and payable quarterly on May 15, August 15, November 15 and February 15 of each year, commencing upon issuance.

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(ii)  In any given year, once the Class A Members have received distributions from the Company equal to the Class A Member’s Preferred Return and any unpaid cumulative Preferred Return as to Class A Members, then 50% of any distribution shall be distributed on a pro rata basis to Class A Members in accordance with the Members' respective initial Capital Account and 50% shall be distributed pro rata to the Class E Members.

(iii)  This pro rata 50% distribution to Class A Members and 50% distribution to the Class E Member(s) shall continue until the Class A Members' respective Adjusted Capital Contribution to the Company has been reduced to zero.

(iv)  thereafter, 100% shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

(v)  With respect to payment of distributions upon liquidation, dissolution, or winding up, after payment of any unpaid cumulative Preferred Return, the Class A Units will participate ratably with the Class E Units in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

Unit Holders are entitled to receive distributions of cash or property if and when a distribution is declared by the Manager. Distributions will be made to investors in proportion to the number of Units investors own as compared to all our Units that are then issued and outstanding.

REPORTS

Each Unit Holder and their duly authorized representatives will have access to the books of account and records of the Company at the Company's principal place of business upon reasonable notice and for a proper purpose at all reasonable times during business hours.

The Company will endeavor to regularly report on the activities of the Company and will provide an accounting of the Company's activities at the time of dissolution or winding up of the Company.

LEGAL PROCEEDINGS

As of the date of this offering, there are no material legal proceedings pending.

SUMMARY OF OPERATING AGREEMENT

The Operating Agreement of the Company, hereto, generally governs the relations among the Company’s investors as well as their duties and obligations relating to the control of the business and affairs of the Company, its liquidation, dissolution and termination.

Prospective investors should study the operating agreement carefully before making any investment decision regarding a potential purchase of Units. The following statements are intended to supplement other statements in this Offering Circular concerning the operating agreement and related matters.

Management and Organization

The Company was organized under the Delaware Limited Liability Company Act on September 23, 2016, as a Manager managed Limited Liability Company. The Manager of the Company is AD Partners LLC, also organized on September 23, 2016, whose sole member and therefore, its manager, is Julio Macedo.

The Operating Agreement provides that the Manager has full and exclusive control of the affairs of the Company. Except for certain limited voting rights, Class A Members will have no power to take part in the management of the Company.

The Operating Agreement also provides that the Manager, in the sole discretion of the Manager may delegate all or any of its duties under this Agreement to a Board of Managers which shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company. The Board of Managers will initially consist of two (2) individuals, both of which shall be the Mangers, and each of whom shall be elected from time to time by the holders of Series E Units. The initial Board of Managers under this Agreement shall be Julio Macedo and Neil R. Zoller.

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Additional members of the Board of Managers may be appointed, in the sole discretion of the Manager. Initially, Board of Managers member Julio Macedo shall have two (2) votes and the other member of the Board of Managers shall have one vote. As members are added to the Board of Managers, the initial member of the Board of Managers, Julio Macedo, or his designated replacement, shall have the number of votes totaling the number of members of the Board of managers and all other members of the Board of Managers shall have one vote.

Should the Manager, in its sole discretion choose, generally, the day-to-day operations of the Company shall be under the control of a CEO of the Company duly appointed from time to time by the Manager or the Board of Managers and subject to the supervision and direction of the Board of Managers. The Manager or the Board of Managers may, from time to time, appoint such other officers who may include a chief financial officer, a chief operating officer, one or more vice presidents and such other officers as they consider appropriate.

Term

The existence of the Company commenced on September 23, 2016, upon the filing a Certificate of Formation with the Delaware Secretary of State in accordance with the Delaware Limited Liability Company Act. The Company will exist in perpetuity until it is terminated pursuant to the provisions of the Operating Agreement.

Ownership Rights

Ownership rights in the Company are evidenced by Class A Units and Class E. "Class A Membership Interests" mean the Membership Interests of the Company which shall be identical in all respects to the Class E Membership Interests, except that holders of Class A Membership Interests shall have an equity interest and limited voting rights and, shall be entitled to the Preferred Return. The Class A Membership Interest shall be represented by Class A Units. Class E Members will have an equity interest and shall not be entitled to a Preferred Return and the Class E Membership Interest will be held by the Manager.

Authorized Units

There is no limitation on the number of Units which may be authorized, issued and/or outstanding at any time, in the sole discretion of the Manager, as to the timing of any such issuance and amount thereof. Until additional Units of any Series have been authorized by the Manager, there will be two classes of Units, as set forth above. The Class A shall initially consist of Twenty-Five Million Authorized Units. Of the 25,000 authorized Class A Units, 5,000,000 are being offered to Investors pursuant to Regulation A. Convertible Note Holders may convert their debt and purchase up to 50,000 Units at a discount of $8.00 per Unit pursuant to Regulation D, Rule 506(b). The Class E shall initially consist of Fifty Million Authorized Units of which the Manager holds 25,000,000 Units.

Voting Rights

Class A Members otherwise have no right or power to take part in the management of the Company, except for the following limited voting rights. Members, acting by Consent of the Majority Interest, or by vote of the Majority Interest may call a meeting and at a meeting duly called for such purpose, without the concurrence of the Manager may take the following action subject to certain limitations:

(i)	Unanimous Consent of all Members (both Class A and Class E) is required for the following matters:

To make substantive amendments to the Operating Agreement

To Amend the Certificate of Formation; and,

To require a capital Call from the Class A Members;

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(ii)	Members who own Ninety percent (90%) of the Class A Percentage Interests must affirmatively vote to approve any of the following actions:

Issuing a Notice to Perform and/or Removal of the Manager for Cause.

(iii)	A vote of a majority of all the Percentage Interests of Class A Members is required to:

To approve any Major Decision matter for which the Manager's authority is restricted;

The voluntary dissolution of the Company by the Manager with the Consent of a Majority Interest; or

To extend the term of Company beyond the disposition of the entirety of the Property upon the consent of a Majority Interest

To fill a vacancy after the Manager has been removed; and

A vote, held in the sole discretion of the Manager, on any other matter for which the Manager or Members may desire a vote of the Members.

Each member is entitled to one vote per Unit owned. Members may vote Units in person at a meeting of the Unit Holders, on all matters coming before a member vote. Members do not have cumulative voting or preemptive rights.

There are no limitations on the voting rights of the Class E holders except as it relates to the removal of the Manager.

Membership Rights

An investor in the Company is both a holder of Class A Units and a Class A member of the limited liability company at the time of acceptance of the investment. Each member has the following rights, among others:

to receive a share of our profits and losses;

to receive distributions of our assets, if and when declared by the Manager;

to participate in the distribution of our assets in the event the Company is dissolved or liquidated;

to access information concerning our business and affairs at our place of business; and,

to vote on matters coming before a vote of the members.

Distributions

To the extent that the Manager determines that a distribution will be made, in its sole and absolute discretion, the Company will make distributions in the following order of priority:

(i)  First, to the Class A Members until the Class A Members have each received distributions from the Company, equal to the Class A Members' respective Preferred Return in preference to the all other Classes of Units payable when and if declared by the Board of Managers (the "Board"). The Preferred Return will be cumulative, without interest, from the date of issuance and payable quarterly on May 15, August 15, November 15 and February 15 of each year, commencing upon issuance.

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(ii)  In any given year, once the Class A Members have received distributions from the Company equal to the Class A Member’s Preferred Return and any unpaid cumulative Preferred Return as to Class A Members, then 50% of any distribution shall be distributed on a pro rata basis to Class A Members in accordance with the Members' respective initial Capital Account and 50% shall be distributed pro rata to the Class E Members.

(iii)  This pro rata 50% distribution to Class A Members and 50% distribution to the Class E Member(s) shall continue until the Class A Members' respective Adjusted Capital Contribution to the Company has been reduced to zero.

(iv)  thereafter, 100% shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

(v)  With respect to payment of distributions upon liquidation, dissolution, or winding up, after payment of any unpaid cumulative Preferred Return, the Class A Units will participate ratably with the Class E Units in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

Unit Holders are entitled to receive distributions of cash or property if and when a distribution is declared by the Manager. Distributions will be made to investors in proportion to the number of Units investors own as compared to all our Units that are then issued and outstanding.

The Class A Units are unsecured equity interests in the Company and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all our debts, including winding-up expenses, must be paid in full before any payment is made to the Class A Unit Holders. There is no assurance that there would be any remaining funds for distribution to the Class A Unit Holders, after the payment of all our debts.

Original Members’ Capital Account and Contributions

Original Member. The original member and Manager of the Company is AD Partners LLC, whose sole member is Julio Macedo.

The Manager/Julio Macedo has contributed $50,000 in cash as its minimum Capital Contribution to the Company for the purchase of Class E Units.

Capital Accounts and Contributions

The purchase price paid for our Class A Units constitutes a capital contribution for purposes of becoming a Class A Unit Holder and will be credited to your capital account. As a Class A Unit Holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your Units and we have approved such transfer, then your capital account, to the extent it relates to the Units transferred, will be transferred to the transferee.

Our operating agreement does not require you to make additional capital contributions to us without a vote of all Unit holders. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of Class A Units you hold.

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Our profits and losses will be determined by our Manager quarterly or as otherwise permitted under the Internal Revenue Code, as amended and corresponding IRS regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to several exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and IRS regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of Unit Holders actual capital contributions.

Transfer of Membership Interests

The Operating Agreement restricts the ability of a Members, other than Members who hold Class A Units, both to transfer or assign and transfer his or her Membership Interest in the Company and to substitute an assignee of such Membership Interest as a Member in the Company. No assignment or substitution is permitted without the consent of the Manager, which consent may be granted or withheld by the Manager, in its sole and absolute discretion. There will be no market for the sale of Membership Interests, and the transfer of Membership Interests will be subject to, among other things, the legend condition restricting transfer under the Securities Act and applicable state securities laws.

Any transfer in violation of our operating agreement, the foregoing rules or federal or state securities laws will be null and void. Furthermore, there is no public or other market for these securities and there is no assurance that such market will develop.

Liability of Members

No Member shall be required to make any additional capital contributions beyond the initial capital contribution unless approved unanimously by holds of Class A Units and Class E Units. Additionally, the Operating Agreement provides that no Member will be personally liable for any debts of the Company or for any losses of the Company beyond his or her capital contribution to the Company. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager.

On its dissolution and winding up, the Company is also required to satisfy or reasonably provide for its liabilities before making distributions to its Members. A Member who receives a distribution in violation of such requirements, and who knew of such violation at the time of the distribution, shall be liable to the Company for the return of the distribution.

Meetings

Meetings of the Members may be called at any time by the Manager, or by a Majority of the Members, for the purpose of addressing any matters on which the Members may Vote. If a meeting of the Members is called by the Members, notice of the call shall be delivered to the Manager.

Books and Records

The Company’s books and records will be kept at the business of the Company and will be available for inspection subject to certain restrictions set forth in the Operating Agreement.

Dissolution and Termination of the Company

In its dissolution and winding up, the Company’s business and affairs shall be completed, and its assets distributed in accordance with Article 14 of the Operating Agreement.

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SUMMARY OF THE AMENDED RESTATED OPERATING

AGREEMENT OF ADE CRESCENT CITY LLC

Background

On February 20, 2018, the Company caused to be formed ADE Crescent City LLC, (“ADE Crescent”) under the laws of the State of Delaware, an entity wholly owned by the Company. This entity was formed to be the operating company of the Harbor Project.

The Operating Agreement of ADE Crescent provided that ADE Crescent was to be a Manager managed single member Delaware Limited Liability Company, taxable as a disregarded entity. ADE Crescent was to be managed on a day to day basis by its designated officers and by AD Partners LLC, its overall Manager and the Manager of the Company.

The principal purpose of ADE Crescent was to the construct, install, own and operate a solar facility on the Crescent City Harbor District (“Harbor District”) property, located at101 Citizens Dock Road, Crescent City, CA 95531 (“Crescent City Harbor” or “Harbor District Property”) that will generate electricity for Crescent City Harbor and its various facilities and income for the Member(s).

On December 1, 2018, the Company sold a 75% membership interest in ADE Crescent to Corvette, LLC (“Corvette” or “Class A Member”), a California limited liability company, and the Company retained a 25% membership interest. Since the ADE Crescent Operating Agreement by its terms, required that if an additional member was admitted, the ADE Crescent Operating Agreement had to be amended to reflect that it was no longer an entity taxable as a disregarded entity.

As part of the sale of the 75% membership interest, the Company entered into an Amended and Restated Operating Agreement (“Restated Operating Agreement”) wherein the Company is the Class B Member and the Manager. The following is a summary of the Restated Operating Agreement.

Formation and Name; Office; Purpose; Term

The Formation, Name, Office Location, Term and Purpose of ADE Crescent were affirmed in the Restated Operating Agreement. Additionally, the Class B Member/Manager provided representations and warranties concerning the bona fides of the Crescent PPA and Amendment No. 1 to the Crescent PPA.

Members; Capital; Capital Accounts

Corvette, the Class A Member received a 75% membership interest in exchange for a capital contribution of $2,000,000, The $2,000,000 capital contribution was to be used by the Manager to complete the construction of the Harbor District Solar Facility, including obtaining all building permits, paying fees required by governmental agencies, and reimbursement of certain expenses already incurred in the construction of the Harbor District Solar Facility by the Class B Member totaling $400,000.

Capital Contribution of the Class B Member includes all of its right, title and interest in and to the Harbor District Solar Facility and an amount equal to the License Fee or $500,000, (as defined in the Crescent PPA), within 5 days after the Commercial Operation Date. The Members will not be required to contribute any additional capital to ADE Crescent, and no Member will have personal liability for any obligation of the ADE Crescent except as set forth in the Restated Operating Agreement.

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Profits, Loss, and Distribution

The profits, losses and distribution shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest or 75% and 25% of the whole.

Management: Rights, Powers, and Duties

The Company, as Class B Member has been appointed as the Manager. The Manager has the responsibility and authority for the day to day management and operation of the business and affairs of the Company in accordance with the Operational Plan and Project Budget, for implementing all Major Decisions that have been Approved by the Members.

Decisions Requiring Approval of the Members.

No act can be taken, sum expended, decision made or obligation incurred by the Company or Manager with respect to a matter outside the scope of the Operational Plan. Any action constituting a Major Decision can only be taken after the Manager has received the Approval of the Members. The Major Decisions are:

approve, or materially amend or modify the Operational Plan;

approve, amend or modify the Project Budget;

compromise any claim for any reason or confess judgment against the in excess of Fifty Thousand Dollars ($50,000);

(i) the sale, exchange, transfer, assignment or other disposition of all or a material portion of ADE Crescent assets, (ii) any financing secured by the System or any portion thereof, (iii) any casualty with respect to the System or any portion thereof, or (iv) any claim under any policy of title insurance;

to borrow money, issue evidences of indebtedness or grant any mortgages or other encumbrances on or security interests in assets, or make any commitments to borrow funds or provide any monetary consideration to obtain a commitment for the loan of funds;

enter into or amend, modify or terminate any contract or series of related contracts for the servicing, operation, maintenance and repair of the Harbor District Solar Facility other than any contract that (A) is terminable without penalty upon not more than thirty (30) days’ prior written notice from the Company, (B) is entered into in the ordinary course of business, or (C) is for work or services contemplated in the Operational Plan and Project Budget;

institute legal action or proceedings (including any tax abatement proceeding) or otherwise bring or prosecute any claim or settle any claim or any other matter, in each case outside of the ordinary course of business or settle any tax abatement or eminent domain taking to the extent that the amount in controversy is in excess of Fifty Thousand Dollars ($50,000);

pay any fees, compensation or expense reimbursement to Managers or any Affiliate of Managers or enter into any transaction with any Affiliate of Managers;

alter the primary purpose of ADE Crescent;

conduct any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of ADE Crescent; and

perform any act which would subject any Member to personal liability.

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Approval of the Members

Each Member shall be given ten (10) days written notice of any contemplated act of the concerning the matters referred to as a Major Decision. Such notice shall state that the Members shall have the right to vote on such matter and shall request that each Member express approval or disapproval of the respective act in writing within ten (10) days of the date the Member is deemed to have received said notice. No matter being voted on can be approved without the vote of approval of the Class A Member.

Removal of Manager

The Class B Member cannot be removed as Manager, without written consent of the Class B Member; however if Class B Member commits an act involving gross negligence, fraud, misappropriation, willful misconduct or waste in connection with any of its obligations under the Restated Operating Agreement then the Class A Member has the right to remove the Class B Member as Manager following adjudication, by delivering written notice of the Class A Member’s election to remove the Class B Member as Manager.

Upon the removal of the Class B Member as Managers, (A) Class B Member will no longer serve as Manager, and, (B) the Class A Member may terminate, in its sole and absolute discretion, any contracts or agreements entered into between the ADE Crescent and the Company/Class B Member.

The Restated Operating Agreement is ambiguous as to whether the right of the Class A Member’s to terminate Contracts, includes the right to terminate the Company’s interest in the Restated Operating Agreement. In the very next Paragraph of the Restated Operating Agreement, the Class A Member has the sole and absolute right to designate the replacement manager; however, any amendment or change of the duties of the replacement manager requires the vote of the Class B Member, which seems to indicate that the right to terminate contracts of the Class A Member does not extend to the Company’s interest under the Restated Operating Agreement.

Transfer of Membership Interests

The Restated Operating Agreement restricts the ability of a Members, both to transfer Membership Interests in the ADE Crescent. Limited transfer to Affiliates is permitted. Any transfer in violation of the operating agreement, or the rules of federal or state securities laws will be null and void.

Books and Records

The books and records will be kept at the business of the Company and will be available for inspection subject to certain restrictions set forth in the Restated Operating Agreement.

Liability of Members

No Member shall be required to make any additional capital contributions beyond the initial capital contribution. Additionally, the Restated Operating Agreement provides that no Member will be personally liable for any debts of, or for any losses of the ADE Crescent beyond his or her capital contribution. The debts, obligations and liabilities of the ADE Crescent, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the ADE Crescent, and no Member or Manager shall be obligated personally for any such debt, obligation or liability solely by reason of being a Member or Manager.

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SUMMARY OF THE POWER PURCHASE AGREEMENT

The Crescent PPA

The Crescent PPA was entered, as of November 21, 2017, by Renewable Energy Capital, LLC, a Florida limited liability company ("Renewable Energy”), as Seller, and the Crescent City Harbor District (“Harbor District”), as Buyer under the Crescent City PPA.

The Company entered into an agreement (the “Acquisition Agreement”) as of December 14, 2017 with Renewable Energy, for the transfer of, assignment of, and acquisition of, the Crescent PPA entered by and between Renewable Energy and the municipal entity, the Harbor District.

The Acquisition Agreement between the Company and Renewable Energy provides that Renewable Energy would assign and transfer to the Company all of its right title and interest in the Crescent PPA in exchange for a total of Three Hundred Thousand Dollars ($300,000) for the Crescent PPA and the Project Assets and Obligations associated therewith.

The Acquisition Agreement between the Company and Renewable Energy provides that Renewable Energy would assign and transfer to the Company all of its right title and interest in the Crescent PPA in exchange for the following:

The Company agreed to pay Renewable Energy a total of Three Hundred Thousand Dollars ($300,000) for the Crescent PPA and the Project Assets and Obligations associated therewith. The Company was to make the payments according to the following schedule:

Seventy-Five Thousand Dollars ($75,000) to be paid into REC's attorneys, in trust, on December 21st, 2017;

Twenty-Five Thousand Dollars ($25,000) to be paid to Renewable Energy directly on December 21, 2017;

The Escrow funds were to be released to Renewable Energy when the Company received documentation evidencing and memorializing that Harbor District has agreed to and accepted the assignment of the Crescent PPA from the Company;

One Hundred Thousand Dollars ($100,000) to be paid to Renewable Energy on March 8, 2018; and

One Hundred Thousand Dollars ($100,000) to be paid to Renewable Energy on May 8, 2018.

Thereafter, in conducting its further due diligence the Company determined that the Crescent City Harbor facilities may only be able to accommodate 2 Mega Watt installation, so the Company and Renewable Energy entered into an Addendum to the Acquisition Agreement (“Addendum”) on December 14 as follows:

The Company was to pay Renewable Energy a total of One Hundred Fifty Thousand Dollars ($150,000) for the Crescent PPA and the Project Assets and Obligations associated therewith. The Company was to make the payments according to the following schedule:

Forty Thousand Dollars ($40,000) to be paid into REC's attorneys, in trust, on December 21st, 2017;

Twenty-Five Thousand Dollars ($25,000) to be paid to Renewable Energy directly on December 21, 2017;

The Escrow funds were to be released to Renewable Energy when the Company received documentation evidencing and memorializing that Harbor District has agreed to and accepted the assignment of the Crescent PPA from the Company;

Forty-Two Thousand Five Hundred Dollars ($42,500) to be paid to Renewable Energy on March 8, 2018; and

Forty-Two Thousand Five Hundred Dollars ($42,500) to be paid to Renewable Energy on May 8, 2018.

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As of May 8, 2018, the Company had paid Renewable Energy the full One Hundred Fifty Thousand Dollars ($150,000), as agreed.

Further, the Company acknowledged by way of an email dated March 6, 2018 (the “Renewable Email”), that the remaining $150,000 due under the Acquisition Agreement would become due and payable when the Company was satisfied that the additional ½ mega-watt could be installed at the Harbor District Property. The Renewable Email stated that the Company believed that this condition could be satisfied and anticipated making a payment of $75,000 to Renewable Energy on August 8, 2018 and the remaining payment of $75,000 on October 18, 2018.

On June 11, 2018, the Company and Renewable Energy entered in to Addendum Two to the Acquisition Agreement (“Addendum Two”). Addendum Two provides that the Company would pay the remaining $150,000 due under the acquisition Agreement as follows: $50,000 was paid upon execution of Addendum Two; $50,000, would be paid 30 days after execution; and, $50,000  would be paid 60 after execution. In consideration of the Company’s expediting payment of the remaining balance, Renewable Energy also released the Company from all past and future liabilities to Renewable Energy, whether known or unknown and relinquished any claim to extended and future business of the Company. The Company the made the remaining $50,000 payment on August 11, 2018.

As of August 11, 2018, the Company has paid Renewable Energy $300,000, the full contract price.

On January 16, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-1") assigning the Crescent PPA to the Company, as Financing Institution.

On February 20, 2018, the Company caused to be formed ADE Crescent City LLC, (“ADE Crescent”) under the laws of the State of Delaware, an entity wholly owned by the Company. The Operating Agreement of ADE Crescent provides that there will be two authorized classes of Units, 100 Units of Class A, with no voting rights, but an equity interest, which will be wholly owned by the Company, and, 100 Units of Class E, with voting rights and no equity interest, which will be owned by AD Partners LLC, its Manager and the Manager of the Company.

On May 1, 2018, Renewable Energy executed an Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-2") assigning the Crescent PPA to the ADE Crescent. On May 1, 2018, the Harbor District executed Assignment Consent-2. Assignment Consent-2 also amended Paragraph 2.4 of the Crescent PPA and the Crescent PPA, so that wherever the words “License Fee” appears in this Paragraph or anywhere in the Crescent PPA, it will now read “License Permit Fee. “The Company requested this amendment to clarify that the License Fee was deductible as a lump sum and not amortized over the life of the Crescent PPA.

The Crescent PPA, an agreement with an initial term of 25 years, provided that the Energy Seller, now the Company, will install, finance, own and operate an electricity grid-connected 1 Mega Watt photovoltaic, solar energy facility (the "System") located in the Crescent City Harbor. In return, the Harbor District agreed to license a portion of Harbor District’s premises located at 101 Citizens Dock Road, Crescent City, California 95531 the “Premises") to the Energy Seller, now the Company, for the installation.

The Power Purchase Agreements give the Harbor District the option to purchase the system on the 25th anniversary of the Commercial Operation Date and the anniversary of any extension for Fair Market Value, as agreed by the parties or determined by a nationally recognized appraiser agreed to by the parties.

The Harbor District will have net metering and it is anticipated that the Company will only have an Interconnect Agreement with Pacific Power and not a Power Purchase Agreement with Pacific Power to sell this electricity into their Grid.

The Company upon satisfaction of all Conditions Precedent, will construct, install, and operate the Solar Facility. The Conditions Precedent include: 1) obtaining permits, licenses and approvals from relevant governmental agencies; 2) submission of the interconnect application in the name of the Company and any other applicable contracts and agreements for the system to be placed in service; 3) the proof of insurance; and, 4) obtaining an opinion of a qualified engineer that the building roofs will provide 25 years of service, either as is or as modified pursuant to plans;

Once the Conditions Precedent have been satisfied, the Company will then construct the Solar Facility, submit interconnect applications of Pacific Power the Company will commence commercial operations and the Harbor District, will purchase electric services from the Company pursuant to a net metering service with Pacific Power. The Company has the option to terminate the Agreement should Pacific Power deny the Company’s and Customers’ Application.

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The Crescent PPA provides that the Harbor District will pay the Energy Seller, as follows: Year 1: $0.145/KWH with 2% annual escalator. The PPA further provides that Energy Seller will not increase the kWh price from the previous year, if the Crescent PPA does not provide a kWh price of at least 15% (Fifteen) percent below the current rate being charged to Harbor District by its current utility provider.

The Company anticipates generating $14,447 net income per month or a total of $173,720 the first year, escalating to $23,285 per month or $279,418 net income per year by the 25th year. It is estimated that over the 25 years, the Company anticipates receiving combined net income of $ 5,215,992 from the Crescent City Harbor District Property, which when combined with the $703,795 green energy credit will represent an approximate 19.3% return on investment.

As to all parties to the Agreement, failure to meet financial obligation or the filing of bankruptcy constitute events of default.

On December 5, 2018, the Harbor District executed Amendment No. 1 to the Crescent PPA. Amendment No. 1 provided that, Paragraph 5.1 of Crescent PPA is hereby amended to and provides that ADE Crescent will cause installation of the System to be completed and to cause the System to begin Commercial Operation on or before December 31, 2019 instead of the December 31, 2018.

SUMMARY OF THE PROPERTY LICENSE AGREEMENT

As part of the Harbor PPA, the Energy Seller, now the Company, was granted a License (“Harbor License Agreement”) to occupy portions of the Harbor District Property for the installation and operation of the PV solar system for the Crescent City Harbor. The License Fee is $20,000 per Mega Watt per year for twenty-five years. The License Fee will be reduced by the cost of the roof upgrades requires for the installation. The total License Fee in the amount of $500,000 will be due and payable five (5) business days after the Commercial Operation Date. The Company anticipates that the License Fee will be paid in installments of $250,000 as the Phases of the Project go online.

Under license agreements, the legal ownership and the possession of the property remain with the licensor. Under a lease agreement, the tenant generally has exclusive possession with respect to the property. In other words, a license does not create any interest in the premises in favor of the licensee.

FEDERAL INCOME TAX CONSEQUENCES

The contents of this Offering Circular were not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The following was written to support the promotion or marketing of the transactions addressed by this Offering Circular. Each investor should seek advice based upon the investor’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

This section of the Offering Circular describes some of the more important federal income tax risks and consequences of your participation in the Company. No information regarding state and local taxes is provided. Although we will furnish Unit Holders with such information regarding the Company as is required for income tax purposes, each Unit Holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our Units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing IRS regulations, and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through IRS regulations or judicial decisions. Tax legislation may be enacted in the future that will affect the Company and a Unit Holder’s investment in the Company. Additionally, the interpretation of existing law and IRS regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a Unit Holders individual return.

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Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this Offering Circular. This section is not to be construed as a substitute for careful tax planning.

Partnership Status

We are organized as a Delaware limited liability company, which is taxed as a partnership for federal and state income tax purposes. Therefore, generally, we are not treated as a taxable entity for federal and state income tax purposes. Instead, each Unit Holder must report his or her allocable share of our income, gains, losses, deductions, credits and items of tax preference regardless of whether or not such Unit Holder receives any cash distributions from us. There can be no assurance that we will be able to make cash distributions sufficient to allow the Unit Holders to pay the income tax resulting from any income that is allocated to them.

The Manager intends that, for US federal income tax purposes, the Company will be classified as a partnership under Treasury Regulations that classify certain business organizations under an elective regime (the so-called “Check-the-Box Regulations”).

Under Section 7704 of the Code, certain “publicly traded” partnerships are taxed as corporations, rather than as partnerships, notwithstanding that they would otherwise be classified as partnerships under the Check-the-Box Regulations. The Treasury Regulations provide a safe harbor under which a partnership will not be treated as a publicly traded partnership if (I) all interests in the partnership were issued in a transaction that was not required to be registered under the Securities Act of 1933 under an exemption (17 CFR 230.901 through 230.904), and (ii) the partnership does not have more than 100 partners at any time during its taxable year (taking into account a limited look-through rule for certain indirect owners). The Manager intends to use its reasonable efforts to assure that the Company will satisfy this safe harbor or some other basis for avoiding publicly traded partnership status.

Assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the Unit Holders will pay tax on their Units of our net income. Under recently revised IRS regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates. Distributions would generally be taxed again to Unit Holders as corporate dividends. Unit Holders would not be required to report their Units of our income, gains, losses or deductions on their tax returns but only distributions. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to Unit Holders would be reduced by the amount of tax paid, in which case the value of the Units would be reduced.

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Tax Consequences to Our Unit Holders

We have adopted a fiscal year ending December 31st for accounting and tax purposes. As a Unit Holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. We will provide each Unit Holder with an annual Schedule K-l indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a Unit Holder generally will not be taxable to the Unit Holder for federal income tax purposes as long as distributions do not exceed the Unit holder’s basis in his Units immediately before the distribution. Cash distributions in excess of Unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the Units under the rules described below for Unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the Units investors purchase will be equal to the sum of the amount of money investors paid for investors’ Units. Here, an investor’s initial basis in each Unit purchased will be $10.00. An investor’s’ initial basis in the Units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s Units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional Units are not distributed to investors.

The basis of an investor’s Units will be decreased, but not below zero, by: The amount of any cash we distribute to the investors;

The basis of any other property distributed to the investor;

The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

Any reduction in the investor’s share of Company debt.

The Unit basis calculations are complex. A member is only required to compute Unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained.

Typically, basis computations are necessary at the following times:

The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

Upon the liquidation or disposition of a member’s interest, or

Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

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Except in the case of a taxable sale of a Unit or the Company’s liquidation, exact computations usually are not necessary. For example, a Unit Holder who regularly receives cash distributions that are less than or equal to his or her share of the Company’s net income will have a positive Unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the Units.

Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations

Generally, a Unit Holder may deduct losses allocated to him/her/it, subject to several restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s Units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s Units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s Units exceeds zero.

At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass- through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a Unit holder’s entire interest in the Company to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For Unit Holders who borrow to purchase their Units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a Unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that Unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the Unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.

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Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in the Company on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our Operating Agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our Operating Agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s financial rights in us. IRS regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the IRS regulations’ test for having substantial economic effect. New Unit Holders will be allocated a proportionate share of income or loss for the year in which they became Unit Holders. The Operating Agreement permits our governors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a Unit Holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a Unit Holder’s Units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred Units will be apportioned between the transferor and transferee.

Restrictions on Deductibility of Expenses

It is anticipated that the expenses of the Company will generally be treated for federal income tax purposes as investment expenses, rather than trade or business expenses. Accordingly, any individual who is a Member (directly or through a partnership or other pass-through entity) will be entitled to deduct his or her share of such expenses only to the extent that such share, together with his or her other miscellaneous itemized deductions, exceeds two percent (2%) of his or her adjusted gross income for the calendar year involved. An additional limitation on itemized deductions may apply to disallow up to eighty percent (80%) of the otherwise allowable itemized deductions of individual investors with adjusted gross incomes exceeding certain amounts.

Further, a Member will not be entitled to deduct any amounts that it pays to an investor representative in connection with its purchase of a Class A Membership Interest.

Special Limitation on the Deductibility of Interest

A non-corporate taxpayer is not permitted to deduct "investment interest" in excess of "net investment income." "Net investment income" generally includes all gross income of the taxpayer from property held for investment and, under certain circumstances, net gain attributable to the disposition of property held for investment. This limitation could apply to limit the deductibility of interest paid by a non-corporate person that is a Member (directly or through a partnership or other pass-through entity) on indebtedness incurred to finance its investment in the Company or the deductibility of such Member's share of interest expense, if any, of the Company.

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Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our Units equal to the difference between the amount realized and the Unit holder’s basis in the Units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s Units that exceeds the proceeds of sale.

Gain or loss recognized by a Unit Holder on the sale or exchange of a Unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell Units in apportioning the gain among the various categories.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each Unit Holder in his Units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in Unit values and cost recovery deductions will cause the value of a Unit to differ materially from the Unit Holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires Units either by purchase or upon the death of a Unit Holder to adjust his share of the inside basis to fair market value as reflected by the Unit price in the case of a purchase or the estate tax value of the Unit in the case of an acquisition upon death of a Unit Holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entities inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Section 754 election, IRS regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our Dissolution and Liquidation may be Taxable to Investors, unless our Properties are distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all our debts and liabilities. Upon dissolution, investors’ Units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ Units. We will recognize no gain or loss if we distribute our own property in a dissolution event.

104

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership Unit to notify the Company in writing within 30 days, or for transfers occurring within 15 days of our tax year, within 15 days from the end of our tax year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company Membership Unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-l (or an authorized substitute). Each member’s Schedule K-l will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-l or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-l, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by IRS regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service.

105

The Tax Matters Member must be a “member-manager” which is defined as a Company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the Board of Directors who is also a Unit Holder of the Company. Our operating agreement provides for board designation of the Tax Matters Member. The Manager or one of its officers will be serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or IRS regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This Offering Circular makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

Tax-Exempt Investors

Organizations exempt from United States federal income tax under section 501(a) of the Code are subject to the tax on unrelated business taxable income ("UBTI") imposed by Section 511 of the Code. UBTI arises primarily as income from an unrelated trade or business regularly carried on or as income from property as to which there is acquisition indebtedness. The Company may make investments (such as in operating partnerships) or engage in activities (such as borrowing) that will give rise to UBTI. While the Company does not anticipate generating a substantial amount of UBTI for any Member, there can be no assurance in this regard and the Company will consider establishing one or more other funds, accounts or other similar arrangements, including, but not limited to, title holding entities, group trusts, business trusts, limited liability companies, vehicles created under non-United States law and any other investment vehicle or entity to invest into or on a side-by-side basis with the Company, or into which the Company may invest, in order to minimize the risk of UBTI realization by one or more tax-exempt Members. Certain tax-exempt investors, such as charitable remainder trusts, which do not wish to generate any UBTI should not invest in the Company.

106

Non-United States Investors

The discussion below is applicable solely to non-United States investors investing directly in the Company. The Company will be required to withhold United States federal income tax at the rate of thirty percent (30%) (or lower treaty rate, if applicable) on each non-United States Member's distributive share of any United States source dividends realized by the Company and certain limited types of United States source interest. Withholding generally is not currently required with respect to gain from the sale of portfolio securities. The Company will, however, be required to withhold on the amount of gain realized on the disposition of a "United States real property interest" (which includes stock of certain United States corporations whose aggregate assets are comprised principally of interests in real estate located in the United States) included in the distributive share of a non-United States Member at a rate of thirty-five percent (35%), and such Member will be required to file a United States federal income tax return reporting such gain (although in the case of a corporation no additional tax should be due). Gain realized by a non-United States Member on the sale of all or any portion of its Class 8 Membership Interests in the Company will, to the extent such gain is attributable to United States real property interests, be subject to United States income tax.

The Company will be required to withhold United States federal income tax at the highest rate applicable on the effectively connected taxable income of the Company allocable to each non-United States Member, and the amount withheld will be available as a credit against the tax shown on the non-United States Member's return. The computation of the effectively connected income of the Company may be different from the computation of the effectively connected income of a non-United States Member (because, for example, when computing the Company's effectively connected income, net operating losses from prior years are not available to offset the Company's current income), so in any given year the Company may be required to withhold tax with respect to a non-United States Member in excess of that non-United States Member's federal income tax liability for the year.

A non-United States Member that invests in the Company through an entity may be subject to the thirty percent (30%) branch profits tax on its effectively connected income. The branch profits tax is a tax on the "dividend equivalent amount" of a non-United States corporation, which is approximately equal to the amount of such corporation's earnings and profits attributable to effectively connected income that is not treated as reinvested in the United States. The effect of the branch profits tax is to increase the maximum United States federal income tax rate on effectively connected income from thirty-five percent (35%) to over fifty percent (50%). Some United States income tax treaties provide exemptions from, or reduced rates of, the branch profits tax for "qualified residents" of the treaty country. The branch profits tax may also apply if a non-United States Member claims deductions against its effectively connected income from the Company for interest on indebtedness of such non-United States Member not incurred by the Company.

The Operating Agreement authorizes the Company to withhold and pay over any withholding taxes and treats such withholding as a payment to the Member in respect of whom the withholding was required. Such payment is treated as a distribution to the extent that the Member is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the Manager will notify such Member as to the amount of such excess and the amount of such excess will be treated as a loan by the Company to such Member.

An individual non-United States Member who owns directly a Class A Membership Interest in the Company on his date of death could be subject to United States estate tax with respect to such Class A Membership Interest.

107

Non-United States Taxes

The Company may be subject to withholding and other taxes imposed by, and Members might be subject to taxation and reporting requirements in, non-United States jurisdictions in which the Company conducts activities or make investments. It is possible that tax conventions between such countries and the United States (or another jurisdiction in which a non-United States Member is a resident) might reduce or eliminate certain of such taxes. It is also possible that in some cases taxable Members might be entitled to claim United States tax credits or deductions with respect to such taxes, subject to certain limitations under applicable law. The Operating Agreement will treat any such tax withheld from or otherwise payable with respect to income allocable to the Company as cash received by the Company and will treat each Member as receiving a payment equal to the portion of such tax that is attributable to such Member. Similar provisions would apply in the case of taxes required to be withheld by the Company.

THE TAX DISCUSSION SET FORTH HEREIN IS FOR GENERAL INFORMATION ONLY. TAX CONSEQUENCES MAY VARY BASED ON THE CIRCUMSTANCES OF AN INDIVIDUAL MEMBER. PROSPECTIVE MEMBERS ARE URGED TO CONSULT THEIR OWN PROFESSIONAL TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

ERISA CONSIDERATION

THE FOLLOWING SUMMARY OF CERTAIN ASPECTS OF ERISA IS BASED UPON ERISA, JUDICIAL DECISIONS, UNITED STATES DEPARTMENT OF LABOR REGULATIONS AND RULINGS IN EXISTENCE ON THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. THIS SUMMARY IS GENERAL IN NATURE AND DOES NOT ADDRESS EVERY ISSUE THAT MAY BE APPLICABLE TO THE COMPANY OR A PARTICULAR PERSON THAT BECOMES OR IS CONSIDERING BECOMING A UNIT HOLDER. AN EMPLOYEE BENEFIT PLAN SHOULD CONSULT WITH ITS OWN COUNSEL IN ORDER TO UNDERSTAND THE ERISA ISSUES AFFECTING THE COMPANY AND SUCH POTENTIAL UNIT HOLDER.

General

Fiduciaries of employee benefit plans ("ERISA Plans") subject to Title I of ERISA and Section 4975 of the Code should consult their advisers regarding the impact of ERISA and the Code on an investment in the Company. Among other considerations, a fiduciary of a prospective ERISA Plan investor should take into account whether an investment in the Company is permitted under the ERISA Plan's governing instruments, the impact of the investment on the overall diversification of the ERISA Plan's assets, the cash flow needs of the ERISA Plan and the effects thereon of the illiquidity of the investment, the fact that the Company is expected to consist of a diverse group of investors (including both taxable and tax exempt entities), the tax effects and risks of the investment described above in "Certain Income Tax Considerations," whether the investment is a prohibited transaction in violation of ERISA Section 406 or section 4975 of the Code, whether the investment is prudent as defined in ERISA Section 404(a)(1)(8) and the fact that, as discussed below, the Manager will use reasonable efforts to keep an investment in the Company by benefit plans, in the aggregate, below the level where such investment would be considered "significant" (25% or more) to prevent the assets of the Company from being treated as "plan assets" under ERISA, and, therefore, that neither the Manager nor any of its Affiliates, representatives, agents or employees will be acting as a fiduciary under ERISA to the ERISA Plan, either with respect to the ERISA Plan's purchase or retention of its investment or with respect to the management and operation of the business and assets of the Company.

Under a regulation issued by the United States Department of Labor, assets of an ERISA Plan investor in the Company will be deemed to include an undivided interest in each of the underlying assets of the Company, unless equity participation in the Company by benefit plans is not significant (i.e. 25% or less by value of any class of equity interests). If the Company were deemed to hold plan assets, ERISA's prohibited transaction restrictions and prudence and other fiduciary standards would apply to, and might materially affect, the investments and operation of the Company.

108

The Manager will use reasonable efforts to conduct the affairs and operations of the Company in such a manner to prevent the assets of the Company from being treated as "plan assets" under ERISA. It is therefore expected that the assets of the Company will not constitute plan assets of ERISA Plans that invest in the Company.

Each investor which is an employee benefit plan or trust, including an IRA (an “ERISA Plan”) within the meaning of and subject to the provisions of ERISA should consider the matters described below in determining whether to invest in the Company.

Limitation on Investments by Benefit Plan Investors

The Manager intends to monitor the investments in the Company to ensure that the aggregate investment by benefit plan investors (i.e., employment benefit plans as defined in Section 3(3) of ERISA (whether or not subject to Title I of ERISA), plans described in Section 4975(e)(1) of the Code, government plan, church plan, foreign pension plans, entities the underlying assets of which include plan assets) does not equal or exceed 25% of the value of the interests in the Company, so that equity participation by benefit plan investors will not be considered “significant” under United States Department of Labor Regulations. By staying under this 25% level, the underlying assets of the Company will not be deemed “plan assets” for the purposes of ERISA.

If the assets of the Company were regarded as “plan assets” of a benefit plan investor, the Manager would be “fiduciary” (as defined in ERISA) with respect to such plan and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA and/or the Code. In particular, the Company would be subject to various other requirement of ERISA and/or the Code. In particular, the Company would be subject to rules restricting transactions with “parties in interest” and prohibiting transactions involving conflicts of interest on the part of fiduciaries which might result in a violation of ERISA and/or the Code unless the Company obtained appropriate exemptions from the United States Department of Labor allowing the Company to conduct its operations as described herein.

As a result, the provisions of ERISA and the Code regarding fiduciary standards of conduct (specifically including the prohibited transaction rules thereof) and any other related requirements of ERISA and the Code should not apply directly to assets of the Company.

However, to maintain the Company's limit on Employee Benefit Plan investors, the Manager may, in its sole discretion, refuse all or part of the subscription of any Employee Benefit Plan, force a withdrawal of all or part of an Employee Benefit Plan's interest in the Company, or restrict transfers, purchases or redemptions of any Interest. Also, because the Manager may not, in every instance, be able to determine whether a potential investor or Member is an Employee Benefit Plan (e.g., if there is a misrepresentation regarding whether an entity is an Employee Benefit Plan), there can be no assurances that the twenty-five percent (25%) limit will not be violated. (See "Certain ERISA Considerations").

Representation by Plans

The fiduciaries of an ERISA Plan proposing to invest in the Company will be required to represent that they have been informed of an understand the Company’s investment objectives, policies and strategies and that the decision to invest plan assets in the Company is consistent with the provisions of ERISA and/or the Code that require diversification of plan assets and impose other fiduciary responsibilities.

Even if assets of the Company are not treated as plan assets under ERISA, the acquisition or retention of a Class A Interest by an Employee Benefit Plan will remain subject to any applicable fiduciary standards of conduct (including the prohibited transaction rules) and other related requirements of ERISA and the Code. Accordingly, when considering an investment of Employee Benefit Plan assets in the Company, each Employee Benefit Plan fiduciary should consider the effect of the investment on any applicable fiduciary standards of conduct, prohibited transaction rules, valuation requirements, reporting and disclosure requirements and other related requirements. In addition, each Employee Benefit Plan fiduciary should consider whether any such investment would result in the creation of unrelated business taxable income.

109

The Manager reserves the right to request from any investor or potential investor in the Company such information as the Managers deem necessary to monitor Company investments relating to Employee Benefits Plans.

Exemption for Real Estate Operating Company

Even if twenty-five percent (25%) or more of the Class A Interests in the Company are held by Employee Benefit Plans, Plan Asset Regulations provide an additional exemption for an investment entity's assets as plan assets if the entity is a "real estate operating company." An entity is a real estate operating company if at least fifty percent (50%) of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the entity has the right to participate substantially in the management or development activities. The Company will attempt to comply with the requirements of this exemption.

Due to the uncertainty of the applicable of the standards set forth in the examples in the Plan Asset Regulations, however, there can be no assurance as to the Company's ability to qualify for the real estate operating company exemption.

A Plan fiduciary considering the purchase of Class A Interests should consult its legal advisor regarding whether the Company's assets would be considered Plan assets and, as such, whether the Plan's investment could give rise to violation of its fiduciary duty standards.

WHETHER OR NOT THE UNDERLYING ASSETS OF THE COMPANY ARE DEEMED PLAN ASSETS UNDER THE UNITED STATES DEPARTMENT OF LABOR REGULATIONS, AN INVESTMENT IN THE COMPANY BY AN ERISA PLAN IS SUBJECT TO ERISA AND/OR THE CODE. ACCORDINGLY, FIDUCIARIES OF SUCH PLANS SHOULD CONSULT WITH THEIR OWN COUNSEL AS TO THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF AN INVESTMENT IN THE COMPANY.

ADDITIONAL INFORMATION

The Manager has provided all the information for this Offering Circular. The Manager has agreed to be available to you, so that you may ask questions and receive answers concerning the terms and conditions of the offering, us, our business and to obtain any additional information (to the extent they possess such information or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of the information set forth in this Offering Circular.

Upon request, copies of all documents referred to in this Offering Circular and any other records will be made available for inspection at our offices during normal business hours. We agree to make available any information relevant to the offering and our business to the extent that we possess such information or can acquire it without unreasonable effort and expense. Due to the confidential and proprietary nature of some of our information and agreements, we may require potential investors to execute a non-disclosure agreement prior to being provided with confidential information. Investors will be required to verify in writing in the subscription agreement that they were given the opportunity to obtain additional information and either did so or waived such opportunity.

110

AMERICAN DIVERSIFIED ENERGY LLC

INTERIM FINANCIAL STATEMENTS

JULY 31, 2018

(UNAUDITED)

American Diversified Energy LLC

Index to Interim Financial Statements

(Unaudited)

F-1

Certification of Interim Financial Statements

I, Julio G. Macedo, Manager of AD Partners LLC, the Manager of the Issuer American Diversified Energy LLC (the Company”), certify, pursuant to Part F/S Section (b)(5) of Form 1-A that:

In the opinion of Management, the Interim Financial Statements of the Company as of July 31, 2018, and for the nine (9) month period ending July 31, 2017 and 2018 (“Interim Financial Statements”), all adjustments necessary, in order to make the Interim Financial Statements not misleading, have been made; and, the information contained in the Interim Financial Statements fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 3, 2018

/s/ Julio G. Macedo

Julio G. Macedo

Manager of AD Partners LLC, the Manager

of American Diversified Energy LLC

F-2

American Diversified Energy LLC

BALANCE SHEET

AS OF JULY 31, 2018

(Unaudited)

Assets
Current assets:
Cash	$89,913
Accounts receivable	–
Prepaid expenses	37,371
Total current assets	127,284

Property and equipment, net	5,658
Project in process	455,862
Investment in trust deed	76,219
Total assets	$665,023

Liabilities and Member's Equity

Current liabilities:
Accounts payable	$2,982
Related party advances	379,416
Convertible notes, net of discounts of $271,734	685,266
Total current liabilities	1,067,664
Total liabilities	1,067,664

–

Member’s Equity:
Class A Units; 50,000,000 units authorized; no units issued and outstanding	–
Class E Units; 50,000,000 units authorized; 25,000,000 units issued and outstanding	50,000
Additional paid-in capital	334,250
Accumulated deficit	(786,891)
Total member's equity	(402,641)
Total liabilities and member's equity	$665,023

F-3

American Diversified Energy LLC

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JULY 31, 2018 AND 2017

(Unaudited)

	2018	2017

Revenues	$–	$–

Operating Expenses:
General and administrative	372,203	63,910
Total operating expenses	372,203	63,910

Operating income	(372,203)	(63,910)

Other expense:
Interest expense	104,292	13,032
Total other expense	104,292	13,032

Loss before provision for income taxes	(476,495)	(76,942)
Provision for income taxes	–	–

Net loss	$(476,495)	$(76,942)

Weighted average shares outstanding:
Basic and diluted	25,000,000	25,000,000

Loss per share:
Basic and diluted	$(0.02)	$(0.00)

F-4

American Diversified Energy LLC

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED JULY 31, 2018 AND 2017

(Unaudited)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(476,495)	$(76,942)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	–	–
Debt discount amortization	83,298	13,032
Stock-based compensation	–	–
Changes in operating assets and liabilities:
Prepaid expenses	(7,371)	1,500
Accounts payable	1,555	–
Net cash used in operating activities	(399,013)	(62,410)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,993)	–
Costs of project in progress	(452,401)	(134,115)
Costs of investment in trust deed	(10,847)	–
Deposits and other	(12)	(1,024)
Net cash used in investing activities	(468,253)	(135,139)

CASH FLOWS FROM FINANCING ACTIVITIES:
Related party loans and advances	377,900	6,000
Issuance of convertible notes	484,065	100,000
Net cash provided by financing activities	861,965	106,000

Increase in cash and cash equivalents	(5,301)	(91,549)
Cash and cash equivalents, beginning of year	95,214	92,000
Cash and cash equivalents, end of year	$89,213	$451

Supplemental disclosures of cash flow information:
Cash paid for interest	$18,012	$–
Cash paid for income taxes	$–	$–

F-5

AMERICAN DIVERSIFIED ENERGY LLC

FINANCIAL STATEMENTS

For the year ended October 31, 2017 and the

period ended October 31, 2016

Together with Independent Auditors’ Report

American Diversified Energy LLC

F-1

INDEPENDENT AUDITORS' REPORT

September 20, 2018

Management and Members
American Diversified Energy LLC

We have audited the accompanying balance sheets of American Diversified Energy LLC (the “Company”) as of October 31, 2017 and 2016, and the related statements of operations, member’s equity (deficit) and cash flows for the year ended October 31, 2017 and for period from September 23, 2016 (“Formation”) through October 31, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Accountant’s Conclusion

In our opinion, the financial statements present fairly, in all material respects, the financial position of American Diversified Energy LLC as of October 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended October 31, 2017 and for period from Formation through October 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

continued

F-2

INDEPENDENT AUDITORS' REPORT, continued

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully explained in Note 2 to the financial statements, the Company has incurred losses and requires additional capital to fund operations and acquisitions of properties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to these factors are also described on Note 2. The Company’s financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern. Our conclusion is not modified with respect to that matter.

Restatement

As discussed in Note 2, the Company restated its financial statements for the correction of certain errors.

/s/ dbbmckennon

Newport Beach, California

September 20, 2018, except for Note 2 “Restatement”,

for which the date is November 14, 2018

F-3

AMERICAN DIVERSIFIED ENERGY LLC

BALANCE SHEETS

AS OF OCTOBER 31, 2017 AND 2016 (As Restated)

	2017	2016
Assets
Current assets:
Cash	$95,215	$92,000
Accounts receivable	–	–
Prepaid expenses	30,000	33,000
Total current assets	125,215	125,000

Property and equipment, net	1,116	–
Project in process	6,404	–
Investment in trust deed	62,429	–
Total assets	$195,164	$125,000

Liabilities and Member's Equity
Current liabilities:
Accounts payable	$1,427	$–
Related party advances (Note 4)	1,516	1,516
Convertible notes, net of discount of $191,132 and $17,134, respectively (Note 5)	255,868	57,866
Total current liabilities	258,811	59,382
Total liabilities	258,811	59,382

Commitments and contingencies (Note 6)	–	–

Member’s Equity:
Class A Units; 50,000,000 units authorized; no units issued and outstanding	–	–
Class E Units; 50,000,000 units authorized; 25,000,000 units issued and outstanding	50,000	50,000
Additional paid-in capital	196,750	18,750
Accumulated deficit	(310,397)	(3,132)
Total member's equity	(63,647)	65,618
Total liabilities and member's equity	$195,164	$125,000

See accompanying notes to the financial statements.

F-4

AMERICAN DIVERSIFIED ENERGY LLC

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED OCTOBER 31, 2017 AND

FOR THE PERIOD FROM FORMATION THROUGH OCTOBER 31, 2016

	2017	2016

Revenues	$–	$–

Operating Expenses:
General and administrative	273,773	1,516
Total operating expenses	273,773	1,516

Operating income	(273,773)	(1,516)

Other expense:
Interest expense	30,564	1,616
Total other expense	30,564	1,616

Loss before provision for income taxes	(304,337)	(3,132)
Provision for income taxes	2,928	–

Net loss	$(307,265)	$(3,132)

Weighted average shares outstanding:
Basic and diluted	25,000,000	25,000,000

Loss per share:
Basic and diluted	$(0.01)	$(0.00)

See accompanying notes to the financial statements.

F-5

AMERICAN DIVERSIFIED ENERGY LLC

STATEMENT OF MEMBER’S EQUITY (DEFICIT)

FOR THE YEAR ENDED OCTOBER 31, 2017 AND

FOR THE PERIOD FROM FORMATION THROUGH OCTOBER 31, 2016

(As Restated)

	Class A Unit		Class E Units		Additional Paid-in	Accumulated	Total Member’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, at Formation	–	$–	–	$–	$–	$–	$–
Class E Units purchased	–	–	25,000,000	50,000	–	–	50,000
Beneficial conversion feature	–	–	–	–	18,750	–	18,750
Net loss	–	–	–	–	–	(3,132)	(3,132)
Balance, October 31, 2016	–	–	25,000,000	50,000	18,750	(3,132)	65,618
Beneficial conversion feature	–	–	–	–	178,000	–	178,000
Net loss	–	–	–	–	–	(307,265)	(307,265)
Balance, October 31, 2017	–	$–	25,000,000	$50,000	$196,750	$(310,397)	$(63,647)

See accompanying notes to the financial statements.

F-6

AMERICAN DIVERSIFIED ENERGY LLC

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED OCTOBER 31, 2017 AND

FOR THE PERIOD FROM FORMATION THROUGH OCTOBER 31, 2016

(As Restated)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(307,265)	$(3,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt discount amortization	26,235	1,616
Changes in operating assets and liabilities:
Prepaid expenses	3,000	(33,000)
Accounts payable	1,427	–
Net cash used in operating activities	(276,603)	(34,516)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,116)	–
Costs of project in progress	(6,404)	–
Costs of investment in trust deed	(62,429)	–
Net cash used in investing activities	(69,949)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Related party advances	–	1,516
Issuance of Class E units	–	50,000
Issuance of convertible notes	372,000	75,000
Offering costs of convertible notes, net	(22,233)	–
Net cash provided by financing activities	349,767	126,516

Increase in cash and cash equivalents	3,215	92,000
Cash and cash equivalents, beginning of year	92,000	–
Cash and cash equivalents, end of year	$95,215	$92,000

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,903	$–
Cash paid for income taxes	$2,928	$–

See accompanying notes to the financial statements.

F-7

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

American Diversified Energy LLC (the “Company”) was formed on September 23, 2016 (date of “Formation”) in the State of Delaware and has its headquarters in Costa Mesa, California. The Company is a real estate company involved in the acquisition, operation, development and sale of alternative energy real property with our first project in solar. Through October 31, 2017, the Company had been evaluating projects on a contract basis, and subsequent to that date we have commenced development of our first project in solar. Also see Note 9 - Subsequent Events for details of the commencement of development.

The Company’s intended business includes, without limitation: acquisition, leasing, development, operation, maintenance, and owning solar energy properties, Compressed Natural Gas (“CNG”) Stations, gasoline and diesel stations, EV charging stations and other diversified energy properties, such as wind fields or geothermal properties. Additionally, this may include other properties, real or personal, related or incidental to alternative energy, acquired by the Company at the discretion of the Manager, directly or through one or more subsidiary entities.

The Manager in the Manager's sole discretion, may sell, exchange or otherwise dispose of any such property (or any portions thereof); (ii) make any other investments in any assets, that the Manager deems, in its sole discretion, to be beneficial to the Company. The Manager, will not however, make investments that could cause the Company to be an investment company, within the meaning of the Investment Company Act of 1940.

We may also pursue, in an opportunistic manner, other real estate-related investments, including but not limited to equity or other ownership interests in entities that are the direct or indirect owners of real property, or indirect investments in real property, such as those that may be obtained in a joint venture. We refer to our investments in real property and our real estate-related investments, collectively, as “Investments” and all properties in which the Company has an interest as the “Properties.”

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern and Management’s Plans

The Company has incurred losses and has limited working capital. The Company has relied on debt and equity financing to date for working capital to fund start-up and development activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is pursuing various sources of financing for the construction of its projects, which include institutional financing or joint venture participation, together with equity from an offering of securities under Regulation A. There are no assurances that the Company will be successful in obtaining the necessary financing to further project development and operating costs. If we are successful with obtaining the necessary capital, we expect to acquire the real estate, and complete the solar entitlement process during the next 36 months. Thereafter, the Company intends to fund its operations with funding from operational income. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties. Despite the inherent risks of any new business, the decades of relevant industry experience coupled with an experienced management team provide our basis for belief that the Company can be a success for stakeholders.

Fiscal Year End

The Company uses an October 31 year end for financial reporting purposes.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

F-8

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term. The most significant estimates to date are the recoverability of the Company’s real estate assets.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value.

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. Fair values were assumed to approximate carrying values because of their short term in nature.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, governmental energy policy changes, real estate restrictions, and changes energy consumption. These adverse conditions could affect the Company's financial condition and the results of its operations.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Prepaid Expenses and Deferred Offering Costs

The Company will capitalize costs paid prior to services rendered. Such costs are expensed as services are rendered. As of October 31, 2016, the Company had prepaid legal fees of $30,000 and prepaid audit fees of $3,000 as reflected in the accompanying balance sheet.

The Company will capitalize costs of its offering of securities which will be applied against proceeds received if successful. If unsuccessful, such costs will be expensed. As of October 31, 2017, the Company capitalized offering costs of $30,000.

F-9

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Real Estate, Depreciation, and Impairment

Real estate assets are stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and improvements— ten (10) to 40 years; furniture, fixtures and equipment—five (5) to ten (10) years. We continually evaluate the recoverability of the carrying value of its real estate assets using the methodology prescribed in Accounting Standards Codification ("ASC") Topic 360, “Property, Plant and Equipment,” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flows from future operations and the estimated cash flows from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

Real Estate Held for Sale

We will periodically classify real estate assets as held for sale. An asset is classified as held for sale after the approval of the Company’s board of directors and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. Real estate assets held for sale will be stated separately on the balance sheet. Upon a decision to no longer market as an asset for sale, the asset is classified as an operating asset and depreciation expense is reinstated. A gain or loss on the sale of a property will be recorded in the statement of operations.

Cost Capitalization

A variety of costs are incurred in the acquisition and development of properties such as costs of acquiring a property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete, and capitalization must cease involves a degree of judgment. Our capitalization policy on development properties is guided by ASC Topic 835-20 “Interest Capitalization of Interest” and ASC Topic 970 “Real Estate - General”. We cease capitalization on costs upon completion, unless the costs extend the period of benefit or value of the property.

Convertible Notes Payable

Convertible Debt with Beneficial Conversion Features

Convertible debt is accounted for under the guidelines established by ASC 470-20, Debt with Conversion and Other Options. ASC 470-20 governs the calculation of an embedded beneficial conversion, which is treated as an additional discount to the instruments where derivative accounting does not apply. The amount of the beneficial conversion feature may reduce the carrying value of the instrument. The discounts related to the initial recording of the derivatives or beneficial conversion features are accreted over the term of the debt. When beneficial conversion features are based on a future contingent event, the beneficial conversion feature is deferred and recorded at the time when the contingency no longer exists.

F-10

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

The Company accounts for modifications of its note terms in accordance with ASC 470-50, Modifications and Extinguishments. ASC 470-50 requires the modification of a convertible debt instrument that changes the fair value of an embedded conversion feature and the subsequent recognition of interest expense or the associated debt instrument when the modification does not result in a debt extinguishment.

Revenue Recognition

Revenues will primarily consist of sales of solar power; such revenues will be recorded as power is delivered to customer.

Gains and losses from the sales of real estate will be recognized when the sales are closed, title passes to the buyer, the buyer’s initial and continuing investment is adequate to demonstrate a commitment to pay for the property, the buyer’s receivable, if applicable, is not subject to future subordination and the Company does not have substantial continuing involvement with the property.

Stock-Based Compensation

The Company will account for stock options issued to employees under ASC 718 “Share-Based Payment”. Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite vesting period. The fair value of each stock option or warrant award is estimated on the date of grant using the Black- Scholes option valuation model.

The Company will measure compensation expense for its nonemployee stock-based compensation under Accounting Standards Update 2018-07, Compensation—Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting. Under the new standard, share-based compensation cost to nonemployees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite vesting period. For grants with performance conditions, compensation cost associated with the award will be recognized when achievement of the performance condition is probable, rather than upon achievement of the performance condition. The new guidance also clarifies that any share-based payment awards issued to customers should be evaluated under ASC 606, Revenue from Contracts with Customers. The fair value of each stock option or warrant award is estimated on the date of grant using the Black-Scholes option valuation model.

Income Taxes

The Company is a Limited Liability Company (“LLC”) taxed as a partnership. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the equity holders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The is subject to tax examination by the Internal Revenue Service or state regulatory agencies for the years ended 2017 and 2016.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

We are electing deferral of adoption of recent accounting standards as a private company.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2018. The Company has the option to defer the private company adoption until fiscal year 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures. The Company has the option to defer the private company adoption until fiscal year 2019.

F-11

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during 2017 and 2016.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those annual years, and early application is permitted. The Company has the option to defer the private company adoption until fiscal year 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statement.

Restatement

The Balance Sheet as of October 31, 2016 failed to reflect $18,750 of beneficial conversion rights as additional paid-in capital, accordingly the Balance Sheet and Statement of Member’s Equity (Deficit) have been amended to reflect the changes required to correct this error. The Cash Flow Statement for the year ended October 31, 2016 erroneously reflected $50,000 of proceeds from the issuance of Class E Units as stock-based compensation, and accordingly, the Cash Flow Statement has been amended to reflect the changes required to correct this error, as well as matters relating to the amortization of beneficial conversion rights and notes.

NOTE 3 – PROJECTS UNDER DEVELOPMENT

As of October 31, 2017, the Company capitalized $3,461 in connection with the Crescent City Harbor District project. Subsequent to that date the project fully passed all internal evaluation processes and the Company entered into an agreement (the “Acquisition Agreement”) as of December 14, 2017 with Renewable Energy Capital, LLC, a Florida limited liability company, (“Renewable Energy”) for the transfer of, assignment of, and acquisition of, a Solar Energy and Power Purchase and License Agreement (“Crescent PPA”) entered into by and between Renewable Energy and the municipal entity, the Crescent City Harbor District (“Harbor District”). See Note 9 for further description of the transaction.

Also see Note 4 for additional projects under development.

NOTE 4 – RELATED-PARTY TRANSACTIONS

Related Party

AD Partners LLC, a Delaware Limited Liability Company, whose sole member is Julio Macedo, will serve as the initial manager of the Company (“Manager”). Julio Macedo contributed $50,000 equity to the Company for the purchase of 25,000,000 Class E Units as of October 31, 2016. Julio Macedo has assigned his interest in the Company to AD Partners LLC. The Manager has advanced $1,516 and $1,516 as of October 31, 2017 and 2016, respectively.

Property Acquisition Option Agreement

On October 31, 2016, the Company entered into an Option Agreement for the Purchase of Real Property (“Option Agreement”) with Max Harper Lake LLC (“Max Harper” or “Seller”), a Nevada Limited Liability Company for the purchase of 305 acres of real property located in Harper Lake, California (“Harper Lake Property”). Julio Macedo owns a 62.5% equity interest in Max Harper Lake LLC.

F-12

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

The Company had planned to develop the property into a shovel ready utility grade Photovoltaic (“PV”) solar field for the construction of two (2), forty (40) megawatt thermal solar energy plants. The Property was located adjacent to the Abengoa Mojave Solar Project (MSP), a large utility grade, concentrated solar power (CSP) facility in the Mojave Desert in California.

The purchase price for the property was $3,300,000 and the total option price was $40,000, payable in monthly payment of $5,000, which upon exercise of the option, was to be credited against the purchase price. The Option Agreement terminated on May 31, 2017.

The Company made $5,000 per month option payments through March 2017 and terminated the Option Agreement, in writing, on April 5, 2017, due to internal disputes concerning the Max Harper management. For the year ended October 31, 2017, the Company has made a total of $25,000 option payments. Through October 31, 2017, the Company had invested $62,429 in connection with the Option Agreement, and subsequent thereto, additional investments have been made, the aggregate of the total investment approximates $96,000.

On May 9, 2017, Julio Macedo recorded a Deed of Trust against the Harper Lake Property, securing a Note in the amount of $266,000 that he procured from Max Harper Lake, LLC. The Note and Trust Deed were to secure the amounts of money that Mr. Macedo personally advanced on the Harper Lake project as well as $96,000 advanced by the Company for the Option Agreement. Mr. Macedo has assigned $96,000 of the Note to the Company. It should be noted that the Trust Deed securing the Note against the Harper Lake property is junior to the Trust Deeds recorded by the seller and earlier lenders against the Harper Lake Property. There is a risk that the senior lien holders could foreclose on the senior Trust Deeds, which would make Mr. Macedo’s and the Company’s interest worthless.

The Company’s position in Harper Lake has been secured by an assignment of a portion of a Note secured by a Trust Deed. The Company holds the position in the hopes that the management dispute can be resolved, and the project continued consistent with the original planning.

Compensation

Regardless of the actual nature and type of services rendered by Julio Macedo, all compensation therefore is expensed. For the year ended October 31, 2017 such compensation amounted to $55,000.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Since inception, through October 31, 2017, the Company offered certain early investors Convertible Notes (“Convertible Note-1”), on various negotiated terms. The maturity dates range between November 30, 2018 and September 6, 2019, but all were convertible 30 days after the qualification of the Company’s Regulation A offering, and mandatory conversion into Class A Units (see Note 9) at discounted prices of 20% to 36% from the offering price, which is anticipated to be $10.00 per Class A Unit. In some cases, the discount price was offered in exchange for the Convertible Note holder waiving a stated rate of interest or waiving quarterly payment of interest. In some cases, the interest rate accrued, and in some cases, the interest was payable quarterly. All of the Convertible Notes have mandatory conversion provisions by a date certain, and can be converted at any time, at the option of the Company.

On October 4, 2016, the Company issued a Convertible Note on the above terms in face amount of $75,000, convertible into 9,375 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The amortization of the discount was $7,046 and $1,616, respectively, during the year and period ended October 31, 2017 and 2016. The Company recorded a beneficial conversion feature in the amount of $18,750, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

F-13

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

On November 3, 2016, the Company received proceeds for an additional Convertible Note payable in the amount of $100,000 from the same holder on the same terms as discussed in reference to the October 4, 2016 Convertible Note, discussed above. This Convertible Note payable will be convertible into 12,500 Class A Units based on a 20% discount from the expected offering price of $10.00 per Unit. The amortization of the discount was $11,047 during the year ended October 31, 2017. The Company recorded the estimated fair value of the beneficial conversion feature in the amount of $25,000, which will be amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 11, 2017, the Company issued a Convertible Note on the above terms in face amount of $40,000, convertible into 6,250 Class A Units of the Company, based on a 36% discount from the expected offering price of $10.00 per Class A Unit. The Company recorded a beneficial conversion feature in the amount of $22,500, which is amortized to interest expense through the expected maturity date. The amortization of the discount was $1,678 during the year ended October 31, 2017. The Note bears interest at the rate of 8% per annum payable quarterly. For the year ended October 31, 2017, the stated interest expense was $592. Interest has been paid from the capital contribution associated with the purchase of Class E Units, short term loans from the Class E Unit Holder and from the Chase Interest Reserve Account. We estimated the value of the beneficial conversion feature based on the dollar value of the 36% discount to the offering price of $10.00 per Class A Unit See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account and loans from the Class E Unit Holder.

On September 6, 2017, the Company issued a Convertible Note, in face amount of $232,000, convertible into 36,250 Class A Units of the Company valued at $6.40 per Unit, based on a 36% discount from the expected offering price of $10.00 per Class A Unit. The Company recorded a beneficial conversion feature in the amount of $130,500, which is amortized to interest expense through the expected maturity date. The Company incurred debt issue costs of approximately $23,000, which are reflected as additional discount on the note. The amortization of the discount was $6,464 during the year ended October 31, 2017. The Note bears interest at the rate of 8% per annum payable quarterly. For the year ended October 31, 2017, the stated interest expense was $3,737. Interest has been paid from the capital contribution associated with the purchase of Class E Units, short term loans from the Class E Unit Holder and from the Chase Interest Reserve Account. We estimated the value of the beneficial conversion feature based on the dollar value of the 36% discount to the offering price of $10.00 per Class A Unit. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account and loans from the Class E Unit Holder.

See also, Note 9 - Subsequent Events for a Convertible Note issued after October 31, 2017.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or any of its officers.

Facility Agreement

The Company maintains its current premises on a month to month basis for its start-up operations and has not entered any lease. Commencing on January 1, 2018, the Company entered into an agreement for an office space in Costa Mesa.

F-14

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 – MEMBER’S EQUITY (DEFICIT)

LLC Units

There are two classes of Units: Class A Units and Class E Units. The Class A shall initially consist of 50,000,000 authorized Units. Of the 50,000,000 authorized Class A Units, the Company intends to offer 5,000,000 Units to investors for a total of $50,000,000 pursuant to Regulation A. Up to 250,000 Class A Units are offered to Convertible Note holders, convertible at $8.00 per unit, for a total of $2,000,000. Class A Units will have limited voting rights. With the exception of Class A Units, no member may assign, convey, sell, encumber, or in any way alienate all or any part of his or her interest in the Company as a member without the consent of the Manager. The Company’s operating agreement (“Operating Agreement”) provides that additional Units of any Class may be authorized at the sole discretion of the Manager. Upon any sale or transfer of the Company, the Class E Units convert into Class A and have only Class A voting rights. Controlling voting are vested in the Class E Units.

As of October 31, 2016, the Company acquired capital from one member in the form of sale of Class E Units in the amount $50,000 for 25,000,000 Class E Units and held by the Manager.

NOTE 8 – OPERATING AGREEMENT

The Operating Agreement provides for the following:

Management and Organization

The Company was organized under the Delaware Limited Liability Company Act on September 23, 2016, as a Manager managed Limited Liability Company.

The Operating Agreement provides that the Manager has full and exclusive control of the affairs of the Company. Except for certain limited voting rights, Class A Members will have no power to take part in the management of the Company.

Term

The existence of the Company commenced on September 23, 2016, upon the filing a Certificate of Formation with the Delaware Secretary of State in accordance with the Delaware Limited Liability Company Act. The Company will exist in perpetuity until it is terminated pursuant to the provisions of the Operating Agreement.

Ownership Rights

Ownership rights in the Company are evidenced by Class A Units and Class E. "Class A Membership Interests" mean the membership interests of the Company which shall be identical in all respects to the Class E Membership Interests, except that holders of Class A Membership Interests shall have an equity interest and limited voting rights and, shall be entitled to the preferred return of five (5) percent of invested capital. Class E Member(s) will have an equity interest and shall not be entitled to a preferred return; the Class E Unit is held by the Manager.

Authorized Units

There is no limitation on the number of Units which may be authorized, issued and/or outstanding at any time, in the sole discretion of the Manager, as to the timing of any such issuance and amount thereof. Until additional Units of any class have been authorized by the Manager, there will be two classes of Units, as set forth above.

F-15

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Voting Rights

Class A Members otherwise have no right or power to take part in the management of the Company, except for the following limited voting rights. Members, acting by Consent of the Majority Interest, or by vote of the Majority Interest may call a meeting and at a meeting duly called for such purpose, without the concurrence of the Manager may take the following action subject to certain limitations:

(i)	Unanimous consent of all Members (both Class A and Class E) is required for the following matters:

To make substantive amendments to the Operating Agreement;
To amend the Certificate of Formation; and,
To require a capital call from the Class A Members.

(ii)	Members who own 90% of the Class A percentage interests must affirmatively vote to approve issuing a Notice to Perform and/or removal of the Manager for cause.

(iii)	A vote of a majority of all the percentage interests of both Class A Members is required:

To approve any Major Decision matter for which the Manager's authority is restricted;
To approve the voluntary dissolution of the Company by; The Manager with the Consent of a Majority Interest; or
To extend the term of Company beyond the disposition of the entirety of the Property upon the consent of a Majority Interest;
To fill a vacancy after the Manager has been removed; and
To hold a vote, in the sole discretion of the Manager, on any other matter for which the Manager or Members may desire a vote of the Members.

There are no limitations on the voting rights of the Class E Unit holders except as it relates to the removal of the Manager.

Distributions

To the extent that the Manager determines that a distribution will be made, in its sole and absolute discretion, the Company will make distributions in the following order of priority:

(i)	First, to the Class A Members until the Class A Members have each received distributions from the Company, equal to the Class A Members' respective Preferred Return in preference to the all other Classes of Units payable when and if declared by the Board of Managers (the "Board"). The Preferred Return will be cumulative, without interest, from the date of issuance and payable quarterly on May 15, August 15, November 15 and February 15 of each year, commencing upon issuance.

(ii)	In any given year, once the Class A Members have received distributions from the Company equal to the Class A Member’s Preferred Return and any unpaid cumulative Preferred Return as to Class A Members, then 50% of any distribution shall be distributed on a pro rata basis to Class A Members in accordance with the Members' respective initial Capital Account and 50% shall be distributed pro rata to the Class E Members.

(iii)	This pro rata 50% distribution to Class A Members and 50% distribution to the Class E Member(s) shall continue until the Class A Members' respective Adjusted Capital Contribution to the Company has been reduced to zero,

(iv)	thereafter, 100% shall be distributed on a pro rata basis to all Members, regardless of Class in proportion to their respective ownership interest which shall be calculated by dividing the number of units held by such Member by the aggregate of all issued and outstanding Units of all classes.

(v)	With respect to payment of distributions upon liquidation, dissolution, or winding up, after payment of any unpaid cumulative Preferred Return, the Class A Units will participate ratably with the Class E Units in proportion to their respective ownership interest which shall be calculated by dividing the number of Units held by such Member by the aggregate of all issued and outstanding Units of all classes.

F-16

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Distributions will be made to investors in proportion to the number of Units investors own as compared to all our Units that are then issued and outstanding.

Original Member’s Capital Account and Contributions

The Manager/Julio Macedo has contributed $50,000 in cash as its minimum Capital Contribution to the Company for the purchase of Class E Units.

Capital Accounts and Contributions

The purchase price paid for our Class A Units constitutes a capital contribution for purposes of becoming a Class A Unit holder and will be credited to the investors capital account. The operating agreement does not require additional capital contributions without a vote of all Unit holders. Interest will not accrue on capital contributions, and there is no right to withdraw or be repaid capital contributions made to the Company.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated in proportion to the number of Class A Units held. Our profits and losses will be determined by our Manager quarterly or as otherwise permitted under the Internal Revenue Code, as amended and corresponding IRS regulations.

Transfer of Membership Interests

The Operating Agreement restricts the ability of Members, other than Members who hold Class A Units, both to transfer or assign and transfer his or her Membership Interest in the Company and to substitute an assignee of such Membership Interest as a Member in the Company.

Liability of Members

No Member shall be required to make any additional capital contributions beyond the initial capital contribution unless approved unanimously by holds of Class A Units and Class E Units. Additionally, the Operating Agreement provides that no Member will be personally liable for any debts of the Company or for any losses of the Company beyond his or her capital contribution to the Company.

Dissolution and Termination of the Company

In its dissolution and winding up, the Company’s business and affairs shall be completed, and its assets distributed in accordance with the Operating Agreement.

NOTE 9- SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after October 31, 2017 through September 20, 2018. There have been no other events or transactions during this time that would have a material effect on the financial statements, other than those below.

F-17

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Additional Convertible Notes Payable

Beginning on April 1, 2018, The Company is offering certain early investors up to $1,500,000 of notes (“Convertible Note(s)”), with a maturity date of twenty-four months from their issuance date or convertible, at any time, at the sole option of the Company into Class A Units of the Company. The Note is accruing stated rate of interest at ten (10%) percent, and mandatory conversion into Class A Units (see Note 9) at a discounted price of 20% from the offering price, which is estimated to be $10.00 per Class A Unit, or $8.00, each. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price.

On April 30, 2018, the Company issued a Convertible Note on the above terms in face amount of $100,000, convertible into 12,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $25,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 7, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 14, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On May 21, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

F-18

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

On May 24, 2018, the Company issued a Convertible Note on the above terms in face amount of $100,000, convertible into 12,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $25,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On June 1, 2018, the Company issued a Convertible Note on the above terms in face amount of $200,000, convertible into 25,000 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $50,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On June 18, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 11, 2018, the Company issued a Convertible Note on the above terms in face amount of $40,000, convertible into 5,000 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $10,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On August 29, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

F-19

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

On September 4, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of the beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On September 6, 2018, the Company issued a Convertible Note on the above terms in face amount of $20,000, convertible into 2,500 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. See Note 9 - Subsequent Events concerning the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $5,000, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

On October 1, 2018, the Company issued a Convertible Note on the above terms in face amount of $50,000, convertible into 6,250 Class A Units of the Company, based on a 20% discount from the expected offering price of $10.00 per Class A Unit. The Note bears interest at the rate of 10% per annum payable quarterly. Interest will be paid from the capital contribution associated with the purchase of Class E Units and from the Chase Interest Reserve Account. The formula for the conversion of the Note is that the aggregate note amount divided by 80% of the price per Unit of the Company’s Class A Units offered to the public in a Regulation A+ offering. This conversion price represents a 20% discount over the Regulation A+ offering price. The Company recorded a beneficial conversion feature in the amount of $12,500, which is amortized to interest expense through the expected maturity date. We estimated the value of beneficial conversion feature based on the dollar value of the 20% discount to the offering price of $10.00 per Class A Unit.

Chase Interest Reserve Account

On May 2, 2018, the Manager established the Chase Interest Reserve Account with a deposit of $100 and a deposit on June 15, 2018 of $10,000. The cash contribution to the Chase Interest Reserve Account will support the Convertible Note investor return of 8-10% during the period April 2018 through April, 2019, when it is anticipated that all convertible notes outstanding), will be convertible into Class A Units. The maximum amount of $150,000, in the Chase Interest Reserve Account will be borne by the Manager. The payments from the Chase Interest Reserve Account will no longer be due and the obligation of the Manager satisfied when (a) the ADE Crescent City LLC has two consecutive months exceeding the 8% investor return or (b) the payout to Convertible Note Holders reaches the maximum of $150,000 the Manager’s cash contribution to the Chase Interest Reserve Account.

Class E Unit Holder’s Loans to Company

Julio Macedo and/or the entity that he controls have made short term loans to the Company each which is represented by a promissory note that bears interest at 2% per annum. The Notes are due and payable twenty-four months from the Issuance Date (the “Maturity Date”) If the Note is not paid in full at the Maturity Date, interest on the unpaid principal amount shall increase to five percent (5%) per annum, simple interest. Such interest shall accrue and be payable together with the principal amount, 60 months from the original Issuance Date (the “Second Maturity Date”) or upon acceleration of this Promissory Note. Subsequent to October 31, 2017, the related party loaned a total of $432,800 related to these notes. A total of $20,000 has been repaid to Julio Macedo.

F-20

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Demand Notes from a Related Party

Subsequent to October 31, 2017, the Company received from a related party $22,800. The notes bear no interest and are due on demand of the holder.

Crescent City Project

As discussed in Note 3, the Company entered into the Acquisition Agreement as of December 14, 2017 with Renewable Energy Capital, LLC, for the transfer of, assignment of, and acquisition of Crescent PPA. See the following paragraphs.

Crescent PPA

The Crescent PPA, an agreement with an initial term of 25 years, provides that Renewable Energy will install, finance, own and operate an electricity grid-connected 1 Mega-Watt photovoltaic, solar energy facility (the "System") located in the Crescent City Harbor. In return, the Harbor District agreed to license a portion of Harbor District’s premises located at 101 Citizens Dock Road, Crescent City, California 95531 the “Premises") to Renewable Energy Capital for the installation. The Crescent PPA provides that the Harbor District will pay Renewable Energy as follows: Year 1: $0.145/kwh with 2% annual escalator. The PPA further provides that Renewable will not increase the kWh price from the previous year, if the Crescent PPA does not provide a kWh price of at least 15% (Fifteen) percent below the current rate being charged to Harbor District by its current utility provider. It is anticipated that the Crescent PPA will have annual revenue and annual income and Energy Credits in the amounts of $173,720 and $29,878, respectively, escalating to $279,418 and $26,491, respectively, by the 25th year.

The Acquisition Agreement with Renewable Energy

The Company executed an Acquisition Agreement with Renewable Energy as of December 14, 2017 (“Acquisition Agreement”). The Acquisition Agreement provides that Renewable Energy would assign and transfer to the Company all of its right title and interest in the Crescent PPA in exchange for the following:

The Company was to pay Renewable Energy a total of Three Hundred Thousand Dollars ($300,000) for the Crescent PPA and the Project Assets and Obligations associated therewith. The Company was to make the payments according to the following schedule:

Seventy-Five Thousand Dollars ($75,000) to be paid into REC's attorneys, in trust, on December 21, 2017; and,

Twenty-Five Thousand Dollars ($25,000) to be paid to Renewable Energy directly on December 21, 2017.

The Escrow funds were to be released to Renewable Energy when the Company received documentation evidencing and memorializing that Harbor District has agreed to and accepted the assignment of the Crescent PPA from the Company;

One Hundred Thousand Dollars ($100,000) to be paid to Renewable Energy on March 8, 2018; and;

One Hundred Thousand Dollars ($100,000) to be paid to Renewable Energy on May 8, 2018.

F-21

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

Thereafter, in conducting its further due diligence the Company determined that the Crescent City Harbor facilities may only be able to accommodate ½ Mega-Watt installation, so the Company and Renewable Energy entered into an Addendum to the Acquisition Agreement (“Addendum”) on December 14, 2017 as follows:

The Company was to pay Renewable Energy a total of One Hundred Fifty Thousand Dollars ($150,000) for the Crescent PPA and the Project Assets and Obligations associated therewith.

The Company was to make the payments according to the following schedule:

Forty Thousand Dollars ($40,000) to be paid into REC's attorneys, in trust, on December 21, 2017; and,

Twenty-Five Thousand Dollars ($25,000) to be paid to Renewable Energy directly on December 21, 2017.

The Escrow funds were to be released to Renewable Energy when the Company received documentation evidencing and memorializing that Harbor District has agreed to and accepted the assignment of the Crescent PPA from the Company;

Forty-Two Thousand Five Hundred Dollars ($42,500) to be paid to Renewable Energy on March 8, 2018; and,

Forty-Two Thousand Five Hundred Dollars ($42,500) to be paid to Renewable Energy on May 8, 2018.

As of May 8, 2018, the Company had paid Renewable Energy the full One Hundred Fifty Thousand Dollars ($150,000), as agreed.

Further, the Company acknowledged by way of an email dated March 6, 2018 (the “Renewable Email”), that the remaining $150,000 due under the Acquisition Agreement would become due and payable when the Company was satisfied that the additional ½ mega-watt could be installed at the Harbor District Property. The Renewable Email stated that the Company believed that this condition could be satisfied and anticipated making a payment of $75,000 to Renewable Energy on August 8, 2018 and the remaining payment of $75,000 on October 18, 2018.

On June 11, 2018, the Company and Renewable Energy entered in to Addendum Two to the Acquisition Agreement (“Addendum Two”). Addendum Two provides that the Company would pay the remaining $150,000 due under the acquisition Agreement as follows: $50,000 was paid upon execution of Addendum Two; $50,000, would be paid 30 days after execution; and, $50,000 would be paid 60 after execution. In consideration of the Company’s expediting payment of the remaining balance, Renewable Energy also released the Company from all past and future liabilities to Renewable Energy, whether known or unknown and relinquished any claim to extended and future business of the Company. The Company the made the remaining $50,000 payment on August 11, 2018.

As of August 11, 2018, the Company has paid Renewable Energy $300,000, the full contract price.

The Harbor District Consent to the Assignment

On January 16, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-1") assigning the Crescent PPA to the Company, as Financing Institution.

On February 20, 2018, the Company caused to be formed ADE Crescent City LLC, (“ADE Crescent”) under the laws of the State of Delaware, an entity wholly owned by the Company. The Operating Agreement of ADE Crescent provides that there will be two authorized classes of Units, 100 Units of Class A, with no voting rights, but an equity interest, which will be wholly owned by the Company, and, 100 Units of Class E, with voting rights and no equity interest, which will be owned by AD Partners LLC, its Manager and the Manager of the Company.

F-22

AMERICAN DIVERSIFIED ENERGY LLC

NOTES TO THE FINANCIAL STATEMENTS

On May 1, 2018, Renewable Energy and the Harbor District entered into Acknowledgment and Consent to Assignment Agreement (“Assignment Consent-1") assigning the Crescent PPA to the ADE Crescent. Thereafter, the Company rented office space, commenced paying salaries and otherwise full development operations.

Phases of the Crescent City Harbor Project

The Company, after further due diligence has determined that it will finance, build and maintain the original 1 megawatt project as provided in the Crescent PPA and has concluded the project could be expanded to a 1.5-megawatt solar system at the Crescent City Harbor. The project consists, if expanded to 1.5 megawatts, it will be in four phases. The four phases and includes construction of rooftop solar panels on several harbor buildings as well as covered carports and new storage facilities with solar panels on them. Phases One and Two encompass the original 1 megawatt project and Phases Three and Four, the potential expansion to 1.5 megawatts. If the project is expanded to 1.5 megawatts, the Company anticipates that the Crescent PPA will be amended and the included real property license will be amended. The Company has explored such expansion with the Harbor District and there has been informal agreements concerning such expansion.

If the project is expanded to 1.5 megawatts, the Company anticipates that the Crescent PPA will be amended and the included real property license will be amended. The Company has explored such expansion with the Harbor District and there has been informal agreements concerning such expansion. If the Crescent PPA is amended to cover a 1.5 megawatt project, the Company has tentatively agreed to pay a total fee of $750,000. There is currently no contractual obligation above $500,000 for the 1 megawatt project.

Phase One:	installing panels on the Eureka Fisheries building, the Albers Seafood building, as well as other Harbor owned buildings. The 590 kilowatts generated by those panels would be able to power the harbor’s RV park, Redwood Harbor Village.

Phase Two:	construction of three carports near the Harbor District Office and the inner boat basin. These carports will have a minimum clearance of 16 feet, and a maximum clearance of 20 feet enough to house a semi-truck. Phase Two of the project will generate about 410 kilowatts. The west array of carports would power Citizens Boat Dock.

Phase Three:	installing panels near the Recargo electric vehicle charging stations that are slated to go in behind Fisherman’s Restaurant and the solar panels would feed the electric vehicle charging stations. Phase three also includes installing 421 panels on top of solar carports, totaling 158 kilowatts which would supply energy to the ice plant and other facilities.

Phase Four:

of the project calls for the construction of 30,000 square feet of storage facilities, which would house 914 solar panels capable of producing 342 kilowatts, ADE Crescent City would build the storage units, finance the construction and rent them. The energy generated by these panels will power a future RV park the harbor plans to operate.

F-23

PART III

INDEX TO EXHIBITS

2.1	Certificate of Formation of American Diversified Energy LLC (1)
2.2	Operating Agreement of American Diversified Energy LLC (1)
2.3	Certificate of Formation of ADE Crescent City LLC (1)
2.4	Operating Agreement of ADE Crescent City LLC (1)
2.5	Amended and Restated Operating Agreement for ADE Crescent City LLC *
4	Subscription Agreement (1)
6.1	Acquisition Agreement by and between American Diversified Energy, LLC & Reneweable Energy Capital, LLC(1)
6.2	Addendum to Acquisition Agreement (1)
6.3	Addendum Two to the Acquisition Agreement (1)
6.4	Solar Power Purchase Agreement (1)
6.4a	Amendment to Solar Power Purchase Agreement *
6.5	Acknowledgement and Consent to Assignment Agreement (1)
6.6	Assignment of Deed of Trust (1)
6.7	Promissory Note - $50,000 - JGM - 05-02-18 (1)
6.8	Promissory Note - $5,400 - JGM - 04-17-18 (1)
6.9	Promissory Note - $50,000 - JGM - 04-05-18 (1)
6.10	Promissory Note - $42,500 - JGM - 03-08-18 (1)
6.11	Promissory Note - $85,000 - JGM - 03-02-18 (1)
6.12	Promissory Note - $20,000 - JGM - 02-23-18 (1)
6.13	Promissory Note - $35,000 - JGM - 02-02-18 (1)
6.14	Promissory Note - $50,000 - JGM - 01-18-18 (1)
6.15	Promissory Note - $50,000 - JGM - 12-20-17 (1)
6.16	Promissory Note - $65,000 - JGM - 12-21-17 (1)
8	Escrow Services Agreement with Issuer Direct Corp. *
11.1	Consent of dbbmckennon *
12	Opinion of Law Offices of Kristin M. Cano as to legality of the securities being registered *

__________________

*	Filed herewith
(1)	Incorporated by reference and filed with Form 1-A filed on October 9, 2018

III-1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on December 28, 2018.

American Diversified Energy LLC

By:	/s/ Julio Macedo
Julio Macedo
Manager of AD Partners LLC
Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

American Diversified Energy LLC

By:	/s/ Julio Macedo
Julio Macedo
Manager of AD Partners LLC
Manager

III-2